As filed with the Securities and Exchange Commission on April 14, 1997.
                                              Registration No. 333-5109


                           UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                ----------------------------------

                  POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                      REGISTRATION STATEMENT
                           ON FORM S-1

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                ----------------------------------

                        Wireless One, Inc.
      (Exact name of registrant as specified in its charter)


     Delaware       11301 Industriplex Boulevard, Suite 4       72-1300837
 (State or other      Baton Rouge, Louisiana 70809-4115      (I.R.S. Employer
 jurisdiction of               (504) 293-5000                 Identification
incorporation or      (Address, including zip code, and           Number)
  organization)     telephone number, including area code,
                 of registrant's principal executive offices)


                         Mr. Hans J. Sternberg
                         Chairman of the Board
                           Wireless One, Inc.
                     11301 Industriplex Boulevard
                                 Suite 4
                   Baton Rouge, Louisiana 70809-4115
                             (504) 293-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                Copies to:

    Arthur Robinson                                Brad J. Axelrod
Simpson Thacher & Bartlett                Jones, Walker, Waechter, Poitevent,
  425 Lexington Avenue                         Carrere & Denegre, L.L.P.
 New York, New York 10017                          Four United Plaza
     (212) 455-2000                           8555 United Plaza Boulevard
                                           Baton Rouge, Louisiana 70809-7000
                                                    (504) 231-2000



     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 From time to time after the effective date  of  this registration statement



    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               EXPLANATORY NOTE

      The prospectus filed with this Post-Effective Amendment No. 1 to Form S-1 contains a form of market maker prospectus intended for use by Chase Securities Inc. in connection with offers and sales related to secondary market transactions in the 13 1/2% Senior Discount Notes due 2006 of Wireless One, Inc. (the "Company") and warrants to purchase shares of common stock, $0.01 par value per share, of the Company, that have been previously registered under the Securities Act of 1933, as amended, pursuant to the above-referenced registration statement on file with the Securities and Exchange Commission. This market maker prospectus is in addition to, and not in substitution for, the prospectus contained in the above-referenced registration statement currently on file with the Securities and Exchange Commission.


INFORMATION CONTAINED IN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OF THE SOLCITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED APRIL 14, 1997

PROSPECTUS

Wireless One, Inc.

$239,252,000

13 1/2% Senior Discount Notes due 2006
and Warrants to Purchase Shares of Common Stock

Wireless One, Inc. (the "Company") has issued $239,252,000 in principal amount of 13 1/2% Senior Discount Notes due 2006 (the "Notes") and Warrants (the "Warrants") to purchase common stock, $0.01 par value per share (the "Common Stock"), of the Company. The Notes will accrete in value until August 1, 2001 at a rate of 13 1/2% per annum, compounded semi-annually, to an aggregate principal amount of $239,252,000. Cash interest will not accrue on the Notes prior to August 1, 2001. Thereafter, interest on the Notes will accrue at a rate of 13 1/2% per annum and will be payable in cash semi-annually on February 1 and August 1 of each year, commencing February 1, 2002. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after August 1, 2001 at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, in the event of a sale by the Company prior to August 1, 1999 of at least $25 million of its Capital Stock or Qualified Subordinated indebtedness (each as defined) to a Strategic Investor (as defined), up to a maximum of 30% of the aggregate principal amount originally issued of the Notes may be redeemed at the election of the Company; provided that at least 70% of the aggregate principal amount of the Notes originally issued remains outstanding after the occurrence of such redemption. See "Description of Notes -- Optional Redemption."

Upon the occurrence of a Change of Control (as defined), each holder of Notes may require the Company to repurchase all or a portion of such holder's Notes at 101% of the Accreted Value (as defined) thereof, or, in the case of any such purchase on or after August 1, 2001, at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. See "Description of Notes - Certain Covenants -- Purchase of Notes upon a Change of Control."

The Notes are senior obligations of the Company ranking pari passu in right of payment to all existing and future Indebtedness (as defined) of the Company, other than Indebtedness that is expressly subordinated to the Notes. However, subject to certain limitations set forth in the Indenture, the
Company and its Subsidiaries (as defined) may incur other senior Indebtedness, including Indebtedness that is secured by the assets of the Company and its Subsidiaries. In addition, although the Notes are titled "Senior," the Company is a holding company that conducts substantially all of its business through subsidiaries, and the Notes will be effectively subordinated to all liabilities of the Company's subsidiaries, including trade payables. As of March 31, 1997, the Company had $279.2 million of Indebtedness. The outstanding Indebtedness and trade payables of the Company's Subsidiaries as of March 31, 1997 were approximately $34.1 million. See "Description of Notes."

Each Warrant will entitle the holder to purchase 2.274 shares of Common Stock at $16.6375 per share, subject to adjustment under certain circumstances. Warrant holders may exercise the Warrants at any time after August 12, 1997 and on or prior to August 12, 2001. Collectively, the Warrants entitle the holders thereof initially to purchase, in the aggregate, 544,059 shares of Common Stock of the Company or approximately 3% of the outstanding Common Stock on the date hereof. On April 11, 1997, the last reported sales price of the Common Stock as reported on the Nasdaq National Market (which is quoted under the symbol "WIRL") was $3.5625 per share.



     SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN
       FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN
           INVESTMENT IN THE NOTES AND THE WARRANTS.



   THE NOTES AND THE WARRANTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
              SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OR THIS PROSPECTUS. ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.



   This Prospectus has been prepared for use by Chase Securities Inc. ("CSI") in connection with offers and sales related to market-making transactions in the Notes and Warrants. CSI may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

                The date of this Prospectus is April _____, 1997.




                              PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless the context otherwise requires, references to the "Company" mean Wireless One, Inc., its subsidiaries (including TruVision Wireless, Inc. ("TruVision")) and predecessors.

      Wireless One, Inc. (the "Company") acquires, develops, owns and operates wireless cable television systems, primarily in small to mid-size markets in the southeastern United States. Wireless cable programming is transmitted via microwave frequencies from a transmission facility to a small receiving antenna at each subscriber's location, which generally requires an unobstructed line-of-sight ("LOS") from the transmission facility to the subscriber's receiving antenna. The Company targets markets with a significant number of households that can be served by LOS transmissions and that are unpassed by traditional hard-wire cable. The Company estimates that approximately 25% of the LOS households in its Markets (as hereinafter defined) are unpassed by traditional hard-wire cable. The Company's 83 Markets (including 13 held by a limited liability company of which the Company owns 50%) are located in Texas, Louisiana, Mississippi, Tennessee, Kentucky, Alabama, Georgia, Arkansas, North Carolina, South Carolina and Florida and represent approximately 11.0 million households (including households in Markets held through such limited liability company). The Company believes that approximately 8.1 million of these households (2.0 million of which are in Markets held through such limited liability company) can be served by LOS transmissions.

      Many of the households in the Company's Markets, particularly in rural areas, also have limited access to local off-air VHF/UHF programming from ABC, NBC, CBS and Fox affiliates, and typically do not have access to subscription television service except via satellite television operators, whose equipment and subscription fees generally are more costly than those of wireless cable, and which are unable to retransmit local off-air channels. In many of the Company's rural Markets, the Company believes a significant number of the households that are passed by cable are served by cable operators with lower quality service and limited reception and channel lineups than the Company's services. As a result, the Company believes that its wireless cable television service is an attractive alternative to existing television choices for both passed and unpassed households in many of its Markets.

      At December 31, 1996, the Company's Markets included 32 markets in which the Company has systems in operation ("Operating Systems") and 38 markets ("Future Launch Markets," and together with the Operating Systems, the "Markets") in which the Company has aggregated either sufficient wireless cable channel rights to commence construction of a system or leases with or options from applicants for channel licenses that the Company expects to be granted by the Federal Communications Commission (the "FCC"). In addition, the Company owns a 50% interest in a limited liability company which holds channel rights to serve 13 markets in North Carolina, all of which are Future Launch Markets. Through increases in the number of subscribers in its Operating Systems, the addition of eight Operating Systems through its merger with Truvision and new system launches, the Company was able to increase its aggregate number of subscribers from 7,525 at December 31, 1995 to 69,825 at December 31, 1996, representing a penetration rate of 2.6% of the LOS households in the Operating Systems at December 31, 1996.

Recent Developments

      TruVision Transaction - In July 1996, the Company merged with TruVision in exchange for approximately 3.4 million shares of the Company's common stock (the "TruVision Transaction"). At the time of the Merger, TruVision (i) had Operating Systems located in Jackson, Natchez, Oxford and the Gulf Coast and Delta regions of Mississippi and Demopolis, Alabama (ii) held wireless cable channel rights in other areas of Mississippi, for Memphis and Flippin, Tennessee and for Gadsden and Tuscaloosa, Alabama and (iii) had acquisition transactions pending in a number of additional Markets, including Lawrenceburg, Jackson and Chattanooga, Tennessee, Hot Springs, Arkansas, Huntsville, Alabama, and Jacksonville, North Carolina. As of December 31, 1996, Markets acquired as part of the TruVision Transaction included approximately 2.0 million LOS households and 31,639 subscribers.

      Applied Video Acquisition - In May 1996, the Company acquired Applied Video Technologies, Inc. ("Applied Video") for a total purchase price of approximately $6.5 million. The acquisition of Applied Video added one Operating System (Dothan, Alabama) and two Future Launch Markets (Albany, Georgia and Montgomery, Alabama). These three Markets consist of
approximately  263,100  LOS  households.   The  Albany,  Georgia  System  was
launched in September 1996. Operations in the Albany, Georgia System together with the Dothan, Alabama system, as of December 31, 1996, accounted for 1,343 subscribers.

      Other Acquisitions - In 1996, the Company also acquired (i) Shoals Wireless, Inc., whose principal asset was an Operating System in the Lawrenceburg, Tennessee Market, for approximately $1.2 million (the "Shoals Purchase"), (ii) an Operating System and hard-wire cable system in the Huntsville, Alabama Market (the "Madison Purchase") for approximately $6 million, (iii) rights to 11 wireless cable channels in the Macon, Georgia Market for approximately $600,000, (iv) rights to eight wireless cable channels in the Bowling Green, Kentucky Market for $300,000, (v) rights to 16 wireless cable channels in the Jacksonville, North Carolina Market for approximately $820,000 ($800,00 of which is being withheld pending grants of licenses) and 12 wireless cable channels in the Chattanooga, Tennessee Market for $517,000 and (vi) rights to 11 MDS channels and filings for 20 ITFS licenses (both as hereafter defined) and related transmission tower leases and approvals in Auburn/Opelika, Alabama for $600,000.

      Pending Acquisitions - The Company has entered into a definitive agreement with SkyView Wireless Cable, Inc. to acquire rights to 22 wireless cable channels and a substantially completed transmission facility in the Jackson, Tennessee Market for approximately $2.7 million and to acquire rights to 20 wireless cable channels in the Hot Springs, Arkansas Market for approximately $1.5 million. The Company also has entered into an agreement with Wireless Ventures, L.L.C. ("Wireless Ventures") to acquire a fifty percent interest in Wireless Ventures, which holds BTA (as hereinafter defined) authorizations in certain markets in Georgia for approximately $1.0 million.

      BTA Auction - In March 1996, the Company, TruVision, Applied Video and Wireless One of North Carolina, LLC ("WONC") participated in an auction (the "BTA Auction") conducted by the FCC for the exclusive right to apply for available Multipoint Distribution Service ("MDS") channels in certain designated Basic Trading Areas ("BTAs"), subject to compliance with the FCC's interference standards and other rules. The Company, TruVision, Applied Video and WONC were the winning bidders for BTA authorizations in 72 BTA markets (the "BTA Markets"), and such authorizations, which primarily will increase, upon FCC approval, the number of expected channels in the Company's Markets where BTAs are held, are reflected in the information set forth herein. Subsequent to the BTA Auction and consistent with FCC rules, the Company filed applications for authorizations in each BTA Market. Approximately 95% of these authorizations have been granted by the FCC. The winning bids of the Company, TruVision and Applied Video in the BTA Auction aggregated approximately $30.3 million (net of a small business bidding credit), 80% of which is being financed through indebtedness provided to the Company by the United States government.

      Beginning April 15, 1997, the FCC will auction off additional spectrum
in the 2.3 GHz band.   Management  is  evaluating the  potential use of this
spectrum and its participation in the upcoming auction.

      The  Company's  executive  offices  are  located at 11301  Industriplex
Boulevard, Suite 4, Baton Rouge, Louisiana   70809-4115,  and  its  telephone
number at such address is (504) 293-5000.



                              SECURITIES OFFERED

The Notes:
Maturity Date                       August 1, 2006.

Principal Amount at Maturity        $239,252,000

Interest Rate and Payment Dates     The  Notes  will  accrete in value until
                                    August 1, 2001 at a rate of 13 1/2%  per
                                    annum,  compounded  semi-annually,  Cash
                                    interest  will  not  accrue on the Notes
                                    prior  to  August 1, 2001.   Thereafter,
                                    interest on  the  Notes will accrue at a
                                    rate  of 13 1/2% per annum  and  will be
                                    payable   in   cash   semi-annually   on
                                    February 1 and August 1 of each year, commencing February 1, 2002.

Optional Redemption                 The  Notes  will  be  redeemable  at the
                                    option  of  the Company, in whole or  in
                                    part, at any  time on or after August 1,
                                    2001 at the redemption  prices set forth
                                    herein, together with accrued and unpaid
                                    interest,  if  any,  to  the   date   of
                                    redemption.

                                    In addition, at any time or from time to
                                    time  prior to August 1, 1999, up to 30%
                                    of  the   aggregate   principal   amount
                                    originally  issued of the Notes will  be
                                    redeemable at  the option of the Company
                                    with the Net Cash  Proceeds (as defined)
                                    from a sale to a Strategic  Investor  of
                                    the  Company's Capital Stock (other than
                                    Redeemable  Capital  Stock (as defined))
                                    or  Qualified Subordinated  Indebtedness
                                    in a  single  transaction or a series of
                                    related transactions  for  an  aggregate
                                    purchase price equal to or exceeding $25
                                    million  at a redemption price equal  to
                                    113.5% of  the  Accreted  Value  of  the
                                    Notes  to  the date of redemption of the
                                    Notes;  provided,   that   after  giving
                                    effect to any such redemption,  at least
                                    70% of the aggregate principal amount of
                                    the   Notes  originally  issued  remains
                                    outstanding thereafter.

Change of Control                   Upon  the  occurrence  of  a  Change  of
                                    Control,  each holder of Notes will have
                                    the option  to  require  the  Company to
                                    repurchase  all  or  a  portion of  such
                                    holder's Notes at 101% of  the  Accreted
                                    Value  thereof,  or, in the case of  any
                                    such  purchase  on or  after  August  1,
                                    2001, at 101% of  the  principal  amount
                                    thereof,   plus   accrued   and   unpaid
                                    interest,  if any, to the purchase date.
                                    However,   certain    highly   leveraged
                                    transactions may not be  deemed  to be a
                                    Change  of  Control,  including, without
                                    limitation, transactions with affiliates
                                    that  comply  with  the other  covenants
                                    included   in   the   Indenture.     See
                                    "Description  of  Notes."  Additionally,
                                    there  can  be  no  assurance  that  the
                                    Company   will   have   the    financial
                                    resources  necessary  to repurchase  the
                                    Notes  upon  a Change of  Control.   See
                                    "Risk Factors  -- Change of Control" and
                                    "Description   of   Notes   --   Certain
                                    Covenants -- Purchase  of  Notes  Upon a
                                    Change of Control."

Ranking The Notes are senior obligations of the Company ranking pari passu in right of
                                    payment  to  all  existing   and  future
                                    Indebtedness of the Company, other  than
                                    Indebtedness     that    is    expressly
                                    subordinated  to  the   Notes.   However
                                    subject  to  certain limitations  (which
                                    may not limit  the  Company's ability to
                                    engage   in  certain  highly   leveraged
                                    transactions)    set    forth   in   the
                                    Indenture,   between  the  Company   and
                                    United Trust Company  of  New York dated
                                    August  12, 1996 (the "Indenture"),  the
                                    Company and  its  Subsidiaries may incur
                                    other  senior  Indebtedness,   including
                                    Indebtedness  that  is  secured  by  the
                                    assets    of   the   Company   and   its
                                    Subsidiaries.   In addition, the Company
                                    is  a  holding  company   that  conducts
                                    substantially   all   of   its  business
                                    operations   through  its  Subsidiaries,
                                    and,  therefore,   the   Notes  will  be
                                    effectively subordinated to all existing
                                    and   future   Indebtedness  and   other
                                    liabilities  and   commitments  of  such
                                    Subsidiaries, including  trade payables.
                                    As  of March 31, 1997, the  Company  had
                                    $279.2  million  of  Indebtedness.   The
                                    outstanding   Indebtedness   and   trade
                                    payables  of  the Company's Subsidiaries
                                    as of March 31, 1997, were approximately
                                    $34.1  million.    See  "Description  of
                                    Notes."

Certain Covenants                   The     Indenture    contains    certain
                                    covenants,  including limitations on the
                                    incurrence of  Indebtedness,  the making
                                    of   restricted  payments,  transactions
                                    with  affiliates,   sale  and  leaseback
                                    transactions, the existence and creation
                                    of liens, the disposition of proceeds of
                                    asset  sales, the making  of  guarantees
                                    and pledges  by Restricted Subsidiaries,
                                    transfers  and  issuances  of  stock  of
                                    Subsidiaries,   issuance   of  preferred
                                    stock  by  Restricted Subsidiaries,  the
                                    imposition    of     certain     payment
                                    restrictions on Restricted Subsidiaries,
                                    investments        in       Unrestricted
                                    Subsidiaries,   the   conduct   of   the
                                    Company's business and  certain mergers,
                                    consolidations and sales of assets.  See
                                    "Description   of   Notes   --   Certain
                                    Covenants."

Original Issue Discount             The  Notes  were  issued  with  original
                                    issue  discount  for Federal income  tax
                                    purposes.  Thus, although  cash interest
                                    will  not accrue on the Notes  prior  to
                                    August  1,  2001  and  there  will be no
                                    periodic  payments  of  interest on  the
                                    Notes   prior   to  February  1,   2002,
                                    original issue discount  (that  is,  the
                                    difference between the stated redemption
                                    price at maturity and the issue price of
                                    the  Notes)  will  accrue from the issue
                                    date  of a Note to August  1,  2001  and
                                    will be  includable  as  interest income
                                    for each day during each taxable year in
                                    which the Note is held by  a  holder  in
                                    such  holder's  gross income for Federal
                                    income  tax  purposes   in   advance  of
                                    receipt  of  the cash payments to  which
                                    the income is attributable.  See "United
                                    States Federal Income Tax Matters."
The Warrants:
Warrants                            239,252 Warrants, which, when exercised,
                                    will  entitle  the  holders  thereof  to
                                    acquire 544,059  shares  of Common Stock
                                    (the   "Warrant  Shares"),  representing
                                    approximately   3%  of  the  outstanding
                                    Common Stock as of the date hereof.

Registration Rights                 The Company has agreed that for a period
                                    of four years commencing  on  the  first
                                    anniversary  of the date of issuance  of
                                    the  Warrants  it   will   maintain  the
                                    effectiveness    of    a    registration
                                    statement with respect to the issuance of the Common Stock from time to time upon exercise of the Warrants.

Exercise Each Warrant will entitle the holder thereof to purchase 2.274 shares of Common Stock at an exercise price of $16.6375 per share. The Warrants will be exercisable at any time on or after August 12, 1997. The number of shares of Common Stock for which, and the price per share at which, a Warrant is exercisable are subject to adjustment upon the occurrence of certain events, as provided in the warrant agreement relating to the Warrants (the "Warrant Agreement"). The Common Stock issued upon the exercise of the Warrants will be registered under the Securities Act of 1933, as amended (the "Securities Act"). A Warrant does not entitle the holder to receive any dividends paid on the Common Stock. See "Description of Warrants."

Expiration of Warrants              The Warrants  will  expire on August 12,
                                    2001  (the  "Expiration   Date").    The
                                    Company  will  give notice of expiration
                                    not less than 90  nor more than 120 days
                                    prior  to  the Expiration  Date  to  the
                                    registered   holders    of    the   then
                                    outstanding  Warrants.   If  the Company
                                    does not give such notice, the Warrants will still terminate and become void on the Expiration Date.

      For additional information concerning the Notes and the Warrants and the definitions of certain capitalized terms used above, see "Description of Notes" and "Description of Warrants."

                                 RISK FACTORS

      See "Risk Factors" for a discussion of certain factors that should be considered in evaluating an investment in the Notes and the Warrants including, but not limited to, risks related to the substantial indebtedness of the Company and the insufficiency of its earnings to cover its fixed charged; the Company's limited operating history, its lack of profitable operations, its negative cash flow and the early stage of the Company's development; the Company's need for additional financing; the holding company structure of the Company and its dependence on its subsidiaries for the repayment of the Notes; the ranking of the Notes; the Company's need to manage its growth; and the uncertainty of the Company's ability to obtain certain FCC authorizations.

              SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

      The following table sets forth summary consolidated financial and operating data of the Company. The summary consolidated balance sheet data as of December 31, 1996 and the summary statement of operations data for the period from February 4, 1993 (inception) to December 31, 1993 and the years ended December 31, 1994, 1995 and 1996 were derived from the consolidated financial statements of the Company which were audited by KPMG Peat Marwick LLP, independent certified public accountants. The consolidated financial statements as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995 and 1996 are included elsewhere in this Prospectus.

      The financial statements for the year ended December 31, 1995 reflect the operating results of the Company for the period from January 1, 1995 through October 18, 1995 and the combined results of the Company and the
certain  assets  acquired   in   October   1995   from   Heartland   Wireless
Communications, Inc. ("Heartland") for the period from October 19, 1995 through December 31, 1995. The financial statements for the year ended December 31, 1996 reflect the operating results of the Company for the period from January 1, 1996 through July 28, 1996 and the combined results of the Company and TruVision for the period from July 29, 1996 through December 31, 1996. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's financial statements (including the notes thereto) contained elsewhere in this Prospectus.

                                 Period from
                                  February 4,
                                      1993
                                (inception) to         Year Ended December 31,
                                  December 31,  --------------------------------------
                                      1993          1994        1995         1996
                                  -----------   -----------  -----------  ------------
Statement of Operations  Data:
Revenues                          $      ---    $   399,319  $ 1,410,318  $ 11,364,828
Total operating expenses             162,199      2,489,430    7,056,724    35,600,797
Operating loss                      (162,199)    (2,090,111)  (5,646,406)  (24,235,969)
Interest expense and other, net         (411)      (171,702)  (2,046,068)  (20,134,426)
Net loss                            (162,610)    (2,261,813)  (7,692,474)  (39,670,395)
Net loss applicable to common
  stock                             (162,610)    (2,261,813)  (8,478,863)  (39,670,395)
Other Data:
EBITDA(1)                         $ (134,710)   $(1,695,529) $(3,929,689) $(12,610,462)
Depreciation and amoritzation         27,489        413,824    1,783,066    11,625,507
Capital expenditures(2)              442,977      8,116,896   16,567,472   104,306,746
Deficiency of earnings to
  fixed charges(3)                   162,610      2,261,813    8,478,863   (44,370,395)

Operating Data at End of Period:
Number of Operating Systems              ---              3           10            32
Estimated LOS households in
  Operating Systems                      ---        337,700      926,100     2,675,200
Subscribers in Operating
  Systems                                ---          2,504        7,525        69,825


                                                   As of December 31,1996
                                                   ----------------------
Balance Sheet Data:
Working capital(4)                                      $ 106,676,500
Total assets                                              395,609,362
Current portion of long-term debt                           3,169,383
Long-term debt                                            299,909,221
Deferred taxes                                              6,500,000
Total stockholders' equity                                 70,666,682


  (1) "EBITDA" represents net income (loss) plus interest expense (net), income tax expense, depreciation and amortization and all other non-cash charges, less any non-cash items which have the effect of increasing net income or decreasing net loss. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be considered as an alternative to net income as a measure of operating results or cash flows as a measure of liquidity.

  (2) Includes purchases of property, plant and equipment as well as leased license and license investments.

  (3) In calculating the deficiency of earnings to fixed charges, earnings consist of net losses prior to income taxes and fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and one-third of rental payments on operating leases (such amount having been deemed by the Company to represent the interest portion of such payments).

  (4) Includes approximately $18,149,180 of funds held in escrow at December 31, 1996 to be used to pay interest due on the Company's 13% Senior Notes due 2003.



                                 RISK FACTORS

   Prospective investors should carefully consider the following factors in addition to other information contained in this Prospectus regarding an investment in the Notes and Warrants offered hereby. This Prospectus contains certain statements that are not historical facts, which are "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that reflect management's best judgment concerning the matters contained therein based on factors currently known. Actual results could differ materially from those anticipated in these "forward looking statements" as a result of a number of factors, including but not limited to those set forth in the risk factors listed below. Certain terms which are capitalized but not defined below are defined under "Description of the Notes
- Certain Definitions."

Substantial Indebtedness of the Company; Insufficient Earning to Cover Fixed Charges

   As of December 31, 1996, the Company had approximately $303.1 million of consolidated indebtedness. The indenture (the "Old Indenture") relating to the Company's 13% Senior Notes Due 2003 (the "1995 Notes") and the Indenture (together with the Old Indenture, the "Indentures") limit, but do not prohibit, the incurrence of additional Indebtedness, secured and unsecured, by the Company and its Subsidiaries. Subject to the restrictions set forth in the Indentures, the Company expects that it and its Subsidiaries will incur substantial additional indebtedness in the future. The Notes are senior obligations of the Company ranking pari passu in right of payment to all existing and future indebtedness of the Company, other than Indebtedness that is expressly subordinated to the Notes. However, subject to certain limitations set forth in the Indenture, the Company and its Subsidiaries may incur other senior Indebtedness, including Indebtedness that is secured by the assets of the Company and its Subsidiaries. The ability of the Company to make payments of principal and interest will be largely dependent upon its future performance.

   Since its inception the Company has sustained substantial net losses and therefore has been unable to cover fixed charges. The Company does not anticipate being able to generate net income until after 2001, and there can be no assurance that other factors, such as, but not limited to, economic conditions, inability to raise additional financing or disruption in operations, will not result in further delays in generating positive net income. Losses may increase as operations in additional markets are commenced or acquired. See "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Many factors, some of which will be beyond the Company's control (such as prevailing economic conditions), may affect its performance.

   In connection with the offering of the 1995 Notes in October 1995, the Company placed approximately $53.2 million of the approximately $143.8 million of net proceeds from the offering in escrow to cover the first three years' interest payments on the 1995 Notes. Once the proceeds of the escrow have been fully applied in October 1998, a substantial portion of the Company's cash flow will be devoted to debt service on the 1995 Notes and on and after February 1, 2002, will also be devoted to debt service on the Notes. If the Company is unable to meet interest and principal payments in the future, it may, depending upon the circumstances which then exist, seek additional equity or debt financing, attempt to refinance its existing indebtedness or sell all or part of its business or assets to raise funds to repay its indebtedness. There can be no assurance that sufficient equity or debt financing will be available at all or on terms acceptable to the Company, that the Company will be able to refinance its existing indebtedness or the Notes or that sufficient funds could be raised through the sale of all or a part of the Company's business or assets. If no such refinancing or additional financing or funds were available, the Company could be forced to default on the Notes and, as an ultimate remedy, seek protection under the federal bankruptcy laws. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

Limited Operating History; Lack of Profitable Operations; Negative Cash Flow; Early Stage Company

   The Company has a limited operating history and there is limited historical financial information on the Company upon which to base an evaluation of the Company's performance and the investment in the Notes and Warrants. Since its inception, the Company has sustained substantial net losses and negative consolidated EBITDA (net income (loss) plus interest expense (net), income tax expense, depreciation and amortization and all other non-cash charges, less any non-cash items which have the effect of increasing net income or decreasing net loss) primarily due to fixed operating costs associated with the development of its systems, interest expense and charges for depreciation and amortization. The Company's accumulated deficit as of December 31, 1996 was $49.8 million. The Company expects to continue to experience negative consolidated EBITDA through at least the third quarter of 1998, and may continue to do so thereafter while it develops and expands its wireless cable systems, even if individual systems of the Company become profitable and generate positive system EBITDA (as defined in "Management's Discussion and Analysis of Financial Condition and Results of Operations"). Prospective investors should be aware of the difficulties encountered by enterprises in the early stages of development, particularly in light of the intense competition characteristic of the subscription television industry. There can be no assurance that realization of the Company's business plan, including an increase in the number of subscribers or the launch of additional wireless cable systems, will result in profitability or positive consolidated EBITDA for the Company in future years. See "Management's Discussion and Analysis of Financial Condition and Results of Operation," "Business" and "Wireless Cable Industry."

Need for Additional Financing; Certain Covenants

   In order to finance the capital expenditures and related expenses needed for subscriber growth and system development, the Company will require substantial investment on a continuing basis. The Company will need to obtain additional financing in 1997 in order to continue to complete the launch of the Company's Markets, to add subscribers in its new and existing Markets and to cover ongoing operating losses and debt service requirements. The amount and timing of the Company's future capital requirements will depend upon a number of factors, many of which are not within the Company's control, including programming costs, capital costs, marketing expenses, staffing levels, subscriber growth, churn and competitive conditions. There can be no assurance that the Company's future capital requirements will not increase as a result of unexpected developments with respect to its markets. There can be no assurance that the Company's future capital requirements will be met or will not increase as a result of future acquisitions, if any. The Indentures restrict the amount of additional Indebtedness the Company may incur. Failure to obtain any required additional financing could adversely affect the growth of the Company and, ultimately, could have a material adverse effect on the Company. See "-- Substantial Indebtedness of the Company; Insufficient Earnings to Cover Fixed Charges" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Holding  Company  Structure;  Dependence   of  Company  on  Subsidiaries  for
Repayment of Notes

   The operations of the Company are conducted principally through its direct and indirect subsidiaries and, as a result, the Company's cash flow and, consequently, its ability to service debt, including the Notes, is dependent upon the cash flow of its subsidiaries and the payment of funds by those subsidiaries to the Company in the form of loans, dividends or otherwise. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether in the form of loans, dividends or otherwise. In addition, certain of the Company' subsidiaries may become parties to credit agreements that contain limitations on the ability of such subsidiaries to pay dividends or to make loans or advances to the Company. The Indentures limit in certain respects the ability of the Company to create or permit additional restrictions on dividends and other payments by its Subsidiaries. See "Description of Notes--Certain Covenants-- Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries."

   Because the Company is a holding company that conducts its business through its direct and indirect subsidiaries, all existing and future liabilities of the Company's subsidiaries, including trade payables, will be effectively senior to the Notes. As of March 31, 1997, the Company's consolidated subsidiaries had aggregate liabilities, including trade payables, of approximately $34.1 million.

Ranking of Notes

   The Notes are not secured by any of the assets of the Company and are senior unsecured obligations of the Company. Under the terms of the Indenture, the Company and its Subsidiaries will be permitted to incur additional indebtedness, including indebtedness secured by the assets of the Company and its Subsidiaries. See "Description of Notes - Certain Covenants -- Limitation on Indebtedness" and "-- Limitation on Liens." In the event of any distribution or payment of the assets of the Company in any foreclosure, dissolution, winding-up, liquidation or reorganization, holders of secured indebtedness will have a secured prior claim to the assets of the Company which constitute their collateral. In the event of bankruptcy, liquidation or reorganization of the Company, holders of the Notes will participate ratably with all holds of indebtedness of the Company which is unsecured, including the 1995 Notes, and all other general creditors of the Company, based upon the respective amounts owed to each holder or creditor in the remaining assets of the Company, and there may not be sufficient assets to pay amounts due on the Notes.

Need to Manage Growth

   Successful implementation of the Company's business plan will require management of rapid growth, which will result in an increase in the level of responsibility for management personnel. To manage its growth effectively, the Company will be required to continue to implement and improve its operating and financial systems and controls and to expand, train and manage its employee base. There can be no assurance that the management, systems and controls currently in place, or to be implemented, will be adequate for such growth, or that any steps taken to hire personnel or to improve such systems and controls will be sufficient.

Inability to Consummate Pending Acquisitions

   The description of the Company included in this Prospectus assumes the consummation all transactions related to the pending acquisition agreements described herein. The consummation of each of these pending acquisitions, and any future acquisitions the Company may pursue, if any, is and may be subject to certain conditions, the satisfaction of which, in some cases, will be beyond the Company's control, including obtaining FCC approvals and third-party consents. There can be no assurance that the Company will be able to obtain such approvals and consents, and failure to do so could have a material adverse effect on the Company's ability to consummate the acquisitions or the Company's operations in the affected markets. In addition, there can be no assurance that the FCC will approve any pending applications relating to channel rights that the Company is acquiring in pending acquisitions or may acquire in the future, even though the approval of such applications may not be a condition to completing such acquisitions. See "- Uncertainty of Ability to Obtain FCC Authorizations."

Uncertainty of Ability to Obtain FCC Authorizations

   Wireless cable systems transmit programming over some or all of the 33 MDS channels and instructional television fixed service ("ITFS") channels that are licensed by the FCC. Generally, the Company believes that a minimum of 12 wireless cable channels is necessary to offer a commercially viable wireless cable service in its markets. All of the channels comprising a wireless cable system must operate from the same transmitter site so that subscribers may receive a clear picture on all channels offered. In some of its Markets, the Company does not currently have the right to operate a sufficient number of channels from the same transmitter site, and in certain other Markets, the Company contemplates relocating all of its channels to a new transmitter site. In these Markets the Company is dependent upon (i) the grant of pending applications for new licenses or for modification of existing licenses, and (ii) the grant of applications for new licenses and license modification applications which have not yet been filed with the FCC. Certain pending applications cannot be granted by the FCC until interference agreements with nearby license holders are secured and certain of the Company's applications are the subject of competing applications. There can be no assurance that any or all of these applications will be granted by the FCC. Although the Company does not believe that the denial of any single application will adversely affect the Company, the denial of several of such applications, particularly if concentrated in one or a few of the Company's Markets, could have a material adverse effect on the ability of the Company to serve such Market or Markets. See "Business - Channels and Channel Licensing."

   In certain cases, FCC approval may be dependent upon the Company's ability to engineer its use of a wireless cable channel to avoid interference with the reception of other channels that have been licensed or for which applications are pending. In addition, intervening license grants may adversely affect some of the Company's planned applications due to
interference  considerations.   No assurance can be given that the Company
will be able to engineer all of its channels so as to avoid interference. See "--Interference Issues."

Government Regulation

   The wireless cable industry is extensively regulated by the FCC. The FCC governs, among other things, the issuance, renewal, assignment and modification of licenses necessary for wireless cable systems to operate and the time afforded license holders to construct their facilities. The FCC imposes fees for certain applications and licenses, and mandates that certain amounts of educational, instructional or cultural programming be transmitted over certain of the channels used by the Company's existing and proposed wireless cable systems. The FCC also has the authority, in certain circumstances, to revoke and cancel licenses and impose monetary fines for violations of its rules. In addition, there is no limit on the time that may elapse between the filing of an application with the FCC for a modification or a new license and action thereon by the FCC. Delay by the FCC in processing applications could delay or materially adversely affect the Company's plans with respect to one or more of its markets. If modification of an unbuilt station license is anticipated, it is frequently necessary to obtain from the FCC an extension of the period specified on the license for constructing the station. In such case, absent FCC grant of such extension, the license will expire. There can be no assurance that the FCC will grant an extension in any particular instance. In addition, FCC licenses must be renewed every ten years and, while such renewals generally have been granted on a routine basis in the past, there is no assurance that licenses will continue to be renewed routinely in the future. The failure of the Company's channel lessors to renew their respective licenses or of the FCC to grant such extensions would have a material adverse effect on the Company.

   No assurance can be given that new regulations will not be imposed or that existing regulations will not be changed in a manner that could have a material adverse effect on the wireless cable industry as a whole and on the Company in particular. In addition, wireless cable operators and channel license holders are subject to regulation by the Federal Aviation Administration ("FAA") with respect to construction, marking and lighting of transmission towers and to certain local zoning regulations affecting the construction of towers and other facilities. There also may be restrictions imposed by local authorities, neighborhood associations and other similar organizations limiting the use of certain types of reception equipment used by the Company and new taxes imposed by state and local authorities. Future changes in the foregoing regulations or any other regulations applicable to the Company could have a material adverse effect on the Company's results of operations and financial condition. See "Business - Regulatory Environment."

Interference Issues

   Under current FCC regulations, a wireless cable operator may install receive-site equipment and serve any point where its signal can be received. Interference from other wireless cable systems can limit the ability of a wireless cable system to serve any particular point. In licensing ITFS and MDS stations, a primary concern of the FCC is avoiding situations where proposed station signals are predicted to cause interference to the reception of previously proposed station signals. The Company's business plan involves moving the authorized transmitter sites of various of its MDS and ITFS licensed stations and obtaining the grant of licenses for new stations that the Company will use in its wireless cable systems. The FCC's interference protection standards may make one or more of these proposed relocations or new grants unavailable, in which event it may be necessary to negotiate interference agreements with the licensees of the stations which would otherwise block such relocations or grants. There can be no assurance that the Company will be able to obtain necessary interference agreements with terms acceptable to the Company. In the event that the Company cannot obtain interference agreements required to implement the Company's plans for a market, the Company may have to curtail or modify operations in the market, which could have a material adverse effect on the growth of the Company. In addition, while the Company's leases with MDS and ITFS licensees require their cooperation, it is possible that one or more of the Company's channel lessors may hinder or delay the Company's efforts to use the channels in accordance with the Company's plans for the particular market.

Competition

   The subscription television industry is highly competitive. Wireless cable systems face or may face competition from several sources, such as traditional hard-wire cable systems, direct broadcast satellite ("DBS") systems, satellite master antenna television ("SMATV") systems, other wireless cable systems and other alternative methods of distributing and receiving video programming. Furthermore, premium movie services offered by cable television systems have encountered significant competition from the home video cassette recorder ("VCR") industry. In areas where several local off-air VHF/UHF broadcast channels can be received without the benefit of subscription television, hard-wire and wireless cable systems also have experienced competition from the availability of broadcast signals generally and have found market penetration to be more difficult. In addition, within each market, the Company must compete with others to acquire, from the limited number of wireless cable channel licenses issued or issuable, rights to a minimum number of wireless cable channels needed to establish a commercially viable system. Legislative, regulatory and technological developments may result in additional and significant competition, including competition from proposed new wireless services such as local multipoint distribution service ("LMDS") in the 28 GHz band and wireless communications service in the 2.3 GHz band. In some areas, exchange telephone companies offer video programming services via radio communications without regulation of rates or services, offer hardwire or fiber optic cable service for hire by video programmers and provide traditional cable service subject to local franchising requirements.

   In its Operating Systems, the Company initially has targeted its marketing to households that are unpassed by traditional hard-wire cable and that have limited access to local off-air VHF/UHF programming. Certain of the hard-wire cable companies operating in the Company's Markets currently offer a greater number of channels to their customers than the Company offers. DBS providers currently offer a substantially greater number of channels than hard-wire or wireless cable providers with a high picture quality. In addition, the DBS industry recently signed an agreement with VHF/UHF programmers that would allow such stations to be broadcast through DBS systems. Aggressive price competition or the passing of a substantial number of presently unpassed households by any existing or new subscription television service could have a material adverse effect on the Company's results of operations and financial condition.

   New and advanced technologies for the subscription television industry, such as DBS, LMDS, digital compression and fiber optic networks, are in operation or are in various stages of development. As they are developed, these new technologies could have a material adverse effect on the demand for wireless cable services. Many actual and potential competitors have greater financial, marketing and other resources than the Company. There can be no assurance that the Company will be able to compete successfully with existing competitors or new entrants in the market for subscription television services.

Dependence on Channel Leases; Need for License Extensions; Loss of Licenses by Lessors

   The Company is dependent on leases with unaffiliated third parties for substantially all of its wireless cable channel rights. The use of wireless cable channels by the license holders is subject to regulation by the FCC, and the Company is dependent upon the continuing compliance by channel license holders with applicable regulations, including the requirement that ITFS license holders must meet certain educational use requirements in order to lease transmission capacity to wireless cable operators.

   The Company's channel leases typically cover four ITFS channels and/or one to four MDS channels each. Under a policy adopted by the FCC, the term of the Company's ITFS channel leases cannot exceed ten years from the time the lessee begins using the channel. The remaining initial terms of most of the Company's ITFS channel leases are approximately five to ten years. There is no restriction on the length of MDS channel leases, which frequently extend beyond the term of the underlying MDS license. However, in the event an ITFS or MDS license is not renewed or is otherwise terminated, the authorization will no longer be valid, and the Company will have no rights under its lease to transmit on channels that are subject to such nonrenewed or terminated license.

   ITFS licenses generally are granted for a term of ten years and are subject to renewal by the FCC. Existing MDS licenses generally will expire on May 1, 2001 unless renewed. BTA authorizations expire ten years from the grant thereof, unless renewed. FCC licenses also specify construction deadlines which, if not met, could result in the loss of the license. Requests for additional time to construct a channel may be filed and are subject to review pursuant to FCC rules. There can be no assurance that the FCC will grant any particular extension request or license renewal request. The termination or non-renewal of a channel lease or of a channel license, or the failure to grant an application for an extension of the time to construct an authorized station, would result in the Company being unable to deliver programming on the channels authorized pursuant thereto.

   The Company contracts with Mississippi EdNet Institute, Inc. ("EdNet") for the commercial use of 20 ITFS channels in each of its markets in the state of Mississippi (the "EdNet Agreement"). The term of the EdNet Agreement is 10 years from the date of issuance of certain construction permits, each of which was granted in 1992. The Company anticipates that, pursuant to the EdNet Agreement, the lease term will terminate on or about April 1, 2002, unless renewed prior thereto. The commercial use of these channels represents the majority of the Company's channels in Mississippi and the termination of, or inability to renew, the EdNet Agreement would have a material adverse effect on the Company's operations in its Mississippi markets. Under the EdNet Agreement, the Company must, at its sole expense,
(i) install, operate and maintain a system sufficient to serve 95% of the population of the licensed geographic area of Mississippi, (ii) provide, install and maintain up to 1,100 standard receive sites, up to 11 studio transmitter links, up to 11 electronic classrooms (each at a cost of up to $20,000) and pay up to $1.5 million for 11 duplex, 2-channel link, (iii) acquire and install a minimum of five 10-watt transmitters per transmit site and (iv) apply for CARS Band microwave authorizations for EdNet use, among other obligations. The Company must complete and have operational such system by July 1, 1998. The Company has granted EdNet a security interest in all of its Mississippi equipment, transmitters and rights to use certain wireless cable channels (the "EdNet System") in order to secure the Company's performance under the EdNet Agreement, which generally requires the Company to install, operate and maintain a system sufficient to serve 95% of the population of the licensed geographic area of Mississippi by July 1, 1998. In the event of a default by the Company under the EdNet Agreement, EdNet will have the right to operate the EdNet System and derive all income from its operation. If EdNet assumes the operation of the EdNet System, the Company will be required to assign its interest in the EdNet Agreement and the EdNet System or to forfeit its interests in such assets. Although the Company does not believe that the termination of or failure to renew a single channel lease, other than that with EdNet, would materially adversely affect the Company, several of such terminations or failures to renew in one or more markets that the Company actively serves could have a material adverse effect on the Company. In addition, the termination, forfeiture, revocation or failure to renew or extend an authorization or license held by the Company's lessors could have a material adverse effect on the Company.

Dependence on Program Suppliers

   The Company is dependent on fixed-term contracts with various program suppliers such as CNN, ESPN and HBO. Although the Company has no reason to believe that any such contracts will be canceled or will not be renewed upon expiration, if such contracts are canceled or not renewed, the Company will have to seek program material from other sources. There can be no assurance that other program material will be available to the Company on acceptable terms or at all or, if so available, that such material will be acceptable to the Company's subscribers.

Difficulties and Uncertainties of a New Industry

   Wireless cable is a new industry with a short operating history. Potential investors should be aware of the difficulties and uncertainties that are normally associated with new industries, such as lack of consumer acceptance, difficulty in obtaining financing, increasing competition, advances in technology and changes in laws and regulations. There can be no assurance that the wireless cable industry will develop or continue as a viable or profitable industry.

Physical Limitations of Wireless Cable Transmission

   Reception of wireless cable programming generally requires a direct, unobstructed LOS from the headend to the subscriber's receive-site antenna. Therefore, in communities with tall trees, hilly terrain, tall buildings or other obstructions in the transmission path, wireless cable transmission can be difficult or impossible to receive at certain locations, and the Company may not be able to supply service to all potential subscribers. While in certain instances the Company intends to employ low power repeaters to overcome LOS obstructions, there can be no assurance that it will be able to secure the necessary FCC authorizations. Based on the Company's installation and operating experience, the Company believes that its signal can be received directly by approximately 80% of the households within the Company's signal pattern in the Operating Systems, and an average of approximately 70% of the households within the Company's expected signal patterns for its Future Launch Markets. In addition to limitations resulting from terrain, in limited circumstances extremely adverse weather can damage transmission and receive-site antennae, as well as other transmission equipment.

Dependence on Existing Management

   The Company is dependent in large part on the experience and knowledge of existing management. The loss of the services of one or more of the Company's current executive officers could have a material adverse effect upon the Company. Although the Company has recently added new members to its management team, the Company believes that it will require additional management personnel as it commences operations in new markets. The failure of the Company to attract and retain such personnel could have a material adverse effect on the Company.

Change of Control

   In the event of a Change of Control, each holder of Notes will have the option to require that the Company repurchase (subject to compliance with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act) all or a portion of such holder's Notes at 101% of the Accreted Value thereof, or, in the case of any such purchase on or after August 1, 2001, at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. However, certain highly leveraged transactions may not be deemed to be a Change of Control, including, without limitation, transactions with affiliates that comply with the other covenants included in the
Indenture. See "Description of Notes." Additionally, there can be no assurance that the Company will have the financial resources necessary to repurchase the Notes upon a Change of Control. See "Description of Notes-- Certain Covenants--Purchase of Notes upon a Change of Control.

Public Markets for the Notes and Warrants

   The Company has not applied for a listing of the Notes or Warrants on a securities exchange or sought approval for quotation through an automated quotation system. The underwriters who participated in the original offering of the Notes and Warrants have advised the Company that they currently intend to make a market in the Notes and Warrants, but they are not obligated to do so and they may discontinue such market making at any time without any notice. Accordingly, no assurance can be given that an active trading market for the Notes or the Warrants will continue or as to the liquidity thereof. If a trading market continues for the Notes and Warrants, the future trading prices thereof will depend on many factors including, among other things, the Company's results of operations, prevailing interest rates, the market for securities with similar terms and the market for securities of other companies and similar businesses.

Original Issue Discount

   The Notes were issued at a substantial discount from their principal amount at maturity. Consequently, the purchasers of the Notes generally are required to include amounts in gross income for Federal income tax purposes in advance of receipt of the cash payments to which their income is attributable. See "United States Federal Income Tax Matters" for a more detailed discussion of the Federal income tax consequences to the holders of the Notes resulting from the purchase, ownership and disposition of the Notes. If a bankruptcy case is commenced by or against the Company under Federal bankruptcy law after the issuance of the Notes, the claim of a holder of the Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial public offering price of the Notes and (ii) that portion of the original issue discount which is not deemed to constitute "unmatured interest" for the purposes of Federal bankruptcy law. Any original issue discount that was not accreted as of such bankruptcy filing would constitute "unmatured interest."

Control by Principal Stockholders

   Affiliates of The Chase Manhattan Corporation, Heartland and Mississippi Wireless TV, L.P. ("MWTV") collectively beneficially own 53.7% of the outstanding Common Stock. Chase Manhattan Capital Corporation ("CMCC"), Chase Venture Capital Associates, L.P. ("CVCA"), Baseball Partners, Heartland, MWTV, VanCom, Inc. ("VanCom"), Vision Communications, Inc.("VCI"), Messrs. Burkhalter, Byer and certain former executives of TruVision are parties to a stockholders' agreement, pursuant to which they have agreed, among other things, to vote shares of Common Stock beneficially owned by them so that the Board of Directors of the Company will have up to nine members, up to three of whom will be designated by Heartland (at least one of whom must be independent of Heartland and the Company), up to two of whom will be designated by CMCC, Baseball Partners and CVCA and one of whom may be designated by MWTV, VanCom, VCI and Messrs. Burkhalter, Byer and certain former executives of TruVision. As a result, these stockholders will be able to control the election of the Company's Board of Directors and to generally exercise control over the Company's affairs. Such concentration of ownership could also have the effect of delaying, deterring or preventing a change in control of the Company that might otherwise be beneficial to stockholders. See "Formation of the Company" and "Principal Stockholders."

Possible Volatility of Common Stock Price

   The trading price of the Common Stock for which the Warrants are exercisable could be subject to wide fluctuations in response to variations in the Company's quarterly operating results, changes in earnings estimates by analysts, conditions in the wireless cable industry, regulatory trends or general market or economic conditions. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. These fluctuations have had a substantial effect on the market prices for many emerging growth companies, often unrelated to the operating performance of the specific companies. Such market fluctuations could adversely affect the market price for the Common Stock and the Warrants.

Expiration of Warrants

   The Warrants are not exercisable prior to August 12, 1997 and terminate and become void on the Expiration Date. The Company will give notice not less than 90 nor more than 120 days prior to the Expiration Date to the registered holders of then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date. If the Company fails to give such notice, the Warrants will nonetheless terminate and become void as of the close of business on the Expiration Date. See "Description of Warrants."

Shares Eligible for Future Sale

   The Company has a total of 16,946,697 shares of Common Stock outstanding (19,270,169 on a fully diluted basis assuming the exercise of the warrants issued in connection with the 1995 Notes (the "1995 Warrants"), warrants issued to Gerard, Klauer & Mattison L.L.C. in connection with the Heartland Transaction (as defined herein) (the "GKM Warrants"), the Warrants and management and employee options). Of these shares, approximately 3.7 million shares are freely transferable by persons other than affiliates of the Company without restriction or registration under the Securities Act. The remaining shares are "restricted securities" as that term is defined by Rule 144 under the Securities Act and may not be sold other than pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from such registration requirement. None of such shares of Common Stock will be eligible for sale under Rule 144 for one year following the date of issuance. All such shares are entitled to demand and piggyback registration rights. See "Description of Capital Stock -- Registration Rights." Sales of restricted securities under Rule 144 following such one-year period will be subject to the conditions of Rule 144. The Warrants will be exercisable at any time on or after August 12, 1997 through the Expiration Date. During such period, the Company has agreed to maintain the effectiveness of a registration statement, and, as a result, the Common Stock issuable upon exercise of such Warrants will be freely transferable by the holders thereof (other than affiliates of the Company). Sales of a substantial number of shares of Common Stock in the public market or under Rule 144 or otherwise, or the perception that such sales could occur, could adversely affect the prevailing market price of the Common Stock. See "Shares Eligible for Future Sales."

Fraudulent Transfer Considerations

   Under applicable provisions of the United States Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance law, if the Company, at the time it issued the Notes, (a) incurred such indebtedness with the intent to hinder, delay or defraud creditors, or (b)(i) received less than reasonably equivalent value or fair consideration and (ii)(A) was insolvent at the time of such incurrence, (B) was rendered insolvent by reason of such incurrence (and the application of the proceeds thereof), (C) was engaged or was about to engage in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital to carry on its business, or (D) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then, in each such case, a court of competent jurisdiction could avoid, in whole or in part, the Notes or, in the alternative, subordinate the Notes to existing and future indebtedness of the Company. The measure of insolvency for purposes of the foregoing would likely vary depending upon the law applied in such case. Generally, however, the Company would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at a fair valuation, or if the present fair saleable value of its assets was less than the amount that would be required to pay the probable liabilities on its existing debts, including contingent liabilities, as such debts become absolute and matured. The Company believes that, for purposes of the United States Bankruptcy Code and state fraudulent transfer or conveyance laws, the Notes were issued without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith, and that the Company received reasonably equivalent value or fair consideration therefor, and that after the issuance of the Notes and the application of the net proceeds therefrom, the Company was solvent, had sufficient capital for carrying on its business and was able to pay its debts as they mature. However, there can be no assurance that a court passing on such issues would agree with the determination of the Company.

Certain Provisions of the Company's Certificate of Incorporation and By-laws and the DGCL

   The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and By-laws (the "By-laws") and the Delaware General Corporation Law (the "DGCL") contain provisions which may have the effect of delaying, deterring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Company's Board of Directors. Such provisions may also render the removal of directors and management more difficult. The Company's Certificate of Incorporation and By-laws provide for, among other things, a classified Board of Directors serving staggered terms of three years, removal of directors only for cause and only by the affirmative vote of the holders of a majority of the voting power of the then outstanding voting capital stock of the Company, voting together as a single class, exclusive authority of the Board of Directors to fill vacancies on the Board of Directors (other than in certain limited circumstances), certain advance notice requirements for stockholder nominations of candidates for election to the Board of Directors and certain other stockholder proposals, restrictions on who may call a special meeting of stockholders and a prohibition on stockholder action by written consent. Amendments to certain provisions in the Certificate of Incorporation require the affirmative vote of the holders of at least 80% of the total votes eligible to be cast in the election of directors, voting together as a single class. In addition, the Company's Board of Directors has the ability to authorize the issuance of up to 10,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and relative, participating, optional and other special rights and qualifications, limitations or restrictions thereof without stockholder approval. The DGCL also contains provisions preventing certain stockholders from engaging in business combinations with the Company, subject to certain exceptions. See "Description of Capital Stock."


                           FORMATION OF THE COMPANY

   The Company's predecessor, (together with its subsidiaries, "Old Wireless One"), was formed on December 23, 1993 in conjunction with a merger with its predecessor, Wireless One, L.L.C., a limited liability company. Wireless One, L.L.C. was formed on February 4, 1993 with six members including Hans J. Sternberg, Chairman of the Company. In January 1994, Old Wireless One completed a private placement of common stock with a group of investors that included 12 independent telephone companies, certain of which are based in the Company's targeted markets, for cash commitments and other consideration totaling approximately $10 million. Proceeds from that offering were used primarily to construct Operating Systems in Lafayette, Lake Charles and Wharton and to purchase additional wireless cable channel rights.

   In April 1995, certain investors including CMCC and certain members of Mr. Sternberg's immediate family purchased redeemable convertible preferred stock and warrants to acquire common stock of Old Wireless One in a private placement resulting in net proceeds of approximately $14 million to Old Wireless One. All such preferred shares and warrants to purchase shares of common stock were converted into shares of Common Stock of the Company in the Heartland Transaction (as defined herein). Concurrent with the closing of that private placement, Old Wireless One purchased channel rights from
Heartland in one Texas and four Louisiana markets for approximately $2.8 million. The Company was incorporated in June 1995 for the purpose of effecting the Heartland Transaction.

   In October 1995, Heartland and all the stockholders of Old Wireless One consummated the "Heartland Transaction," whereby the Company acquired (i) all of the outstanding capital stock of Old Wireless One (which retained all of its assets and liabilities except its wireless cable television assets and certain related liabilities with respect to the Springfield, Missouri market which Heartland acquired) through the merger of a subsidiary of the Company with Old Wireless One and (ii) the wireless cable television assets and all related liabilities of certain subsidiaries of Heartland with respect to certain of Heartland's markets located in Texas, Louisiana, Alabama, Georgia and Florida (the "Heartland Division"). In connection with the Heartland Transaction, the contributing subsidiaries of Heartland and the stockholders of Old Wireless One received an aggregate of approximately 3.5 million and approximately 6.5 million shares of Common Stock, respectively, with an aggregate of 200,000 of such shares of Common Stock placed in escrow to be distributed to either the Old Wireless One stockholders or the contributing subsidiaries of Heartland, but not to the Company. In January 1997, all 200,000 of these escrowed shares were delivered to Heartland.

   Also in October 1995, the Company consummated an initial public offering of 3,450,000 shares of its Common Stock and a concurrent offering of 150,000 units consisting of $150 million aggregate principal amount of 1995 Notes and 450,000 1995 Warrants, each of which entitles a holder to purchase one share of Common Stock.

   In July 1996, the Company acquired all of the outstanding capital stock of TruVision through the merger of a subsidiary of the Company with TruVision. See "Business - Recent Developments."


                  DIVIDENDS AND PRICE RANGE OF COMMON STOCK

   The Common Stock began trading on the Nasdaq National Market in October 1995 under the symbol of "WIRL" at a price of $10.50 per share. The following table sets forth the high and low closing bid prices of the Common Stock as reported by the Nasdaq National Market.

                                    Market Price
         Fiscal Period                         High     Low

         1995:
         Fourth Quarter (from October 18, 1995)       $17-1/4  $11-3/4
         1996:
         First Quarter                                $16-3/4  $13-3/4
         Second Quarter                               $20-1/4  $    13
         Third Quarter                                $    18  $14-1/4
         Fourth Quarter                               $    14  $ 5-7/8
         1997:
         First Quarter                                $     7  $ 2-5/8
         Second Quarter (through April 11, 1997)      $     4  $ 3-1/2


   The Company has never declared or paid any cash dividends on the Common Stock and does not presently intend to pay cash dividends on the Common Stock in the foreseeable future. The Company intends to retain future earnings for reinvestment in its business. In addition, the Company's ability to declare or pay cash dividends is affected by the ability of the Company's present and future subsidiaries to declare and pay dividends or otherwise transfer funds to the Company because the Company conducts its operations entirely through its subsidiaries. Certain agreements related to the Company's indebtedness, including the Indentures, significantly restrict the Company's ability to pay dividends on the Common Stock. Future loan facilities, if any, obtained by the Company or its subsidiaries may prohibit or restrict the payment of dividends or other distributions by the Company to its stockholders and the payment of dividends or other distributions by the Company's subsidiaries to the Company. Subject to such limitations, the payment of cash dividends on the Common Stock will be within the discretion of the Company's Board of Directors and will depend upon the earnings of the Company, the Company's capital requirements, applicable corporate law requirements and other factors that are considered relevant by the Company's Board of Directors.



                                CAPITALIZATION

   The following table sets forth the cash and the capitalization of the Company at December 31, 1996. This table should be read in conjunction with the Company's consolidated financial statements (including the notes thereto) appearing elsewhere in this Prospectus.

                                                          December 31, 1996

Cash and cash equivalents, excluding restricted cash         $  104,448,583
Restricted cash(1)                                               37,034,745
                                                             --------------
      Total cash and cash equivalents                           141,483,328
                                                             ==============

Current maturities of long-term debt                         $    3,169,383
                                                             --------------
Long-term debt:
1995 Notes (2)                                                  148,384,135
Notes (2)                                                       126,400,136
Other                                                            25,124,950
                                                             --------------
      Total long-term debt                                      299,909,221
                                                             --------------
Common stock, $.01 par value; 50,000,000 shares
   authorized; 16,946,697 issued and outstanding(3)                 169,467
Additional paid-in capital                                      120,284,507
Accumulated deficit                                             (49,787,292)
                                                             --------------
      Total stockholders' equity                                 70,666,682
                                                             --------------
            Total capitalization                             $  373,745,286
                                                             ==============
_______________________________

  (1) Represents a portion of the net proceeds realized from the sale of the 1995 Notes that was placed in escrow to pay interest on the 1995 Notes through October 1998.
  (2) Net of unamortized discount.
  (3) Excludes (i) 1,029,413 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted to employees and directors, (ii) 300,000 shares of Common Stock issuable upon exercise of the GKM Warrants, (iii) 450,000 shares of Common Stock issuable upon exercise of the 1995 Warrants and (iv) the 544,059 shares of Common Stock issuable upon exercise of the Warrants.



        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

      The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 1996 gives effect to (i) the TruVision Transaction, (ii) the Madison Purchase and (iii) the conversion of the TruVision convertible preferred stock into TruVision common stock, in each case as if such transactions had occurred on January 1, 1996. All transactions are accounted for under the purchase method of accounting.

      The  pro  forma  condensed  combined  statement  of  operations and the accompanying notes should be read in conjunction with the Company's consolidated financial statements, TruVision's financial statements, Madison Communications, Inc.'s and Beasley Communications, Inc.'s combined financial statements, including the notes thereto, contained elsewhere in this Prospectus. The pro forma condensed combined statement of operations does not purport to represent what the Company's results of operations would actually have been if the aforementioned transactions or events occurred on the dates specified or to project the Company's results of operations for any future periods or at any future date. The pro forma adjustments are based upon available information and certain adjustments that the Company believes are reasonable. In the opinion of the Company, all adjustments have been made that are necessary to present fairly the pro forma condensed combined statement of operations.

                             WIRELESS, ONE, INC.
        Unaudited Pro Forma Condensed Combined Statement of Operations
                     For the Year Ended December 31, 1996


                                       Wireless One    TruVision     Madison      Pro Forma       Pro Forma
                                        Historical     Historical   Historical   Adjustments       Combined
                                       ------------   -----------   ----------   -----------     ------------
Revenues                               $ 11,364,828   $ 3,356,954   $ 909,896   $  (360,684)(1)  $ 15,270,994
Operating expenses:
  Systems operations                      5,316,190     1,011,164     351,860           ---         6,679,214
  Selling, general and administrative    18,659,100     6,548,405     436,088      (130,765)(1)    25,512,829

  Depreciation and amortization          11,625,507     2,415,305     294,043       877,051(2)     15,211,906

    Total operating expenses             35,600,797     9,974,874   1,081,991       746,286        47,403,949

Operating income (loss)                 (24,235,969)   (6,617,920)   (172,095)   (1,106,970)      (32,132,955)
Interest income                           8,146,958           ---         ---           ---         8,146,958
Interest expense                        (28,087,948)     (912,265)     (5,792)          ---       (29,006,005)
Equity in losses of investee               (193,436)          ---         ---           ---          (193,436)
Other                                           ---           ---      29,307           ---            29,367
  Income (loss) before income taxes     (44,370,395)   (7,530,185)   (148,520)   (1,106,970)      (53,156,071)
  Income tax benefit                      4,700,000           ---         ---           ---         4,700,000
  Net income (loss)                     (39,670,395)   (7,530,185)   (148,520)   (1,106,970)      (48,456,071)
Preferred stock dividends and
  discount accretion                            ---      (440,000)        ---      (440,000)(3)           ---
                                       ------------   -----------   ---------   -----------      ------------
  Net income (loss) applicable to
    common stock                       $(39,670,395)  $(7,970,185)  $(148,520)  $(1,106,970)     $(48,456,071)

  Net loss per common share            $      (2.65)                                             $      (2.86)

  Weighted average common shares
    outstanding                          14,961,934                                                16,942,807



                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                      COMBINED STATEMENTS OF OPERATIONS


(1) Reflects the elimination of TruVision's and Madison's installation revenue and direct commissions from the statement of operations in order to conform accounting policies for the capitalized costs of subscriber installations to the Company's accounting policies.

(2) Reflects the reduction in depreciation expense as a result of the conforming adjustments in Note 1 above and the amortization of the intangible assets acquired in the TruVision Transaction and the Madison Purchase. For purposes of these Pro Forma Statements, lives of 20 years have been used for licenses and channel rights. Amortization of intangible assets has only been recorded in those Markets acquired which are Operating Systems.

(3) Reflects the elimination of the preferred dividend requirements as a result of the conversion of TruVisions's convertible preferred stock into TruVision common stock.

                           SELECTED FINANCIAL DATA

      The selected consolidated financial data presented as of December 31, 1993, 1994, 1995 and 1996 and for the period from February 4, 1993 (inception) to December 31, 1993, and for the years ended December 31, 1994, 1995 and 1996 are derived from the consolidated financial statements of the Company and its subsidiaries, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The consolidated financial statements as of December 31, 1995 and 1996, and for the years ended December 31, 1994, 1995 and 1996, and the report thereon are contained elsewhere in this Prospectus. The financial statements for the year ended December 31, 1995 reflect the operating results of the Company for the period from January 1, 1995 through October 18, 1995 and the combined results of the Company and the certain assets acquired in the Heartland Transaction for the period from October 19, 1995 through December 31, 1995. The financial statements for the year ended December 31, 1996 reflect the operating results of the Company for the period from January 1, 1996 through July 28, 1996 and the combined results of the Company and TruVision for the period from July 29, 1996 through December 31, 1996. This selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements (including the notes thereto) of the Company contained elsewhere in this Prospectus.

                                       Period from
                                       February 4,
                                          1993
                                      (inception) to          Year Ended December 31,
                                       December 31,  ----------------------------------------
                                          1993          1994           1995          1996
                                       -----------   -----------   ------------   ------------
Statement of Operations Data:
  Revenues                             $         -   $   399,319   $  1,410,318   $ 11,364,828
  Operating expenses:
      Systems operations                    24,429       274,886        841,819      5,316,190
      Selling, general and
        administrative expenses            110,281     1,800,720      4,431,839     18,659,100

      Depreciation and amortization         27,489       413,824      1,783,066     11,625,507
                                       -----------   -----------   ------------   ------------
  Total operating expenses                 162,199     2,489,430      7,056,724     35,600,797
                                       -----------   -----------   ------------   ------------
  Operating loss                          (162,199)   (2,090,111)    (5,646,406)   (24,235,969)
  Interest expense and other, net             (411)     (171,702)    (2,046,068)   (20,134,426)
                                       -----------   -----------   ------------   ------------
  Loss before income taxes                (162,610)   (2,261,813)    (7,692,474)   (44,370,395)
  Income tax benefit                             -             -              -      4,700,000
                                       -----------   -----------   ------------   ------------
  Net loss                             $  (162,610)  $(2,261,813)  $ (7,692,474)   (39,670,395)
  Preferred stock dividends and
      discount accretion                         -             -       (786,389)             -
                                       -----------   -----------   ------------   ------------
  Net loss applicable to common stock  $  (162,610)  $(2,261,813)  $ (8,478,863)  $(39,670,395)
                                       ===========   ===========   ============   ============
  Net loss per common share            $     (0.30)  $     (1.21)  $      (2.02)  $      (2.65)
                                       ===========   ===========   ============   ============
  Weighted average common shares
      outstanding                          538,127     1,863,512      4,187,736     14,961,934
                                       ===========   ===========   ============   ============

                                                            December 31,
                                       -------------------------------------------------------
                                            1993         1994          1995          1996
Balance Sheet Data:                    -----------   -----------   ------------   ------------
  Working capital (1)                  $    57,786   $(1,537,244)  $122,084,511   $106,676,500
  Total assets                             514,223     8,914,224    213,799,874    395,609,362
  Current portion of long-term debt          4,714     1,457,295        376,780      3,169,383
  Long-term debt                            14,903     2,839,602    150,871,267    299,909,221
  Deferred taxes                                 -             -              -      6,500,000
  Total stockholders' equity               458,370     4,343,713     55,649,687     70,666,682


  (1) Includes approximately $17,637,839 and $18,149,180 of funds held in escrow at December 31, 1995 and 1996 respectively to be used to pay interest due on the 1995 Notes.



         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with the Company's consolidated financial statements (including the notes thereto) included elsewhere in this Prospectus.

      This Management's Discussion and Analysis of Financial Condition and Results of Operations pertains solely to the historical financial statements contained herein.

      The results of operations for the years ended December 31, 1994, 1995, and 1996, were prepared based on the historical results of the Company. On October 18, 1995, the Company acquired the Heartland Division in exchange for approximately 3.5 million shares of Common Stock and $10 million in notes. As a result, the results of operations for the year ended December 31, 1995 includes the operating results of the Company for the period from January 1, 1995 through October 18, 1995 and the combined operating results of the Company and the Heartland Division for the period from October 19, 1995 through December 31, 1995. On July 29, 1996, the Company merged with TruVision in exchange for approximately 3.4 million shares of the Company's common stock. As a result, the results of operations for the year ended December 31, 1996 includes the operating results of the Company for the period from January 1, 1996 through July 28, 1996 and the combined operating results of the Company and TruVision from July 29, 1996 to December 31, 1996. Period-to-period comparisons of the Company's financial results are not necessarily meaningful and should not be relied upon as an indication of future performance due to the acquisition of the Heartland Division, the TruVision Transaction and the development of the Company's business and system launches during the periods presented.

Overview

      Since its inception, the Company has significantly increased its Operating Systems and number of subscribers. This controlled growth has been achieved from internal expansion and through acquisitions and mergers. The Company has sustained substantial net losses, primarily due to fixed operating costs associated with the development of its systems, interest expense and charges for depreciation and amortization. The Company expects to experience positive system EBITDA in the second half of 1997 and positive consolidated EBITDA (net income (loss) plus interest expense, income tax expense, depreciation and amortization expense and all other non-cash charges less any non-cash items which have the effect of increasing net income or decreasing net loss) in the first half of 1998. The Company had five Operating Systems achieve positive EBITDA for 1996 and 11 Operating Systems positive for the month of December, 1996. None of the Company's remaining systems had turned EBITDA positive as of December 1996, primarily as a result of their early stages of development and number of subscribers. The Company does not anticipate being able to generate net income until after the year 2001, and there can be no assurance that other factors, such as, but not limited to, economic conditions, its inability to raise additional financing or disruptions in its operations, will not result in further delays in operating on a profitable basis. Losses may increase as operations in additional systems are commenced or acquired.

      "System EBITDA" means net income (loss) plus interest expense, income tax expense, depreciation and amortization expense and all other non-cash charges, less any non-cash items which have the effect of increasing net income or decreasing net loss, for a system and includes all selling, general and administrative expenses attributable to employees in that system. For the periods presented there are no such non-cash items. Information with respect to EBITDA is included herein because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. EBITDA is not intended to represent cash flows, as determined in accordance with generally accepted accounting principles, nor has it been presented as an alternative to operating income or as an indicator of operating performance and should not be considered as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

Year 1996 Compared to the Year 1995

      Revenues - The Company's revenues consist of monthly fees paid by subscribers for the basic programming package and for premium programming services. The Company's subscription revenues for 1996 were $11.4 million as compared to $1.4 million for 1995, an increase of $10.0 million or 714%. This increase in revenues was primarily due to the average number of subscribers increasing from 5,015 to 40,420 subscribers for the years 1995 and 1996, respectively. At December 31, 1995, the Company had 7,525 subscribers versus 69,825 at December 31, 1996. Approximately 34% of the subscriber increase was attributable to same system growth (growth in systems in operation at the beginning of the year and growth in systems acquired during the year from the date of acquisition), 30% was attributable to growth from the 14 new systems launched during 1996, and 36% was attributable to the acquisition of eight Operating Systems.

      Systems Operations Expenses - Systems operations expense includes programming costs, channel lease payments, tower and transmitter site rentals, cost of program guides and certain repairs and maintenance expenditures. Programming costs, cost of program guides, and channel lease payments (with the exception of minimum payments) are variable expenses which increase as the number of subscribers increases. Systems operations expenses for 1996 were $5.3 million (46% of revenue) as compared to $0.8 million (57% of revenue) for 1995, reflecting an increase of $4.5 million or 562%. This increase is attributable primarily to the increase in the average number of subscribers in 1996 compared to 1995 as outlined above. As a percent of revenues, systems operations expenses have decreased as more systems mature.

      Selling, General and Administrative - Selling, general and administrative ("SG&A") expenses for 1996 were $18.7 million (164% of revenue) compared to $4.4 million (314% of revenue) for 1995, an increase of $14.3 million or 325%. The Company has experienced increasing SG&A expenses as a result of its increased wireless cable activities and associated administrative costs including costs related to opening, acquiring and maintaining additional offices and compensation expense. The increase is due primarily to increases in personnel costs, advertising and marketing expenses, and other overhead expenses required to support the expansion of the Company's operations. As a percent of revenues, selling general and administrative expenses have decreased as more systems mature.

      The Company believes such SG&A costs will not stabilize until 1998 when all Markets are expected to be launched. At that time, administrative expenses should remain constant with selling and general expense stabilizing when desired penetration rates are achieved. In order for such stabilization to occur within this time period, however, the current system launch schedule must be met and desired penetration rates must be achieved.

      Depreciation and Amortization Expense - Depreciation and amortization expense for 1996 was $11.6 million versus $1.8 million for 1995, an increase of $9.8 million or 544%. The increase in depreciation expense during the period was due to additional capital expenditures related to the launch of new systems and acquisitions of Operating Systems. In addition, amortization of leased license costs increased due to new launches and the acquisition of additional channel rights.

      Interest Expense - Interest expense for 1996 was $28.1 million versus $4.1 million for 1995, an increase of $24 million or 585%. This increase in interest expense is due to the issuance of the 1995 Notes in October 1995 and the issuance of the Notes in August 1996.

      Interest Income - Interest income in 1996 was $8.1 million versus $2.0 million for 1995, an increase of $6.1 million or 305%. This increase in interest income is due to the investment of net proceeds from the 1995 and 1996 Unit Offerings (each as defined in "- Liquidity and Capital Resources").

Year 1995 Compared to the Year 1994

      Revenues - The Company's revenues for the year ended December 31, 1994 were $.4 million. Subscription revenues from new subscribers totaled $.25 million or 67% of revenues. Equipment sales and other revenues accounted for $.10 million and $.05 million, respectively, in 1994. All revenues were related to the Lafayette, Lake Charles, and Wharton Systems, each of which was launched during 1994.

      For the year ended December 31, 1995 revenues, which were all subscription revenues, were $1.4 million. The increase in subscription revenues of $1.15 million or 460% over 1994 was primarily attributable to the acquisition of the Heartland Division in October 1995, the launch of the Bryan/College Station and Pensacola Systems and the increase in revenues from the Company's existing Operating Systems. This increase in revenues from existing Operating Systems was primarily due to the Wharton and Lake Charles Systems being operational for 12 months in 1995 versus seven and eight months, respectively, for 1994, and an increase in average monthly subscribers in 1995 over 1994 for the Lafayette System.

      Systems Operations Expense - For the year ended December 31, 1995, systems operations expense amounted to $.84 million as compared to $.3 million for the prior-year period. The increase was primarily attributable to the increase in the number of subscribers and new market launches.

      Selling General and Administrative Expense - SG&A increased to $4.4 million as compared to $1.8 million for the prior period. The $2.6 million increase was due primarily to increase in personnel costs, advertising and marketing expenses, and other overhead expenses required to support the expansion of the Company's operations.

      Depreciation and Amortization Expense - Depreciation and amortization expense was $1.8 million for the year ended December 31, 1995, compared to $.4 million for the same period in 1994. The increase was primarily attributable to additional costs incurred by the Company through its acquisition of the Heartland Division and the development and implementation of the Company's operating plan.

      Interest Income - For the year ended December 31, 1995, the Company earned $1.4 million on its cash equivalents and $.6 million from the funds escrowed in connection with the investment of net proceeds from the 1995 Unit Offering.

      Interest Expense - Interest expense in 1994 was $.17 million. During 1994, the Company established a $3.0 million revolving credit facility from a bank secured by subscription receivables. The revolving credit facility accounted for $.05 million of interest expense in 1994. The outstanding balance on the facility at December 31, 1994 amounted to $1.1 million. Additionally, the Company issued two discount notes that related to the acquisition of channel rights in Pensacola and Panama City, Florida. The discount notes have a face value of $3.7 million and are due in installments through 1997. Interest expense related to the notes during 1994 amounted to $.1 million. The subsidiary of the Company that owns and operates the Bryan/College Station System has outstanding a $.15 million convertible debenture that bears interest at the prime rate. The debenture is convertible at the option of the holder into a 20% minority interest in such subsidiary and is callable at a fixed price.

      Interest expense in 1995 was $4.0 million. The revolving credit facility was repaid in full from the proceeds of the private placement of redeemable convertible preferred stock in April 1995. Interest expense of $.04 million was incurred in 1995 from this revolving credit facility. In October 1995, the Company issued an aggregate principal amount of $150 million of its 1995 Notes. At December 31, 1995, interest expense of $3.7 million was incurred on the 1995 Notes. Interest expense for the two discount notes described in the above paragraph was $.3 million for the year ended December 31, 1995. Interest expense on the convertible debenture related to the Bryan/College Station System was $.01 million for the year ended December 31, 1995.

Liquidity and Capital Resources

      The  wireless  cable  television  business  is capital intensive.   The
Company's operations require substantial amounts of capital for (i) the installation of equipment at subscribers' premises (ii) the construction of transmission and headend facilities and related equipment purchases, (iii) the funding of start-up losses and other working capital requirements, (iv) the acquisition of wireless cable channel rights and systems and (v) investments in vehicles and administrative offices. Since inception, the Company has expended funds to lease or otherwise acquire channel rights in various markets, to construct or acquire its operating systems, to commence construction of operating systems in different markets and to finance initial operating losses.

      In order to finance the expansion of its operating systems and the launch of additional markets, in October 1995, the Company completed the initial public offering of 3,450,000 shares of its common stock (the "Common Stock Offering"). The Company received approximately $32.3 million in net proceeds from the Common Stock Offering. Concurrently, the Company issued 150,000 units (the "1995 Unit Offering") consisting of $150 million aggregate principal amount of the 1995 Notes and 450,000 1995 Warrants, which entitle the holders thereof to purchase an equal number of shares of Common Stock at an exercise price of $11.55 per share. The Company placed approximately $53.2 million of the approximately $143.8 million of net proceeds realized from the sale of the units into an escrow account to cover the first three years' interest payments on the 1995 Notes as required by terms of the Old Indenture.

      In August 1996, the Company issued 239,252 units (the "1996 Unit Offering") consisting of $239 million aggregate principal amounts of the Notes and the Warrants. The Company received $118.6 million after expenses. The proceeds are being used to fund the business plan of the newly acquired markets from the TruVision Transaction and to fund the launch and expansion of existing markets.

      For the year ended December 31, 1994, cash used in operating activities was $1.7 million consisting primarily of net loss of $2.3 million and an increase in receivables and prepaid expenses of $.2 million, offset by an increase in accounts payable and accrued expenses of $.2 million, depreciation and amortization of $.4 million, and non-cash expenses of $.2 million. For the year ended December 31, 1994, cash used in investing activities was $8.2 million, consisting primarily of capital expenditures and payments for licenses and organizational costs of approximately $3.1 million and $5.1 million, respectively. These investing activities principally related to the acquisition of equipment in certain of the Company's Operating Systems, as well as Future Launch Markets and certain license and organization costs related to those Markets. For the year ended December 31, 1994, cash provided by financing activities was $9.8 million, consisting primarily of $5.6 million from the issuance of 1,475,823 shares of Common Stock and $4.3 million from the issuance of long-term debt associated with license acquisition costs in Future Launch Markets, offset by $.01 million in repayments of long-term debt.

      For the year ended December 31, 1995, cash used in operating activities was $.6 million, consisting primarily of a net loss of $7.7 million and an increase in receivables and prepaid expenses of $.6 million and $.4 million, respectively, offset by an increase in accounts payable and accrued expenses of $6 million, and depreciation and amortization of $1.8 million, and net non-cash expenses of $.3 million. For the year ended December 31, 1995, cash used in investing activities was $71.3 million, consisting primarily of $53.2 million applied to purchase marketable investment securities to establish the escrow account relating to the 1995 Notes and capital expenditures and payments for licenses and organizational costs of approximately $9.8 million and $6.8 million, respectively. In addition, the Company made investments and purchased other assets at a cost of approximately $1.5 million. The capital expenditures and acquisition costs principally related to the purchase of equipment in certain of the Company's Operating Systems, as well as Future Launch Markets and certain license and organizational costs related to those Markets. For the year ended December 31, 1995, cash flows provided by financing activities were $182.3 million, consisting of $144.8 million in proceeds from the issuance of long-term debt, $35 million in proceeds from the issuance of common stock, and $14.3 million in proceeds from the issuance of redeemable preferred stock, offset by $11.5 million in repayments of long-term debt and $.3 million in payments for debt issue cost.

      For the year ended December 31, 1996, cash used in operating activities was $22.2 million consisting primarily of a net loss of $39.7 million offset by an increase in accounts payable and accrued expenses of $3.3 million, an increase in receivables and prepaids of $1.0 million, a decrease in deposits of $.9 million, depreciation and amortization of $11.6 million, non-cash income of $5.7 million and non-cash expenses of $8.4 million. For the year ended December 31, 1996, cash used in investing activities was $89.8 million, consisting primarily of capital expenditures and payments for licenses and organization costs of approximately $60.4 million and $43.9 million, respectively. In addition, the Company received proceeds from the maturities of securities of $17.3 million, and made investments and purchased other assets at a cost of approximately $2.8 million. These investing activities were principally related to the acquisition of equipment in certain of the Company's Operating Systems, as well as Future Launch Markets and certain license and organization costs related to those markets. For the year ended December 31, 1996, cash flows provided by financing activities were $106 million, consisting of $120.7 million in proceeds from the issuance of long term debt and $.03 million in proceeds from the issuance of common stock, offset by $13.1 million in repayments of long-term debt and $1.6 million in payments for debt issue costs.

      Historically, the Company has generated operating and net losses and can be expected to do so for at least the foreseeable future as it continues to develop additional operating systems. Such losses may increase as operations in additional systems are commenced or acquired. There can be no assurance that the Company will be able to achieve or sustain positive net income in the future. As the Company continues to develop systems, EBITDA from more mature systems is expected to be partially or completely offset by negative EBITDA from less developed systems and from development costs associated with establishing systems in new markets. This trend is expected to continue until the Company has a sufficiently large subscriber base to absorb operating and development costs of recently launched systems. Based on its current system launch schedule and targeted penetration and subscriber revenue rates, the Company believes it will reach a subscriber level in its more mature systems (those systems with positive System EBITDA) in the fourth quarter of 1997 to generate revenues sufficient to offset these operating and development costs. EBITDA is used to measure performance in the wireless cable industry. However, EBITDA does not purport to represent cash provided by or used by operating activities and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

      The Company made capital expenditures, exclusive of acquisitions of wireless cable systems and additions to leased license acquisition costs, of approximately $9.8 million and $60.4 million for the years ended December 31, 1995 and 1996, respectively. These expenditures primarily relate to the purchase of equipment in the Company's Operating Systems, as well as in Future Launch Markets. The Company estimates that $87 million in capital expenditures will be required over the next twelve months to continue to fund growth in its Operating Systems and Future Launch Markets.

      Based on the factors and results discussed above, the Company believes that the $105 million in unrestricted cash at December 31, 1996 is sufficient to meet its expected capital and operating needs at least over the next nine to twelve months.

      Subject to the limitations of the Indentures, in order to accelerate its growth rate and to finance general corporate activities and the launch or build-out of additional systems, the Company may supplement its existing sources of funding with financing arrangements at the operating system level or through additional borrowings, the sale of additional debt or equity securities, including a sale to strategic investors, joint ventures or other arrangements, if such financing is available to the Company on satisfactory terms.

      As a result of issuing the 1995 Notes and the Notes and the possible incurrence of additional indebtedness, the Company will be required to satisfy significant debt service requirements. Following the disbursement of all of the funds in the escrow account in October 1998, a substantial portion of the Company's cash flow will be devoted to debt service on the 1995 Notes. Additionally, beginning on August 1, 2001, cash interest will begin to accrue on the Notes and thereafter a substantial portion of the Company's cash flow will be devoted to such debt service. The ability of the Company to make payments of principal and interest will be largely dependent upon its future performance. Many factors, some of which will be beyond the Company's control (such as prevailing economic conditions), may affect its performance. There can be no assurance that the Company will be able to generate sufficient cash flow to cover required interest and principal payments when due on the 1995 Notes and the Notes or other indebtedness of the Company. If the Company is unable to meet interest and principal payments in the future, it may, depending upon circumstances which then exist, seek additional equity or debt financing, attempt to refinance its existing indebtedness or sell all or part of its business or assets to raise funds to repay its indebtedness. The incurrence of additional indebtedness is restricted by the Indentures.

      In managing its wireless cable assets, the Company may, at its option, exchange or trade existing wireless cable channel rights for channel rights in markets that have a greater strategic value to the Company. The Company continually evaluates opportunities to acquire, either directly or indirectly through the acquisition of other entities, wireless cable channel rights. There is no assurance that the Company will not pursue any such opportunities that may utilize capital currently expected to be available for its current markets.



                                   BUSINESS

      The Company acquires, develops, owns and operates wireless cable television systems, primarily in small to mid-size markets in the southeastern United States. Wireless cable programming is transmitted via microwave frequencies from a transmission facility to a small receiving antenna at each subscriber's location, which generally requires an unobstructed LOS from the transmission facility to the subscriber's receiving antenna. The Company targets markets with a significant number of households that can be served by LOS transmissions and that are unpassed by traditional hard-wire cable. The Company estimates that approximately 25% of the LOS households in its Markets are unpassed by traditional hard-wire cable. The Company's 83 Markets (including 13 held by a limited liability company of which the Company owns 50%) are located in Texas, Louisiana, Mississippi, Tennessee, Kentucky, Alabama, Georgia, Arkansas, North Carolina, South Carolina and Florida and represent approximately 11.0 million households (including households in Markets held through such limited liability company). The Company believes that approximately 8.1 million of these households (2.0 million of which are in Markets held through such limited liability company) can be served by LOS transmissions.

      Many of the households in the Company's Markets, particularly in rural areas, also have limited access to local off-air VHF/UHF programming from ABC, NBC, CBS and Fox affiliates, and typically do not have access to subscription television service except via satellite television operators, whose equipment and subscription fees generally are more costly than those of wireless cable, and which are unable to retransmit local off-air channels. In many of the Company's rural Markets, the Company believes a significant number of the households that are passed by cable are served by cable operators with lower quality service and limited reception and channel lineups than the Company's services. As a result, the Company believes that its wireless cable television service is an attractive alternative to existing television choices for both passed and unpassed households in many of its Markets.

      At December 31, 1996, the Company's Markets included 32 markets in which the Company has Operating Systems and 38 Future Launch Markets, in which the Company has aggregated either sufficient wireless cable channel rights to commence construction of a system or leases with or options from applicants for channel licenses that the Company expects to be granted by the FCC. In addition, the Company owns a 50% interest in a limited liability company which holds channel rights to serve 13 markets in North Carolina, all of which are Future Launch Markets. Through increases in the number of subscribers in its Operating Systems, the addition of eight Operating Systems through its merger with TruVision and new system launches, the Company was able to increase its aggregate number of subscribers from 7,525 at December 31, 1995 to 69,825 at December 31, 1996, representing a penetration rate of 2.6% of the LOS households in the Operating Systems at December 31, 1996.

Recent Developments

      TruVision Transaction - In July 1996, the Company merged with TruVision in exchange for approximately 3.4 million shares of the Company's common stock. At the time of the Merger, TruVision (i) had Operating Systems located in Jackson, Natchez, Oxford and the Gulf Coast and Delta regions of Mississippi and Demopolis, Alabama (ii) held wireless cable channel rights in other areas of Mississippi, for Memphis and Flippin, Tennessee and for Gadsden and Tuscaloosa, Alabama and (iii) had acquisition transactions pending in a number of additional Markets, including Lawrenceburg, Jackson and Chattanooga, Tennessee, Hot Springs, Arkansas, Huntsville, Alabama, and Jacksonville, North Carolina. See "- Other Acquisitions" and "- Pending Acquisitions." As of December 31, 1996, Markets acquired as part of the TruVision Transaction included approximately 2.0 million LOS households and 31,639 subscribers.

      Applied Video Acquisition - In May 1996, the Company acquired Applied Video for a total purchase price of approximately $6.5 million. The acquisition of Applied Video added one Operating System (Dothan, Alabama) and two Future Launch Markets (Albany, Georgia and Montgomery, Alabama). These three Markets consist of approximately 263,100 LOS households. The Albany, Georgia System was launched in September 1996. Operations in the Albany, Georgia System together with the Dothan, Alabama system, as of December 31, 1996, accounted for 1,343 subscribers.

      Other Acquisitions - In 1996, the Company also acquired (i) Shoals Wireless, Inc., whose principal asset was an Operating System in the Lawrenceburg, Tennessee Market, for approximately $1.2 million, (ii) an Operating System and hard-wire cable system in the Huntsville, Alabama Market for approximately $6 million, (iii) rights to 11 wireless cable channels in the Macon, Georgia Market for approximately $600,000, (iv) rights to eight wireless cable channels in the Bowling Green, Kentucky Market for $300,000,
(v) rights to 16 wireless cable channels in the Jacksonville, North Carolina Market for approximately $820,000 ($800,00 of which is being withheld pending grants of licenses) and 12 wireless cable channels in the Chattanooga, Tennessee Market for $517,000 and (vi) rights to 11 MDS channels and filings for 20 ITFS licenses and related transmission tower leases and approvals in Auburn/Opelika, Alabama for $600,000.

      Pending Acquisitions - The Company has entered into a definitive agreement with SkyView Wireless Cable, Inc. to acquire rights to 22 wireless cable channels and a substantially completed transmission facility in the Jackson, Tennessee Market for approximately $2.7 million and to acquire rights to 20 wireless cable channels in the Hot Springs, Arkansas Market for approximately $1.5 million. The Company also has entered into an agreement with Wireless Ventures to acquire a fifty percent interest in Wireless Ventures, which holds BTA authorizations in certain markets in Georgia for approximately $1.0 million.

      BTA Auction - In March 1996, the Company, TruVision, Applied Video and WONC participated in the BTA Auction conducted by the FCC for the exclusive right to apply for available MDS channels in certain designated BTAs, subject to compliance with the FCC's interference standards and other rules. The Company, TruVision, Applied Video and WONC were the winning bidders for BTA authorizations in the 72 markets which constitute the BTA Markets, and such authorizations, which primarily will increase, upon FCC approval, the number of expected channels in the Company's Markets where BTAs are held, are reflected in the information set forth herein. Subsequent to the BTA Auction and consistent with FCC rules, the Company filed applications for authorizations in each BTA Market. Approximately 95% of these authorizations have been granted by the FCC. The winning bids of the Company, TruVision and Applied Video in the BTA Auction aggregated approximately $30.3 million (net of a small business bidding credit), 80% of which is being financed through indebtedness provided to the Company by the United States government.

      Beginning April 15, 1997, the FCC will auction off additional spectrum in the 2.3 GHz band. Management is evaluating the potential use of this spectrum and its participation in the upcoming auction.

Business Strategy

      The Company's primary business objective is to develop wireless cable television systems in markets in which the Company believes it can achieve positive System EBITDA upon achieving 2,500 to 3,000 subscribers. The Company intends to accomplish this business objective through implementation of the following operating strategies.

      Rural market focus - The Company generally obtains wireless cable channel rights and locates operations in geographic clusters of small to mid-size markets that have a significant number of households not currently passed by traditional hard-wire cable. The Company believes that such markets have less competition from alternative forms of entertainment and are characterized by a relatively high number of "value conscious" consumers, and that the Company's low-priced service is the most economical subscription television alternative for many consumers in such markets. Furthermore, the Company believes that its Markets typically have a stable base of subscribers, which has allowed the Company to maintain an average turnover or "churn" rate below 2.5% per month for the year ended December 31, 1996. Lower churn rates result in reduced installation and marketing expenses.

      Contiguous geographic cluster - The Company believes that through its large contiguous geographic cluster it is able to achieve significant cost savings through centralization of operations. The Company further believes that its contiguous cluster simplifies its market launch program by facilitating the movement of skilled personnel from one launch market to another. The Company also believes that a contiguous cluster is more attractive to regional advertisers and offers greater opportunities for telecommunications and other sources of revenue.

      Low cost structure - Wireless cable systems typically cost significantly less to build and operate than traditional hard-wire cable systems because, unlike traditional hard-wire cable systems, they do not require an extensive network of coaxial or fiber optic cable, amplifiers and related equipment (the "Cable Plant") for the transmission of programming. Once the Company constructs a headend for a system, the Company estimates that each additional subscriber will require a capital expenditure of approximately $375 to $500, consisting of, on average, $240 to $300 of equipment and $135 to $200 of installation labor and overhead charges. The Company also believes that its cost structure compares favorably with that of DBS operators, which must incur the fixed cost of a satellite and the variable cost of subscriber receive site equipment, which is typically twice the cost of the Company's receive site equipment.

      Focused operating strategy - The Company attempts to manage subscriber growth in order to make the most efficient use of its assets, assure customer satisfaction and minimize its churn rate. Within a Market, the Company initially targets selected geographic sub-markets characterized by a significant number of households that are unpassed by cable or are served by smaller independent hard-wire cable operators and focuses marketing on such sub-markets so that subscribers generally wait no more than ten days from initial inquiry to commencement of service. The Company seeks to maintain high levels of customer satisfaction in installation, maintenance and customer service. To minimize churn, the Company charges an up-front installation fee, utilizes prequalified customer lists and performs credit checks on potential subscribers that are not prequalified. In addition, the Company has a customer retention program focused on resolving customer complaints and identifying potential non-pays in a timely manner.

Subscription Television Industry

      The subscription television industry began in the late 1940s to serve the needs of residents of predominantly rural areas having limited access to local off-air VHF/UHF channels. The industry subsequently expanded to metropolitan areas because, among other reasons, its systems were able to offer better reception and more programming than local off-air VHF/UHF channels. Currently, subscription television systems typically offer a variety of services including basic service, enhanced basic service, premium service and, in some instances, pay-per-view service.

      Typically, subscription television providers charge customers an installation fee plus a fixed monthly fee for basic service. The monthly fee for basic service is based on the number of channels provided, operating and capital costs of the provider and competition within the market, among other factors. Subscribers who purchase enhanced basic service or premium services usually are charged additional monthly fees corresponding thereto. Monthly fees for basic, enhanced basic and premium services constitute the major source of revenue for subscription television providers. Converter rentals, remote control rentals, installation charges and reconnect charges also comprise a portion of a subscription television provider's revenues, but generally do not comprise a major component of revenues.

Traditional Hard-Wire Cable Technology

      Most subscription television systems are hard-wire cable systems which currently use coaxial cable to transmit television signals, although many have upgraded or are considering upgrading to fiber optic cable which provides greater channel capacity than coaxial cable. Traditional hard-wire systems have headends which receive signals for programming services, which signals have been transmitted to the headend by local broadcast or satellite transmissions. A headend consists of signal reception, decryption, retransmission, encoding and related equipment. The operator then delivers the signal from the headend to customers via an extensive network of coaxial or fiber optic cable, amplifiers and related equipment. The use of a network of coaxial cable inherently results in signal degradation and increases the possibility of outages. Specifically, signals can be transmitted via coaxial cable only a relative short distance without amplification. However, each time a television signal passes through an amplifier, some measure of noise is added. A series or "cascade" of amplifiers between the headend and a customer leads to progressively greater noise and for some viewers, a degraded picture. In addition, an amplifier must be properly balanced or the signal may be improperly amplified. Failure of any one amplifier in the chain of a Cable Plant will black out the transmission signal from the failed amplifier to the end of the cascade. Although fiber optic networks will substantially reduce the transmission problems of coaxial cable systems and will expand channel capacity, the installation of such networks will require a substantial investment by hard-wire cable operators.

Wireless Cable Development

      Although regulatory and other obstacles impeded the growth of the wireless cable industry through the 1980s, during the 1990s several developments have facilitated the growth of the wireless cable industry, including (i) regulatory reforms by the FCC intended to encourage the growth of the wireless cable industry and its ability to compete with hard-wire cable operators, (ii) Congressional scrutiny of the rates and practices of the hard-wire cable industry, (iii) the increasing availability of programming for wireless cable systems on non-discriminatory terms,
(iv) consumer demand for alternatives to hard-wire cable service, (v) the aggregation by wireless cable operators of a sufficient number of channels in certain markets to create a competitive service and (vi) the increased availability of capital to wireless cable operators in the public and private markets.

      Like a traditional hard-wire cable system, a wireless cable system receives programming at a headend. Unlike traditional hard-wire cable systems, however, programming is then retransmitted by microwave transmitters operating in the 2150-2162 MHZ and 2500-2686 MHZ portions of the electromagnetic radio spectrum from antennae located on a tower or building to a small receiving antenna located at each subscriber's premises. At the subscriber's location, the signals are descrambled, converted to frequencies that can be viewed on a television set and relayed to a subscriber's television set by coaxial cable. Because the microwave frequencies used will not pass through trees, hills, buildings or other obstructions, wireless cable systems require a clear LOS from the headend to a subscriber's receiving antenna. To ensure the clearest LOS possible, the Company has placed, or plans to place, its transmitting antennae on towers and/or tall buildings. In each of the Company's Markets, the Company believes there to be a number of acceptable locations for the placement of its towers. Additionally, many LOS obstructions can be overcome with the use of signal repeaters which retransmit an otherwise blocked signal over a limited area. Because wireless cable systems do not require an extensive network of coaxial cable and amplifiers, wireless cable operators can provide subscribers with a reliable signal having few transmission disruptions, resulting in a television signal of a quality comparable or superior to traditional hard-wire cable systems, and at a significantly lower system capital cost per installed subscriber.

Channels and Channel Licensing

      Channels Available for Wireless Cable - The FCC licenses and regulates the use of channels used by wireless cable operators to transmit video programming and other services. In 50 large markets in the U.S., 33 analog channels are available for wireless cable (in addition to any local off-air VHF/UHF broadcast channels that are not retransmitted over wireless cable channels). In each other market, 32 analog channels are available for wireless cable (in addition to any local off-air VHF/UHF broadcast channels that are not retransmitted over wireless cable channels). The actual number of wireless cable channels available for licensing in any market is determined by the FCC's interference protection and channel allocation rules. Except in limited circumstances, 20 of these channels in each geographic area, known as ITFS channels, are generally licensed to qualified educational organizations. In general, each of these channels must be used an average of at least 20 hours per week for educational programming. The educational requirement may be satisfied by such programming as the Discovery Channel, PBS and C-SPAN. The remaining air time ("excess air time") on each ITFS channel may be leased to wireless cable operators for commercial use, without further restrictions (other than the right of the ITFS license holder, at its option, to recapture up to an additional 20 hours of air time per week for educational programming). Lessees of ITFS excess air time generally have the right to transmit to their customers at no incremental cost the educational programming provided by the lessor on one or more of its ITFS channels, thereby providing wireless cable operators that lease such channels with greater flexibility in their use of ITFS channels. The remaining MDS channels available in most of the Company's operating and targeted markets are made available by the FCC for full-time commercial usage without educational programming requirements. The FCC does not impose any restrictions on the terms of MDS channel leases, other than the requirement that the licensee maintain effective control of its MDS station. The same FCC effective control requirements apply to ITFS licensees. In addition, ITFS excess capacity leases cannot exceed a term of 10 years from the time that the lessee begins using the channel capacity. The Company's ITFS leases generally grant the Company a right of first refusal to match any new lease offer after the end of the lease term and require the parties to negotiate in good faith to renew the lease.

      Licensing Procedures - The FCC awards ITFS and MDS licenses based upon applications demonstrating that the applicant is legally, technically and financially qualified to hold the license and that the operation of the proposed station will not cause impermissible interference to other stations or proposed stations entitled to interference protection. The FCC accepts applications for new ITFS stations or major modifications to authorized ITFS stations in designated filing "windows." Where two or more ITFS applicants file for the same channels and the proposed facilities cannot be operated without impermissible interference, the FCC employs a set of comparative criteria to select from among the competing applicants.

      In 1996, the FCC adopted a competitive bidding mechanism under which initial MDS licenses for 493 designated BTAs were auctioned to the highest bidder. Auction winners obtained the exclusive right to apply for available MDS channels within such BTA, subject to compliance with FCC interference protection, construction and other rules. The BTA Auction was concluded on March 28, 1996, and the Company was the high bidder for its BTA Markets and timely submitted to the FCC the required down payment for its BTA Markets. The Company filed applications for MDS channels in all of its BTA Markets. Approximately 95% of these authorizations have been granted by the FCC.

      Construction of ITFS stations generally must be completed within 18 months following the date authorization to construct is granted. Construction of MDS stations licensed pursuant to initial applications filed before the implementation of the BTA Auction rules generally must be completed within 12 months. If construction of MDS or ITFS stations is not completed within the authorized construction period, the licensee must file an application with the FCC seeking additional time to construct the station, demonstrating compliance with certain FCC standards. If the extension application is not filed or is not granted, the license will be deemed forfeited. FCC rules prohibit the sale for profit of a conditional commercial license or of a controlling interest in the conditional license holder prior to construction of the station or, in certain instances, prior to the completion of one year of operation. However, the FCC does permit the leasing of 100% of a commercial license holder's spectrum capacity to a wireless cable operator and the granting of options to purchase a controlling interest in a license even before such holding period has lapsed. The construction requirements applicable to MDS stations licensed pursuant to the BTA Auction are substantially different. The licensee must build stations covering two-thirds of the area within its control in the BTA within five years.

      ITFS and commercial licenses generally have terms of 10 years. Applications for renewal of MDS and ITFS licenses must be filed within a certain period prior to expiration of the license term, and petitions to deny applications for renewal may be filed during certain periods following the filing of such applications. Licenses are subject to revocation or cancellation for violation of the Communications Act of 1934, as amended (the "Communications Act") or the FCC's rules and policies. Conviction of certain criminal offenses may also render a licensee or applicant unqualified to obtain renewal of a license. The Company's lease agreements with license holders typically require the license holders, at the Company's expense, to use their best efforts, in cooperation with the Company, to make various required filings with the FCC in connection with the maintenance and renewal of licenses. The Company believes that such a requirement reduces the likelihood that a license would be revoked, canceled or not renewed by the FCC.

Availability of Programming

      Once a wireless cable operator has obtained the right to transmit programming over specified frequencies, the operator must then obtain the right to use the programming to be transmitted.

      General - Currently, with the exception of the retransmission of VHF/UHF broadcast signals, the Company's programming is made available in accordance with contracts with program suppliers under which the Company generally pays a royalty based on the number of customers receiving service each month. Individual program pricing varies from supplier to supplier; however, more favorable pricing for programming is generally afforded to operators with larger customer bases. The likelihood that program material will be unavailable to the Company has been significantly mitigated by the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") and various FCC regulations issued thereunder which, among other things, impose limits on exclusive programming contracts and prohibit cable programmers, in which a cable operator has an attributable interest (a "vertically integrated cable operator"), from discriminating against cable competitors with respect to the price, terms and conditions of the sale of programming. The Company historically has not had difficulty in arranging satisfactory contracts for programming and believes that it will have access to sufficient programming to enable it to provide full channel lineups in its Markets for the foreseeable future and is not dependent on any one programming distributor for its programming. The basic programming package offered by the Company's Operating Systems is comparable to that offered by the local hard-wire cable operators with respect to the most widely watched channels. However, several of such local hard-wire cable operators may, because of their greater channel capacity, currently offer more basic, enhanced basic, premium, pay-per-view and public access channels than the Company. Certain hard-wire cable companies competing in the Company's Markets currently offer a greater number of channels to their customers, compared to the 24 to 31 wireless cable channels offered by the Company in its Operating Systems.

      Copyright - Under the federal copyright laws, permission from the copyright holder generally must be secured before a video program subject to such copyright may be retransmitted. Under Section 111 of the Copyright Act, certain "cable systems," including wireless cable operators, are entitled to engage in the secondary transmission of programming without the prior permission of the copyright holders, provided the cable system has secured a compulsory copyright license for such programming. The Company relies on
Section 111 to retransmit two superstations and five local off-air broadcast signals.

      Retransmission Consent - Under the retransmission provisions of the 1992 Cable Act, wireless cable and hard-wire cable operators seeking to retransmit certain commercial broadcast signals must first obtain the permission of the broadcast station. The FCC has exempted wireless cable operators from the transmission consent rules, if the receive-site antenna is either owned by the subscriber or within the subscriber's control and available for purchase by the subscriber upon the termination of service. In all other cases, wireless cable operators must obtain consent to retransmit local broadcast signals. The Company has obtained such consents with respect to the Operating Systems where it is retransmitting local VHF/UHF channels. Although there can be no assurances that the Company will be able to obtain requisite broadcaster consents, the Company believes that in most cases it will be able to do so for little or no additional cost.

Operations

      Installation - When a potential subscriber requests service, a signal reception survey is made at the potential subscriber's premises to determine whether LOS transmission is possible. The potential subscriber is informed on the day of the survey whether service can be provided at the subscriber's location. If service can be provided, an installation is scheduled. The Company provides three installation options. The first and primary installation method features a rooftop antenna mount. The second option involves placing the antenna in the upper part of a tree on the subscriber's premises, if such a tree is available. The third and least used option is to place a "free standing" mast on the ground supported with guy wires. Each of the installation methods includes running a coaxial to the subscribers dwelling and grounding the receiving antenna in accordance with national electrical codes. The installation process is completed, and service commences, within approximately ten days of the potential subscriber's initial request for service.

      Billing - The Company believes that its billing procedures help minimize churn. Subscribers are billed on the first day of the month for that month's service with payment due on the fifteenth of the month. The Company encourages delinquent accounts to pay by disconnecting either premium channels or additional outlets after a period of non-payment. The Company also uses a customer retention program to encourage delinquent accounts to pay and continue receiving service. However, if an account becomes 60 days past due, total service is disconnected and the Company's collection team initiates the collection process. The local system manager from each market is responsible for retrieving the equipment from disconnected subscribers on a timely basis. After the canceled customer's account becomes 90 days past due, a collection "threat letter" is sent to the canceled subscriber. If no payment is made within 15 days of the threat letter, the account is written off the Company's books, turned over to a third party collector and reported to the credit bureau in that region.

      Equivalent Billing Units - The Company reports its subscriber base on an equivalent billing unit ("EBU") basis to consistently account for subscribers. In converting total subscribers in a multiple dwelling unit ("MDU") to EBUs, the Company divides its total basic service charge for the MDU, whether bulk or individually billed, by the basic service rate charged to its single family units ("SFU"), currently $19.95.

      Marketing - Prior to commencing operations in a new system, the Company develops a marketing plan designed to manage subscriber growth and to ensure that the quality of installations and customer service remains high. The Company prioritizes areas of the market according to the number of unpassed homes, the relative strength of any traditional hard-wire competitors, the existence of terrain or obstructions that would impede LOS transmissions, the economic demographics of the area and the percentage of single family homes. On the basis of such analysis the market is divided into sub-markets based on zip codes and/or mail carrier routes and the sub-markets are prioritized on the basis of their attractiveness to the Company.

      In each sub-market, the Company's marketing staff develops a targeted marketing plan that typically includes direct mailings, telemarketing follow-up calls and selected door-to-door sales. Separate marketing teams focus on adding commercial subscribers (such as restaurants, business offices and auto dealers) and MDU contracts.

      The Company markets its wireless cable service by highlighting four major competitive advantages over traditional hard-wire cable services and other subscription television alternatives: customer service, picture quality and reliability, programming features and price. The ability to deliver local programming to its customers is a major advantage over DBS technology.

      Customer Service - The Company has established the goal of maintaining high levels of customer satisfaction. In furtherance of that goal, the Company emphasizes responsive customer service and convenient installation scheduling. The Company has established customer retention and referral programs in an effort to retain and attract new subscribers and build loyalty among it customers.

      Picture Quality and Reliability - Wireless cable subscribers enjoy substantially outage-free, highly reliable picture quality because there is no Cable Plant between the headend and the subscriber's location, as in the case of traditional hard-wire cable. Within the signal range of the Operating Systems, the picture quality of the Company's service is generally equal or better in quality to that typically received by traditional hard-wire cable subscribers because, absent any LOS obstruction, there is less opportunity for signal degradation between the Company's headend and the subscriber.

      Programming Features - In the Operating Systems and Future Launch Markets, the Company believes that it has assembled sufficient channel rights and programming agreements to provide a programming package competitive with those offered by traditional hard-wire cable operators. Additionally, the Company uses equipment which (when channel availability is sufficient) enables it to offer pay-per-view programming and addressability.

      Price - The Company offers its subscribers a programming package consisting of basic service, enhanced basic service, premium programs and premium packages. The Company can offer a price to its subscribers for basic service and enhanced basic service that is typically lower than prices for the same services offered by traditional rural hard-wire cable operators because of lower operating costs. The rates charged by cable operators for their programming services are regulated pursuant to the 1992 Cable Act, as modified by the Telecommunications Act of 1996 (the "1996 Act"). The Company is unable to predict precisely what effect FCC rate regulations will have on the rates charged by traditional hard-wire cable operators. Notwithstanding the regulations, however, the Company believes it will continue to be price competitive with traditional rural hard-wire cable operators with respect to comparable programming.

Operating Systems and Future Launch Markets

      The table below provides information regarding the Company's Markets. "Estimated Total Households" represents the Company's estimate of the total number of households that are within the Company's Intended Service Area. "Intended Service Area" includes (i) areas that are presently served, (ii) areas where systems are not presently in operation but where the Company intends to commence operations and (iii) areas where service may be provided by signal repeaters or, in some cases, pursuant to FCC applications. "Estimated LOS Households" represents the Company's estimate of the number of households that can receive an adequate signal from the Company in its Intended Service Area (determined by applying a discount to the Estimated Total Households in order to account for those homes that the Company estimates will be unable to receive service due to certain characteristics of the particular market). The calculation of Estimated LOS Households assumes
(i) the grant of pending applications for new licenses or for modifications of existing licenses and (ii) the grant of applications for new licenses and license modification applications which have not yet been filed with the FCC.

      The Company holds some of its FCC channel licenses directly, but for a majority of its channel rights, the Company has acquired the right to transmit over those channels under leases with holders of channel licenses and applicants for channel licenses. Although the Company has obtained or anticipates that it will be able to obtain access to a sufficient number of channels to operate commercially viable wireless cable systems in its
Markets, if a significant number of the Company's channel leases are terminated or not renewed, a significant number of pending FCC applications in which the Company has rights are not granted, or the FCC terminates, revokes or fails to extend or renew the authorizations held by the Company's channel lessors, the Company may be unable to provide a commercially viable programming package to customers in some or all of its Markets. In addition, with the cooperation of the Company, certain channel lessors may file applications with the FCC to modify certain channel licenses in the Company's Markets to allow for the relocation of some channels from their currently authorized transmission site. While the Company's leases with such licensees require their cooperation, it is possible that one or more of such lessors may hinder or delay the Company's efforts to use the channels in accordance with the Company's plans for the particular market. Further, FCC interference protection requirements may impact efforts to modify licenses.

                       Estimated Total Estimated LOS  Acquisition or  Subscribers at   Penetration
                         Households      Households    Launch Date   December 31, 1996   Rate (1)
                       --------------- -------------  -------------- -----------------
Operating Systems:
Lafayette, LA              180,300        153,200     January 1994        1,458           0.95%
Lake Charles, LA           111,600         92,500     April 1994          2,716           2.94%
Wharton, TX                102,300         92,000     June 1994           2,484           2.70%
Bryan/College Station,TX   102,700         65,600     May 1995            4,269           6.51%
Pensacola, FL              217,400        157,900     July 1995           2,835           1.80%
Panama City, FL            108,300         83,300     September 1995      2,561           3.07%
Monroe, LA                 114,100         89,600     October 1995        2,961           3.30%
Milano, TX                  40,900         36,800     October 1995        1,958           5.32%
Tullahoma, TN              109,600         73,600     November 1995       2,233           3.03%
Bunkie, LA                  94,700         81,600     December 1995       2,629           3.22%
Gainesville, FL(2)         138,700        115,200     January 1996        3,376           2.93%
Brenham, TX                 39,500         32,100     February 1996       2,068           6.44%
Jeffersonville, GA         189,300        147,000     March 1996          1,427           0.97%
Bucks, AL                  150,800        113,700     April 1996          1,580           1.39%
Fort Walton Beach, FL       64,200         54,600     May 1996              779           1.43%
Dothan, AL                 100,500         81,200     June 1996             880           1.08%
Jackson, MS                211,500        176,900     July 1996          12,682           7.17%
Delta, MS(3)               100,800         92,800     July 1996           4,953           5.34%
Gulf Coast, MS(4)          132,300        121,700     July 1996           4,053           3.33%
Demopolis, AL               17,500         15,600     July 1996             792           5.08%
Oxford, MS                  60,100         53,500     July 1996           1,640           3.07%
Natchez, MS                 76,500         60,000     July 1996           1,618           2.70%
Houma, LA                   81,700         69,500     July 1996             663           0.95%
Lawrenceburg, TN(5)         76,400         44,100     August 1996           656           1.49%
Huntsville, AL(5)          196,800        181,900     August 1996         4,182           2.30%
Alexandria, LA              31,700         26,900     August 1996           706           2.62%
Meridian, MS                73,300         44,800     September 1996        750           1.67%
Albany, GA                  92,900         67,600     September 1996        463           0.68%
Tupelo, MS                 130,900         90,600     November 1996         267           0.29%
Florence, AL                62,000         55,800     November 1996         140           0.25%
Starkville, MS              84,100         65,200     December 1996          46           0.07%
Charing, GA                 41,100         38,400     December 1996         ---           0.00%
                         ---------      ---------                        ------           -----
 Total Operating Systems 3,334,500      2,675,200                        69,825           2.61%
                         =========      =========                        ======           =====


                              Estimated Total  Estimated LOS   Expected
                                 Households     Households    Channels(6)
                              ---------------  -------------  -----------
Future Launch Markets:
Ocala, FL(7)                      275,500        186,200           24
Chattanooga, TN                   276,100        200,600           31
Bedian/Huntsville, TX              89,000         50,200           31
Freeport, TX                      192,700        173,400           29
Hattiesburg, MS                   121,400         88,800           31
Flippin, TN                        56,700         49,600           20
Jackson, TN(8)                    123,900         86,400           22
Memphis, TN                       433,200        382,200           23
Bankton, AL                        64,800         41,300           20
Gadsden, AL(7)                    198,100        133,300           29
Montgomery, AL                    149,200        114,300           27
Selma, AL                          35,700         26,000           31
Groveland, GA(9)                  172,800        136,000           20
Hoggards Mill, GA                  22,600         13,000           20
Matthews, GA                      193,600        158,700           31
Tarboro, GA                        81,500         65,200           20
Valdosta, GA(10)                  103,200         81,300           29
Mariana, FL                        56,700         44,900           24
Auburn, AL                         62,200         47,700           27
Birmingham, AL                    308,400        276,900           28
Mobile, AL(7)(11)                  66,100         40,400           21
Six Mile, AL                       32,600         27,000           20
Tuscaloosa, AL                     87,100         69,600           28
Woodville, AL                      29,700         25,000           17
Hot Springs, AR(8)                103,800         71,200           16
Pine Bluff, AR(12)                 86,300         57,900           16
Tallahassee, FL                   129,800        115,000           31
Columbus, GA                      160,100        116,500           31
Vidalia, GA                        50,800         34,500           24
Bowling Green, KY(13)             126,900         68,300           20
Abita Springs, LA                 217,300        116,800           20
Amite, LA                          50,100         34,400           20
Baton Rouge, LA(7)                261,700        235,500           20
Leesville, LA                      43,500         26,700           28
Natchitoches, LA(7)                30,600         24,800           25
Ruston, LA                         44,700         24,300           22
Tallulah, LA                       19,500         17,600           20
Moorehead City, NC                 82,700         55,900           16
                                ---------      ---------
 Total Future Launch Markets    4,640,600      3,517,400
                                ---------      ---------
                                7,975,100      6,192,600
                                =========      =========
_____________________________

(1) "Penetration Rate" equals the number of subscribers in an Operating System divided by the Estimated LOS households in that Operating System.
(2) Ten channels currently utilized in the Gainesville, Florida System are operated under special temporary FCC authorization.
(3) Eight channels currently utilized in the Delta System are operated under special temporary FCC authorization.
(4) Four channels currently utilized in the Gulf Coast System were granted by the FCC without acting on an objection filed by a third party.
(5) The Huntsville, Alabama System and the Lawrenceburg, Tennessee System were launched in February 1991 and January 1995, respectively, but acquired by the Company in August 1996.
(6) Expected Channels include (i) wireless cable channels and, where applicable, local off air VHF/UHF channels that are not retransmitted by the Company via wireless cable frequencies and (ii) channels with respect to which the Company has a lease with a channel license holder or applicant for a channel license or for which the Company has the exclusive right to apply for as a result of being the high bidder at the BTA Auction. Certain licenses cannot be issued until interference agreements with nearby licensees or applicants can be secured. There can be no assurance that such interference agreements will be secured or that applications for channel licenses will be granted.
(7) Four of the ITFS channels for the Ocala Market, four of the ITFS channels for the Mobile Market, four of the ITFS channels for the Gadsden Market, sixteen of the ITFS channels for the Baton Rouge Market and twelve of the ITFS channels for the Natchitoches Market are subject to comparative disposition with competing applications. The outcome of these dispositions cannot be reliably projected at this time.
(8)   This Market is subject to a pending acquisition.
(9) Objections to the Company's lessors' requests for extension of time to construct twelve channels are pending before the FCC. The outcome of these matters cannot be determined.
(10) The Company has entered into a letter of intent to acquire rights to 9 channels in Valdosta, Georgia. There can be no assurance that the Company will enter into a definitive agreement with respect to such channels.
(11) An existing wireless cable operator is serving a small number of subscribers in this market with an 11 channel MDS system.
(12) The Company believes that another entity has leased rights to 20 other channels that are the subject of pending ITFS applications.
(13) The Company currently leases eight channels in the Bowling Green Market, and has filed applications for 12 commercial channels pursuant to the BTA Auction that cannot be granted until interference agreements with unaffiliated third parties in nearby markets can be secured. There can be no assurance that such interference agreements can be secured or that applications for these 12 channels will be granted.

                           --------------------

      Wireless One of North Carolina, L.L.C. - In 1995, the Company entered into a joint venture with CT Wireless Cable, Inc., a North Carolina corporation, and O. Gene Gabbard, for the purpose of forming WONC to (i) develop and operate wireless cable systems in the state of North Carolina and in the Greenville and Spartanburg, South Carolina Markets, (ii) enter into lease agreements with various educational organizations for the use of ITFS wireless cable channels, (iii) bid for, purchase, or otherwise acquire the use of licenses for commercial wireless cable channels, and (iv) develop and operate wireless cable systems using the leased ITFS and acquired commercial wireless cable channels. The Company holds a 50% interest in WONC, CT Wireless Cable, Inc. holds a 48% interest in WONC, and O. Gene Gabbard holds a 2% interest in WONC.

      In December 1996, WONC was awarded the right to use ITFS channels held by the University of North Carolina ("UNC") to develop a statewide wireless cable network. Specifically, the contract allows WONC to build wireless cable systems across the state, in part using the 40 channels licensed to or applied for by UNC.

      The Company estimates that WONC has aggregated a spectrum covering in excess of one million LOS households. The Company estimates that the addition of the UNC channels will enable WONC to reach approximately 900,000 new LOS households in the North Carolina, bringing the total LOS households in the WONC footprint to approximately 2.0 million. The Company is working with its joint venture partners to evaluate the best financing plan for WONC.

      Based on WONC's ITFS filings and channel acquisitions, the Company's existing properties and BTA Auction rights, the Company believes that WONC will have sufficient channel capacity to launch wireless cable systems in the following markets:

                                       Estimated          Estimated
                                         Total               LOS
            Market                     Households         Households
    ------------------------------    ------------       ------------
    Asheville, NC                       246,700             93,300
    Fayetteville, NC                    245,300            179,700
    Greenville, NC                       99,200             57,500
    Hickory, NC                         376,800            162,700
    Jacksonville, NC                    136,700            116,200
    Rocky Mount, NC                     199,100            178,900
    Roanoke Rapids, NC                   44,700             38,000
    Wilmington, NC                      136,900            123,400
    Rockingham, NC                       93,200             86,600
    Elizabeth City, NC                   63,800             35,500
    Raleigh, NC                         217,800            142,400
    Winston-Salem, NC                   546,400            357,200
    Charlotte, NC                       577,400            377,400
                                      ----------         ----------
    Total                             2,984,000          1,948,800
                                      ==========         ==========


      Operating Systems - At December 31, 1996, the Company had 32 Operating Systems. The Company generally offers 20 to 26 basic cable channels and one to three premium channels in each Market. In 95% of its Operating Systems, the Company also offers at least one pay-per-view channel and expects to offer at least one pay-per-view channel in all of its Markets during 1997. In addition, the Company retransmits five local off-air VHF/UHF channels along with its wireless channels, which provide its subscribers with access to local news, including weather news. The basic package ranges in price from $15.95 to $19.95 per month, with an additional $6.95 to $19.95 per premium channel. The Operating Systems transmit at 10 to 50 watts of power from transmission towers and generally have signal patterns covering a radius of 18 to 35 miles.

      The following chart depicts the Company's current programming line-up in a typical Operating System.

                         Company Channel Offerings
Basic
ABC (local network affiliate)          The Learning Channel (education)
AMC (classic movies)                   Mind Extension University (education)
Black Entertainment Television         The Nashville Network (music)
  (special interest)
CBS (local network affiliate)          NBC (local network affiliate)
Country Music Television               Nickelodeon (children's)
CNN (news)                             PBS (education, general interest)
C-SPAN (public affairs)                SportSouth (southeast U.S. sports)
Discovery (science)                    TBS Superstation (sports, movies)
The Disney Channel (1)                 TNT (sports, movies)
ESPN (sports)                          USA (general interest)
The Family Channel (family             The Weather Channel (weather)
  entertainment)
Fox (local network affiliate)
Premium                                Pay-Per-View
Home Box Office                        Viewer's Choice
Showtime
The Disney Channel(1)
________________________

   (1)The Disney Channel is part of the basic package in certain Markets and as a premium channel in other Markets.

                           ------------------------

      Currently, the FCC will not accept applications for new ITFS licenses or "major" modifications of ITFS licenses which relate to channel rights in several of the Company's Future Launch Markets. The most recent five-day window for filing ITFS applications was completed on December 23, 1996, in which the Company's lessors filed the majority of the applications required
to effectuate its future launch plans.   The Company believes that the
currently pending ITFS applications filed by its lessors are expected to undergo review by FCC engineers and staff attorneys over the next 18
months.   If  the  FCC  staff determines that an application meets certain basic technical and legal qualifications, the staff will then determine whether the application proposes facilities that would result in signal interference to facilities proposed in other pending applications. If so, the conflicting applications undergo a comparative criteria that includes whether an applicant is located in the community to be served and is an accredited educator proposing to serve its own students.

      Historically, the outcome of the selection process when two or more qualified applicants are competing for the same channels has been somewhat predictable based on the particular facts and circumstances. A small number of the Company's lease agreements involve applications for channel licenses for which competing applications have been filed. The Company therefore anticipates that a substantial number of the pending applications will be granted. However, no assurance can be given as to the precise number of applications that will be granted. The failure of the Company to obtain a sufficient number of channel rights in a particular Market could have a material adverse effect on the growth of the Company.

      EdNet Agreement - The Company contracts with EdNet for the commercial use of 20 ITFS channels in each of its Mississippi Markets. The EdNet Agreement provides exclusive rights to use all excess airtime (that portion of a channel's airtime available for commercial programming under FCC rules and policies) for the 20 ITFS channels located in each of the Company's Mississippi Markets. The Company believes that the EdNet Agreement presents the Company with a number of strategic benefits. The Company's rights under the agreement to the available commercial use of 20 of the 32 available wireless frequencies throughout Mississippi provide it with the critical mass of channels necessary to operate in each of its Mississippi Markets and create a significant competitive advantage relative to other potential wireless cable operators in such Markets. The large contiguous nature of the cluster of Markets encompassing Mississippi will allow the Company to centralize operations and achieve substantial economies of scale in Mississippi and surrounding Markets. The Company believes its transmission of programming involving job training, fire and police training, literacy projects and other continuing education programs enjoys the support of the Mississippi state authorities and will generate substantial goodwill in the community and enhance the Company's identity as a local provider of subscription television service.

System Costs

      The Company estimates that the current cost per market for transmission (or headend) equipment and build-out in a typical 31 channel system will be approximately $1 million. The Company estimates that each additional wireless cable subscriber will require an incremental capital expenditure of approximately $375 to $500, consisting of, on average, $240 to $300 of materials and $135 to $200 of installation labor and overhead charges.

      The operating costs for wireless cable systems are generally lower than those for comparable traditional hard-wire systems. This is attributable to lower system network maintenance and depreciation expense. Programming is generally available to traditional hard-wire and wireless cable operators on comparable terms, although operators that have a smaller number of subscribers often are required to pay higher per subscriber fees. Accordingly, operators in the initial operating stage generally pay higher programming fees on a per subscriber basis. The Company believes that it has a stable base of subscribers that has allowed it to maintain an average churn rate below 2.5% per month for the year ended December 31, 1996, resulting in reduced installation and marketing expenses. By locating its operations in geographic clusters, the Company believes that it can further contain costs by taking advantage of economies of scale in management, sales and customer service. For each Operating System, the Company employs a general manager, salespersons and installation and repair personnel. All other functions are centralized, including engineering, marketing, billing, customer service, finance and administration.

Subscription Television Industry Trends

      The Company's business will be affected by subscription television industry trends, and in order to maintain and increase its customer base in the years ahead, the Company will need to adapt rapidly to industry trends to remain competitive.

      Addressability and Pay-Per-View - "Addressability" means the ability to implement specific orders from or send other communications to each subscriber, such as pay-per-view channels, without having to modify a subscriber's equipment. The Company provides all of its subscribers with addressable converters, while only a portion of traditional hard-wire cable operators use addressability. Without addressability, the customer must make two trips to the cable operator's offices in order to obtain pay-per-view programming, once to obtain the descrambling device and once to return it. Pay-per-view is expected to become increasingly popular as additional exclusive events become available for distribution on pay-per-view and digital compression technology greatly expands the channel capacity available for such programming. The Company believes its fully addressable converters present a competitive advantage over traditional hard-wire cable operators.

      Digital Compression - Several equipment manufacturers are developing digital compression technology which would allow several programs to be carried within the same bandwidth which presently can accommodate only one program without digital compression technology. Manufacturers have projected varying compression ratios for future equipment, ranging from four-to-one to ten-to-one, which would increase the channels available to be carried on a wireless cable system using digital compression technology from 31 to between 124 and 310 channels.

      Interactivity - Certain traditional hard-wire cable operators have announced their intentions to develop interactive features for use by their customers. Interactivity would allow customers to utilize their televisions for two-way communications such as video games, home shopping and video-on-demand. Extensive use of interactivity will likely require the development
and utilization of digital compression and cellularization.   The wireless
cable industry filed in March 1997 a request with the FCC proposing the adoption of new rates to permit MDS and ITFS channels to be used for two-way interactive services. At this time, the Company believes that the widespread commercial availability of many interactive products is at least several years away.

      Advertising - Local and national advertising continues to grow as a source of revenue for hard-wire and wireless cable operators. The Company recently began generating advertising revenue and expects to increase this amount over time as its systems mature. The Company believes its regional cluster strategy should benefit its efforts in this regard because of its ability to deliver advertising throughout its entire region and not just isolated markets.

Competition

      In addition to competition from traditional hard-wire cable television systems, wireless cable television operators face competition from a number of other sources, including potential competition from emerging trends and technologies in the subscription television industry, some of which are described below.

      Direct-to-Home ("DTH") - DTH satellite television services originally were available via satellite receivers which generally were seven to 12 foot dishes mounted in the yards of homes to receive television signals from orbiting satellites. Until the implementation of encryption, these dishes enabled reception of any and all signals without the payment of fees. Having to purchase decoders and to pay for programming has reduced the popularity of DTH, although the Company will compete to some degree with these systems in marketing its services.

      Direct Broadcast Satellite Programming - DBS programming involves the transmission of an encoded signal directly from a satellite to an 18 to 36 inch dish installed at the customer's premises. DBS providers currently have approximately five million subscribers nationwide. Currently, DBS operators cannot, for technical and legal reasons, provide local VHF/UHF broadcast channels as part of their service, although some customers receive such channels from standard over-the-air antennae. DBS may provide subscribers with access to broadcast network distant signals only when such subscribers reside in areas unserved by any broadcast station. The cost to a DBS subscriber for equipment and service is generally substantially higher than the cost to wireless cable subscribers. If a subscriber is unable to receive local network signals off-air, due to such subscriber's geographic location, the subscriber would be able to receive the network signals through DBS transmissions, but such transmissions would be limited to distant, rather than local, network signals. The Company does not currently experience, and does not anticipate in the near future that it will experience, significant competition from DBS in its Markets due primarily to DBS' higher cost and failure to provide local VHF/UHF broadcast channels. In August 1996, the U.S. Copyright Office issued an advisory letter indicating that it "would not question" copyright statements filed by DBS operators that include the retransmission of local broadcast signals. While this development eliminates some of the legal obstacles to the retransmission of local broadcast stations by DBS systems, there is no indication that DBS operators have developed the technical means to effectively carry and transmit local broadcast stations. Congress is presently conducting hearings concerning video distribution copyright issues which could result in further developments on this issue.


      Private Cable - Private cable, also known as SMATV (Satellite Master Antenna Television), is a multichannel subscription television service where the programming is received by satellite receiver and then transmitted via coaxial cable through private property, often MDUs, without crossing public rights of way. Private cable operates under an agreement with a private landowner to service a specific MDU, commercial establishment or hotel. The FCC permits point-to-point delivery of video programming by private cable operators and other video delivery systems in the 18 GHz band. Private cable operators compete with the Company for rights of entry into MDUs, commercial establishments and hotels.

      Telephone Companies - The 1996 Act permits Local Exchange Carriers ("LECs") to provide video service in their telephone service areas. Under existing FCC rules LECs may provide "video dial tone" service, thereby allowing LECs to make available to multiple service providers, on a nondiscriminatory common carrier basis, a basic platform that will permit end users to access video program services provided by others. Several large telephone companies have announced plans to either (i) enhance their existing distribution plant to offer video dialtone service, (ii) construct new distribution plants in conjunction with a local cable operator to offer video dialtone service or (iii) acquire or merge with existing franchise cable systems outside of the telephone companies' respective telephone service areas. BellSouth Corporation ("BellSouth") announced in late 1996 and early 1997 that it had entered into agreements to acquire wireless cable systems and channels rights in New Orleans, Louisiana, Louisville, Kentucky and five markets in the Atlanta, Georgia metropolitan area, and seven markets in Florida. The competitive effect of the offering by telephone companies of subscription television services, including wireless cable, video dialtone and fiber optic, is still uncertain. The Company believes that wireless cable technology will continue to offer a lower cost alternative to video dialtone and fiber optic distribution technologies.

      Local Off-Air VHF/UHF Broadcasts - Local off-air VHF/UHF broadcasts (from ABC, NBC, CBS and Fox affiliates) provide free programming to the public. In some areas, several low power television ("LPTV") stations authorized by the FCC are used to provide multichannel subscription television service to the public. LPTV transmits on conventional VHF/UHF broadcast channels, but is restricted to very low power levels, which limits the area where a high quality signal can be received.

      Local Multi-Point Distribution Service - In 1993, the FCC initially proposed to redesignate a portion of the 28 GHz band to create a new video programming delivery service referred to as LMDS. In July 1995, the FCC proposed to award licenses in each of 493 BTAs pursuant to auctions. Sufficient spectrum for up to 49 analog channels has been designated for the LMDS service. LMDS is a competitive technology tailored more for high density urban areas due to the relatively small radius of its signal. At this time, the Company does not have plans to participate in the upcoming auction.

      Wireless Communications Service - In early 1997, the FCC allocated 30 MHz of spectrum in the 2.3 GHz band for a new service called Wireless Communications Service ("WCS"). Because of its proximity to wireless cable spectrum, WCS spectrum could be used by existing wireless cable operators to add channels or by other companies to offer competing subscription television services or other services. The FCC will award two 10 MHZ licenses for each of 52 Major Economic Areas and two 5 MHz licenses for each of 12 Regional Economic Area Groupings. On April 15, 1997, the FCC began auctioning the licenses.

Regulatory Environment

      General - The wireless cable industry is subject to regulation by the FCC pursuant to the Communications Act. The Communications Act empowers the FCC, among other things, to issue, revoke, modify and renew licenses within the spectrum available to wireless cable; to approve the assignment and/or transfer of control of such licenses; to approve the location of wireless cable systems; to regulate the kind, configuration and operation of equipment used by wireless cable systems; and to impose certain equal employment opportunity and reporting requirements on channel license holders and wireless cable operators.

      The FCC has determined that wireless systems are not "cable systems" for purposes of the Communications Act. Accordingly, a wireless cable system does not require a local franchise and is subject to fewer local regulations than a hard-wire cable system. In addition, all transmission and reception equipment for a wireless cable system can be located on private property, therefore eliminating the need to make use of utility poles, dedicated easements or other public rights of way. Although wireless cable operators typically must lease from the holders of channel licenses the right to use wireless cable channels, unlike hard-wire cable operators they do not have to pay local franchise fees. Recently, legislation has been introduced in several states to authorize state and local authorities to impose on all video program distributors (including wireless cable operators) a tax on such distributors' gross receipts comparable to the franchise fees that hard-wire cable operators must pay. Similar legislation might be enacted in states where the Company does business or intends to do business. Efforts are underway by the Wireless Cable Association International, Inc. to have Congress preempt the imposition of such taxes by enacting new federal legislation. In addition, the industry is opposing the state bills as they are introduced. However, it is not possible to predict whether new state laws will be enacted that impose new taxes on wireless cable operators.

      Interference - Wireless cable transmissions are subject to FCC regulations governing interference and transmission quality. Other than a limited number of experimental and developmental systems, wireless cable systems transmit in a standard analog format. The FCC has adopted interim guidelines for the implementation of certain digital transmission formats, which are intended to facilitate the rapid implementation of digital wireless cable systems capable of providing more programming sources on the same channel bandwidth and improving signal quality.

      The FCC also regulates transmitter locations and signal strength. The operation of a wireless cable television system requires the co-location of a commercially viable number of transmitting antennae and operations with common technical characteristics (such as power and polarity). In order to commence the operations of certain of the Company's Markets, applications have been filed or must be filed with the FCC to relocate and modify authorized transmission facilities.

      Under current FCC regulations, a wireless cable operator generally may serve any location within the LOS of its transmission facility, provided that it complies with the FCC's interference protection standards. An MDS station generally is entitled to interference protection within a 35-mile radius around its transmitter site. Generally, an ITFS facility is entitled to the same 35-mile protected area during excess capacity use by a wireless cable operator, as well as interference protection for all of its FCC-registered receive-sites. In launching or upgrading a system, the Company may wish to relocate its transmission facility, or increase its height or signal power in order to serve one or more of its targeted markets. If such changes would result in interference to any previously proposed station, the consent of such station must be obtained before the FCC will grant the proposed modification. There can be no assurance that any necessary consents will be received. In addition, such modifications will be subject to the interference protection rights of BTA Auction winners.

      The 1992 Cable Act - The 1992 Cable Act imposed additional regulation on traditional hard-wire cable operators and permits regulation of hard-wire cable rates in markets in which there is no "effective competition." The 1992 Cable Act, among other things, directed the FCC to adopt comprehensive new federal standards for local regulation of certain rates charged by traditional hard-wire cable operators. The 1992 Cable Act also deregulated traditional hard-wire cable in a given market once other subscription television providers serve, in the aggregate, at least 15% of the cable franchise area. Rates charged by wireless cable operators, typically already lower than traditional hard-wire cable rates, are not subject to regulation under the 1992 Cable Act. Pursuant to the 1992 Cable Act, the FCC has required traditional hard-wire cable operators to implement rate reductions.

      The 1996 Act - A principal focus of the 1996 Act is freeing local telephone companies and long distance telephone companies from barriers to competing in each other's lines of business, and preempting state restrictions on competition in the provision of local telephone service. In addition, the 1996 Act contains provisions which amend the 1992 Cable Act and which affect wireless cable operators.

      A significant potential effect on the Company of the 1996 Act may result from its provisions exempting traditional hard-wire cable systems from rate regulation. In particular, the 1996 Act will end rate regulation of all but basic cable service by 1999, and immediately removes virtually all rate regulation of "Small cable operators," those cable systems not owned by multiple system cable operators ("MSOs"), and serving 50,000 or fewer subscribers. The Company believes that cable systems in many of the Company's Markets will qualify for small system rate deregulation and that a number of them will raise their rates, which may improve the Company's price advantages over competing traditional hard-wire cable services.

      The 1996 Act also contains provisions allowing local exchange telephone companies to offer cable service within their telephone service areas. Under the 1992 Cable Act, exchange telephone companies were free to offer wireless cable service anywhere, but could offer wired cable service only outside of their exchange telephone areas or solely as common carriers, subject to FCC authorization. The 1996 Act allows exchange telephone companies to offer video programming services via radio communications (such as wireless cable) without regulation of rates or services, to offer hard-wire or fiber cable service channels for hire by video programmers, to offer their own hardwire or fiber cable service over networks with channels also available for use by other video program services providers under a modified regulatory scheme, and to provide traditional cable service subject to local franchising requirements. It is difficult to predict the impact (if any) of final FCC regulations with regard to local exchange telephone companies in these respects on the Company.

      FCC rules generally prohibit hard-wire cable operators from providing wireless cable service in areas where the hard-wire cable franchise area overlaps with the 35-mile protected service area of a wireless cable system. In certain circumstances, the FCC may grant waivers of such restriction, or the common ownership of hard-wire and wireless cable systems may otherwise be exempt. Rules adopted by the FCC pursuant to the 1996 Act permit cable operators to offer wireless cable service in such overlap areas where the cable company is subject to "effective competition." Telephone companies are not subject to any such cross-ownership restrictions.

      The 1996 Act offers wireless cable operators and satellite programmers relief from private and local governmentally-imposed restrictions on the placement of receive-site antennae. In some instances, wireless cable operators have been unable to serve areas due to laws, zoning ordinances, homeowner association rules or restrictive property covenants banning the erection of antennae on or near homes. In August 1996, the FCC adopted rules prohibiting restrictions that impair installation, maintenance or use of receive-site antennae.

      Other  Regulations  -  Wireless cable license holders  are  subject  to regulation by  the  Federal  Aviation  Administration  with  respect  to  the construction, marking and lighting of transmission towers and to certain local zoning regulations affecting construction of towers, receive-site antennae and other facilities. There may also be restrictions imposed by local authorities and private covenants. There can be no assurance that the Company will not be required to incur additional costs in complying with such regulations and restrictions.

Properties

      The Company leases approximately 15,746 square feet of office space for its corporate headquarters in Baton Rouge, Louisiana under a lease that expires on April 30, 2001. The Company pays approximately $131,500 per year for such space. The Company currently leases approximately 4,440 square feet for its administrative and regional offices in Jackson, Mississippi, which lease expires on January 31, 2001. The Company pays approximately $56,500 per year for such space. The Company is currently in the process of moving its administrative and regional offices to a new location in Jackson, Mississippi, for which it leases approximately 14,200 square feet of office space expiring on December 31, 2002. The Company pays approximately $191,500 per year for such space. The Company currently does and will, in the future, purchase or lease additional office space in other locations where it launches additional systems. In addition to office space, the Company also leases space on transmission towers located in its various markets. The Company believes that office space and space on transmission towers is readily available on acceptable terms in each of its Markets.

      The Company owns certain trademarks; however, the Company believes that its business is not materially dependent upon its ownership of any single trademark or group of trademarks.

Legal Proceedings

      The Company is not a party to any litigation that would have a material
adverse   effect  on  its  business,  results  of  operations,  or  financial condition.

Employees

      As of December 31, 1996, the Company had a total of 777 employees. None of the Company's employees is subject to a collective bargaining agreement. The Company has experienced no work stoppages and believes that it has good relations with its employees. The Company also utilizes the services of unaffiliated independent contractors to build and install its wireless cable systems and to market its service.


                                  MANAGEMENT

Executive Officers and Directors

      The following table sets forth certain information as of the date of this Prospectus with respect to each person who is an executive officer or director of the Company:

Name                             Age                  Position
Hans J. Sternberg(1)              61   Chairman of the Board
Henry M. Burkhalter               48   President and Vice Chairman of the
                                       Board
Sean E. Reilly                    36   Chief Executive Officer and Director
Henry G. Schopfer, III            50   Executive Vice President, Chief
                                       Financial Officer and Secretary
Alton C. Rye                      53   Executive Vice President-Operations
Bill R. Byer, Jr.                 39   Executive Vice President -Operations
Michael C. Ellis                  30   Vice President-Controller and
                                       Assistant Secretary
Arnold L. Chavkin(1)(3)           45   Director
William K. Luby(1)(2)(3)          37   Director
J. R. Holland, Jr.(1)(2)          53   Director
Daniel L. Shimer(2)               52   Director
William J. Van Devender (3)       48   Director
L. Allen Wheeler                  64   Director
____________________
  (1) Member of Operating Committee.
  (2) Member of the Compensation Committee.
  (3) Member of the Audit Committee.

      Hans J. Sternberg has served as Chairman of the Company since its founding in June 1995 and as Chairman of the Board of the Company's
predecessor since its founding in late 1993. He has also served as the Chairman and Chief Executive Officer of Starmount Life Insurance Company since 1983. He is a former owner and President and Chief Executive Officer of Maison Blanche Department Stores, a chain of 24 department stores.

      Henry M. Burkhalter became a Director of the Company in April 1996 and President and Vice Chairman upon the consummation of the TruVision Transaction in July 1996. Mr. Burkhalter had been Chairman of the Board of Directors, President and Chief Executive Officer of TruVision since its incorporation in April 1994. He has been the Chairman of Pacific Coast Paging, Inc. since 1990.

      Sean E. Reilly has served as Chief Executive Officer and Director of the Company since its founding in June 1995 and as Chief Executive Officer and President of the Company's predecessor since its founding in late 1993. Prior to joining the Company's predecessor, Mr. Reilly served as Vice-President of Real Estate/Mergers and Acquisitions of Lamar Advertising Company, a publicly-traded outdoor advertising company. Mr. Reilly served in the Louisiana Legislature as a State Representative from March 1988 to January 1996.

      Henry G. Schopfer, III became Executive Vice President and Chief Financial Officer on December 9, 1996. He also serves as the Company's Secretary. From 1988 to 1996, Mr. Schopfer served as an Executive Officer with Daniel Industries, Inc., a Houston, Texas-based manufacturer of oil field related products, most recently as Vice President and Chief Financial Officer.

      Alton C. Rye became Executive Vice President-Operations of the Company in August 1995. Prior to joining the Company, Mr. Rye served as Vice President-Operations for Sammons Communications, Inc. ("Sammons"), of Dallas, Texas, which was the twelfth largest cable television company in the United States at the time it was sold. From August 1993 to August 1995, he was responsible for Sammons' largest operating division, which serviced approximately 350,000 subscribers. From May 1987 to August 1993, Mr. Rye served as Vice President-Finance, Chief Financial Officer and Treasurer of Sammons.

      Bill R. Byer, Jr. became Executive Vice President-Operations of the Company upon consummation of the TruVision Transaction in July 1996. Mr. Byer had been Executive Vice President and Chief Operating Officer of TruVision since 1994. From 1989 to 1994, he served as General Manager for MultiMedia CableVision, Inc., which operated a wireless cable system serving Oklahoma City, Oklahoma. From 1984 to 1989, he served as General Manager of Argonox Communications/Technivision, a wireless cable company, and from 1979 to 1984, he served as General Manager of Movie Systems, Inc., a wireless cable company serving the Milwaukee, Wisconsin, Indianapolis, Indiana, Oklahoma City, Oklahoma and Ft. Lauderdale and West Palm Beach, Florida markets. In total, he has over 15 years of experience in the wireless cable industry, managing several systems with an aggregate number of subscribers in excess of 50,000.

      Michael C. Ellis has served as Vice President-Controller of the Company since joining the Company in November of 1995 and Secretary from August 1996 to February 1997. In February 1997, Mr. Ellis was appointed Assistant Secretary of the Company. Prior to joining the Company, he was an associate partner in the financial reporting and consulting division of Postlethwaite and Netterville, a regional accounting and consulting firm. He was employed with Postlethwaite and Netterville from August 1988 to November 1995.

      Arnold L. Chavkin became a Director of the Company in April 1996. He has been a General Partner of Chase Capital Partners ("CCP") since January 1992 and has served as the President of Chemical Investments, Inc. since March 1991. Mr. Chavkin is a director of Reading & Bates Corporation, American Radio Systems Corporation, Inc., Bell Sports, Inc., Envirotest Systems, Forcenergy, Inc. and American Tower Corp.

      William K. Luby became a director of the Company in June 1995 and a director of the Company's predecessor in April 1995. Since October 1996, Mr. Luby has been a partner in CEA Capital Partners, USA L.P., a private equity investor. From April 1996 to October 1996, he served as President of Two River Capital. From June 1992 to March 1996, Mr. Luby was a managing director at CMCC. From 1985 to 1992, Mr. Luby held various positions in the Leveraged Lending and Restructuring groups at The Chase Manhattan Bank, N.A.

      J. R. Holland, Jr. became a Director of the Company in June 1995. Mr. Holland served as Chairman of the Board of Directors of Heartland from October 1993 to March 1997. Mr. Holland remains a director of Heartland. Since September 1991, Mr. Holland has been employed as President of Unity Hunt, Inc., a private holding company with interests in entertainment, cable television, retail, investments, real estate, natural resources and energy businesses. Mr. Holland is also the President of Hunt Capital, a principal stockholder of Heartland. Mr. Holland is currently a director of Optical Securities Group, Inc. and TNP Enterprises, Inc.

      Daniel L. Shimer became a Director of the Company in February 1996. Mr. Shimer is President of Shimer Capital Partners, Inc., a financial consulting and merchant banking company started in September 1996. From April 1994 to September 1996 he served as Executive Vice President and Chief Financial Officer of COREStaff, Inc., a publicly-traded provider of staffing services. From March 1991 to March 1994, Mr. Shimer served as the Executive Vice-President and Chief Financial Officer of Brice Foods, Inc., an international manufacturer and retailer of frozen dessert products.

      William J. Van Devender became a Director of the Company upon consummation of the TruVision Transaction in July 1996. Mr. Van Devender had been a Director of TruVision since August 1994. He controls VanCom, a limited partner of MWTV. In addition, Mr. Van Devender has founded or served in senior executive positions with Van Petroleum, Inc., Green Acres Farms, Inc., Gulf Coast Plywood, Inc. and Coastal Paper Company. Mr. Van Devender also serves on the Board of Directors of Alaska-3 Cellular LLC, CelluTissue Holdings, Inc. and Pacificom LLC, and various bank and community organizations.

      L. Allen Wheeler became a Director of the Company in April 1997. Mr. Wheeler was the co-founder of Heartland and has and served as a director of Heartland since its formation in September 1990 and was Vice-Chairman of the Board of Directors from February 1996 until Feburary 1997. From January 1997 until February 1997, Mr. Wheeler served as acting President and Chief Executive Officer of Heartland. Mr. Wheeler has owned and managed diversified investments through Allen Wheeler Management, Inc., a personal holding company, for over 20 years.

      The Board of Directors of the Company is divided into three classes, as nearly equal in number as possible, having terms expiring at the annual meeting of the Company's stockholders in 1997 (comprised of Messrs. Luby, Holland and Van Devender), 1998 (comprised of Messrs. Reilly, Burkhalter and Shimer) and 1999 (comprised of Messrs. Sternberg, Chavkin and Webb). At each annual meeting of stockholders, successors of the class of Directors whose term expires at such meeting will be elected to serve for three-year terms and until their successors are elected and qualified. All current Directors were elected or appointed pursuant to the terms of a stockholders agreement. See "- Stockholders Agreement."

      Non-employee Directors of the Company receive an annual fee of $5,000 and a meeting fee of $500 per meeting attended, plus reimbursement of out-of-pocket expenses, for their services as Directors of the Company. In addition, each non-employee Director of the Company (an "Eligible Director") is eligible to receive stock options under the Company's 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). See "-Stock Option Plans-1995 Directors' Stock Option Plan." Directors who are also employees do not receive any additional compensation for their services as directors. In addition, Directors do not receive any additional compensation for committee participation.

Stockholders Agreement

      In connection with the Heartland Transaction, CMCC, Baseball Partners, Premier Venture Capital Corporation ("PVCC"), affiliates of Advantage Capital Corporation ("ACC"), Messrs. Sternberg and Reilly (PVCC, the affiliates of ACC and Messrs. Sternberg and and Reilly, are referred to herein as the "Old Wireless One Stockholders") and Heartland and certain of its subsidiaries entered into a stockholders agreement (the "Initial Stockholders Agreement"). The Initial Stockholders Agreement was amended and restated in connection with the execution of the TruVision Transaction, with CVCA, VanCom, MWTV and VCI and Messrs. Burkhalter, Byer and certain former executives of TruVision (collectively, the "Former TruVision Stockholders") becoming parties thereto. In September 1996, the agreement was further amended to remove the Old Wireless One Stockholders as parties thereto. In such amended and restated agreement (the "New Stockholders Agreement"), the parties thereto, among other things, agreed to vote their Common Stock so that the Board of Directors of the Company will have up to nine members, up to three of whom will be designated by Heartland (at least one of whom must be independent of Heartland and the Company), up to two of whom will be designated by CMCC, Baseball Partners and CVCA, collectively, and one of whom may be designated by the Former TruVision Stockholders other than CVCA. The current Directors proposed by Heartland are Messrs. Holland, Shimer and Wheeler; the current Directors proposed by CMCC, Baseball Partners and CVCA are Messrs. Van Devender and Chavkin, and the current Director proposed by the Former TruVision Stockholders is Mr. Burkhalter. Messrs. Sternberg, Reilly and Luby were originally proposed by the Old Wireless One Stockholders, but now serve as nominees of the full Board.

      Based upon certain filings made by the parties to the New Stockholders Agreement with the Securities and Exchange Commission (the "Commission"), the Company believes that the parties to the New Stockholders Agreement collectively beneficially own an aggregate of 9,107,369 shares of Common Stock, which represent approximately 53.7% of the outstanding Common Stock. As a result, these stockholders are able to control the election of the members of the Company's Board of Directors and to generally exercise control over the Company's affairs. The New Stockholders Agreement also provides that, without the prior approval of the Board and until October 24, 1998, the parties to the New Stockholders Agreement may not, without the approval of a majority of the Directors, (i) acquire equity securities of the Company (or rights or options to acquire equity securities of the Company, other than equity securities issued or issuable with respect to such Common Stock, securities issued to them pursuant to Board-approved option plans and the acquisition of up to 250,000 shares of Common Stock by Heartland), (ii) solicit proxies or consents in opposition to solicitations made by or on behalf of the Board or (iii) other than in connection with the New Stockholders Agreement act together with any other person to acquire, hold, vote or dispose of securities of the Company.

Registration Agreement

      In connection with the Heartland Transaction, the Company, Heartland, certain subsidiaries of Heartland and all of the former stockholders of the Company's predecessor entered into a registration agreement (the "Initial Registration Agreement"). The Initial Registration Agreement was amended and restated in connection with the TruVision Transaction, with all the former stockholders of TruVision becoming parties thereto. Under such amended and restated registration agreement (the "New Registration Agreement"), at any time after October 24, 1997, any of (a) the holders of a majority of the Common Stock issued to the former stockholders of the Company's predecessor (other than CMCC and Baseball Partners) in the Heartland Transaction, (b) the holders of a majority of the Common Stock issued to Heartland or certain of Heartland's subsidiaries in the Heartland Transaction, (c) the holders of a majority of the Common Stock issued to the former stockholders of TruVision (other than CVCA) in the TruVision Transaction, or (d) the holders of a majority of the Common Stock issued to CMCC and Baseball Partners in the Heartland Transaction or issued to CVCA in the TruVision Transaction, shall each have the right, subject to certain conditions, to require the Company to register any or all of such Common Stock under the Securities Act on Form S-1 on three occasions at the Company's expense and on Form S-2 or S-3 on an additional three occasions at the Company's expense. The holders of any such shares of Common Stock are also entitled to request the inclusion of any Common Stock subject to the Registration Agreement in any registration statement at the Company's expense whenever the Company proposes to register any of its equity securities under the Securities Act, subject to certain conditions.

      In accordance with the New Registration Rights Agreement, the Company registered for resale, on Form S-3, the 180,000 shares of Common Stock granted to VCI in connection with the TruVision Transaction.

Summary Compensation Table

      The table below provides information relating to compensation for the Company's last three fiscal years for the Company's Chief Executive Officer and highest paid executive officer (collectively, the "Named Executive Officers"). No other executive officers of the Company received compensation in excess of $100,000 in 1996.

                                                              Long-Term
                                                            Compensation
                                                                Awards
                                                        ----------------------
                                Annual Compensation     Restricted  Securities
   Name and                  -------------------------     Stock    Underlying     All Other
Principal Position           Year    Salary      Bonus     Awards     Options    Compensation
--------------------------   ----  -----------   -----  ----------  ----------   ------------
Sean E. Reilly               1996  $ 131,781      ---        ---        ---          $4,442
  Chief Executive Officer
                             1995  $  87,692      ---        ---      201,395           ---
                             1994  $  35,000(1)   ---        ---      113,144           ---

Alton C. Rye                 1996  $ 103,467      ---        ---         ---         $4,442
   Executive Vice
   President-Operations      1995  $  31,058(2)   ---        ---       30,000           ---


________________________
(1)   Mr. Reilly began receiving  compensation  from Old Wireless One on June
      1, 1994.
(2) Mr. Rye began receiving compensation from Old Wireless One on September 1, 1995.
(3)   Auto allowance.
                              ----------------------

Stock Option Holdings

      The following table sets forth information with respect to the Named Executive Officers concerning stock options held by them as of December 31, 1996. The Company did not grant any options to the Named Executive Officers in 1996 nor did the Named Executive Officers exercise any options to purchase the Company's Common Stock in 1996.

                   Aggregated Fiscal Year-End Option Values

                      Number of Securities           Value of Unexercised
                  Underlying Unexercised Options     In-the-Money Options
                        at Fiscal Year-End            at Fiscal Year-End
                  ------------------------------ ----------------------------
     Name            Exercisable/Unexercisable   Exercisable/Unexercisable(3)
    ------           -------------------------   ----------------------------
Sean E. Reilly (1)        125,815/188,724                $158,500/0
Alton C. Rye (2)            6,000/24000                         0/0

____________________
(1) Mr. Reilly has the following number of currently exercisable options at the exercise prices listed below; 45,257 at $6.21 per share, 40,279 at $4.16 per share and 40,279 at $5.62 per share. Mr. Reilly also has 67,887 options, which are not currently exercisable, that have an exercise price of $6.21 per share. The remainder of Mr. Reilly's options will vest and become exercisable in three equal installments over the next three years. Each installment will become exercisable at an exercise price 35% higher than the prior year's installment.
(2) These options, all of which were granted on October 19, 1995, have a ten-year term, an exercise price per share of $10.50 and become exercisable in 20% annual increments on the anniversary of the date of grant.
(3) The closing sale price of the Common Stock on December 31, 1996 was $6.625 as reported by the Nasdaq Stock Market National Market. The value of such options at the fiscal year end is calculated on the basis of the difference between the option exercise price and $6.625 multiplied by the number of shares of Common Stock underlying the option.
                              --------------------

Employment Agreements

      The Company has entered into into employment agreements with certain of its executive officers, including Messrs. Burkhalter, Reilly, Byer, Rye and Schopfer. The employment agreements provide for payment of a base salary indexed to inflation and bonuses awarded at the sole discretion of the Company's Compensation Committee and based upon the executive's performance and the Company's operating results. The term of each agreement ends on April 14, 1998, subject to automatic annual renewal through April 14, 2005. Each employment agreement provides that each executive may be terminated with or without cause, and provides that the executive will not compete with the Company or its subsidiaries within a specified area during the period of employment and for the two years thereafter. Each executive will be entitled to receive a severance payment in the event of a resignation caused by the relocation of the Company's office at which the executive is employed to a location more than 60 miles from its present location.

Compensation Committee Interlocks and Insider Participation

      The members of the Company's Compensation Committee are Messrs. Holland, Luby, and Shimer. No past or current officer or employee of the Company serves on the Compensation Committee. During 1996, no executive officer of the Company served as a member of the compensation committee or a director of an entity, one of whose executive officers served as a director of the Company. The Compensation Committee was established in October 1995 in connection with the Company's initial public offering. Previous compensation  levels  for  Messrs.  Sternberg  and  Reilly  were  established pursuant to the terms of their respective employment agreements. See "Employment Agreements." The compensation levels for Messrs. Burkhalter and Byer were approved by the Compensation Committee at the time of the TruVision Transaction. The compensation for Messrs. Rye, Schopfer and Ellis, the other executive officers of the Company, was approved by the full Board of Directors upon the recommendation of the Compensation Committee. Executive officers who are also Directors of the Company did not participate in discussions relating to their individual compensation arrangements. No Director who served as a member of the Compensation Committee was a party to any reportable interlock during 1996.

Stock Option Plans

      1995 Long-Term Performance Incentive Plan. The Board of Directors has adopted and the stockholders of the Company have approved the 1995 Long-Term Performance Incentive Plan (the "Incentive Plan"), which provides for the grant to key employees of the Company of (i) both "incentive stock options," as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that are non-qualified for federal income tax purposes, (ii) stock appreciation rights, (iii) restricted stock, (iv) performance grants and (v) any other type of award deemed by the Compensation Committee to be consistent with the purpose of the Incentive Plan. The total number of shares of Common Stock which may be granted pursuant to the Incentive Plan is 1,300,000, subject to certain adjustments reflecting changes in the Company's capitalization. The Incentive Plan will terminate upon the earlier of the adoption of a Board of Director's resolution terminating the Incentive Plan or the tenth anniversary of the date of adoption, unless extended for an additional five-year period for grants of awards other than incentive stock options, and is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has broad powers under the Incentive Plan, including exclusive authority (except as otherwise provided in the Incentive Plan) to establish performance objectives and to determine (i) which of the Company's employees will receive awards, (ii) the type, size and terms of awards, and (iii) the time when awards will be granted. Members of the Compensation Committee will not be eligible to receive awards under the Incentive Plan. Directors who are also employees are eligible to receive awards under the Incentive Plan. Non-employee directors are not eligible to receive options under the Incentive Plan, but may be eligible to receive awards under the Directors' Plan.

      The exercise price of incentive stock options is determined by the Compensation Committee, but may not be less than 100% of the fair market value of the Common Stock on the date of grant, and the term of any such option may not exceed 10 years from the date of grant. With respect to any employee who owns stock representing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares on the date of grant, and the term of such option may not exceed five years from the date of grant. The exercise price of non-qualified stock options is determined by the Compensation Committee on the date the option is granted.

      Options and stock appreciation rights granted under the Incentive Plan are nontransferable, unless otherwise specified in the award instrument, and, with certain exceptions in the event of the death or disability of the participant, may be exercised by the participant only during employment, subject to vesting requirements established by the Compensation Committee. Restrictions on awards granted under the Incentive Plan will also generally vest upon a proposed sale of substantially all of the assets of the Company, or the merger of the Company with or into another corporation.

      The Company has assumed all non-qualified options issued by Old Wireless One. Such options are now covered by the Incentive Plan and cover 691,988 shares with a weighted average exercise price per share of $7.54. Such options vest over a five-year period which period commenced on February 1, 1995. The options expire on April 14, 2001. In October 1995 the Company issued non-qualified stock options for 50,000 shares of Common Stock, with an exercise price equal to the initial public offering price, to two employees of the Company. Such options are scheduled to vest in equal installments over a five-year period from the date of grant. In addition, upon the consummation of the TruVision Transaction, the Company assumed the non-qualified options issued by TruVision. Such options are now covered by the Incentive Plan and cover 195,226 shares at a weighted average exercise price of $6.82. All such options are fully-vested and expire on June 8, 2004. In December 1996, the Company issued stock options for 27,000 shares of Common Stock to Mr. Schopfer upon his hiring.

      1996 Non-Employee Directors' Stock Option Plan. The Board of Directors has adopted and the stockholders of the Company have approved the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan is administered by the Board of Directors. Eligible Directors are eligible to receive options under the Directors' Plan. The total number of shares of Common Stock for which options may be granted under the Directors' Plan is 100,000 subject to certain adjustments reflecting changes in the Company's capitalization.

      Options granted under the Directors' Plan will be non-qualified options for federal income tax purposes. The exercise price of options will be determined as specified in the Plan and will be at least 100% of the fair market value of the Common Stock on the date of grant.

      Options granted under the Directors' Plan may be subject to vesting and certain other restrictions at the Board of Directors' sole discretion. Subject to certain exceptions, the right to exercise an option generally terminates at the earlier of (i) the first date on which the initial grantee of such option is no longer a director of either the Company or any subsidiary of the Company for any reason other than death, permanent disability, or termination with "cause" (as defined in the Directors' Plan) or (ii) the expiration date of the option. Options granted under the Directors' Plan will also generally vest upon a "change in control" of the Company (as defined in the Directors' Plan). The Company issued options to purchase 20,000 shares of Common Stock under the Directors' Plan in 1996. Pursuant to the Directors' Plan, on each November 15, each Eligible Director will be granted options to purchase 2,000 shares of Common Stock.

      General. The Board of Directors generally has the power and authority to amend the Incentive Plan and the Directors' Plan (collectively, the "Stock Option Plans") at any time without approval of the Company's stockholders; provided, that the Board of Directors may not amend the Stock Option Plans in such a manner as to materially increase the benefits or number of shares under the Stock Option Plans or to modify the eligibility requirements without the affirmative approval of the Company's stockholders. In addition, the Board of Directors may not amend the Stock Option Plans to materially and adversely affect the rights of an option holder under such option without the consent of such option holder.

      Except as otherwise provided in an option agreement, if a director holding an option under the Directors' Plan dies or suffers a permanent disability while still employed by or a director of the Company or any subsidiary, then the right to exercise all unexpired installments of such option shall be accelerated and shall accrue as of the date of such death or the later of the date of such permanent disability or discovery of such permanent disability, and such option shall be exercisable, subject to certain exceptions, for 90 days after such date. In addition, except as otherwise provided in an option agreement, if an Eligible Director who holds an option granted under the Directors' Plan is terminated without "cause" (as defined in the Directors' Plan), then he will have the right to exercise any option which is currently exercisable at the time of such termination for 30 days after the date of such termination.

      Also, except as otherwise provided in an option agreement, if an employee holding an award granted under the Incentive Plan dies or suffers a permanent disability while still employed by the Company or any subsidiary, then such award may be exercised, to the extent the employee was entitled to do so at the termination of employment, by the employee, his legal guardian (unless such exercise would disqualify an option as an incentive stock option), or his legatee, legal representative or distributee (whichever is applicable), at any time within one year after the date of death or disability (but in no event later than the date on which such award terminates).


                             CERTAIN TRANSACTIONS

      In connection with the Heartland Transaction, Heartland and the Company entered into an agreement whereby (i) the Company agreed not to compete with Heartland or any of Heartland's subsidiaries in the wireless cable television business in specified markets in which Heartland and its subsidiaries operate or have significant channel rights, (ii) Heartland agreed not to compete with the Company in the wireless cable television business in specified markets, including substantially all of the Markets described herein and (iii) if at any time a wireless cable television system operated by the Company interferes with the signal transmission of a wireless cable television system operated by Heartland or one of Heartland's subsidiaries (or vice versa), then the Company, Heartland and their respective subsidiaries will use their best efforts to negotiate and enter into an appropriate non-interference agreement. The Company also entered into a registration rights agreement with Heartland and all of the former stockholders of Old Wireless One, which was amended and restated in connection with the TruVision Transaction, to include the Former TruVision Stockholders as parties thereto, pursuant to which the Company granted to the parties thereto certain demand and "piggy-back" registration rights with respect to shares of common stock held by such parties. See "Management - Registration Agreement."

      In February 1996, CVCA entered into an agreement whereby CVCA provided TruVision interim financing (the "Interim Facility") in an amount up to $12.0 million at an annual interest rate of 10% in order to fund certain operating and acquisition costs.

      In connection with the execution of the Company's merger with TruVision, the Company agreed to make certain loans to TruVision pending the consummation of the TruVision Transaction. On May 6, 1996, the Company made such a loan to TruVision in the amount of approximately $1.5 million, of which TruVision used $1.0 million of the proceeds of such loan to repay borrowings under a working capital facility which was guaranteed by Mr. Burkhalter, and that guarantee was terminated and released. On the date of, but prior to, the consummation of the TruVision Transaction, the Company made such a loan to TruVision in the amount of approximately $1.5 million, and TruVision used the proceeds of that borrowing to pay accrued dividends on its preferred stock to CVCA and VanCom in the amounts of approximately $1.4 million and $18,000, respectively. In addition, the Company issued to VCI, a corporation controlled by Mr. Burkhalter, 180,000 shares of Common Stock and paid to VCI $1.8 million in cash, in satisfaction of certain obligations of TruVision to VCI.

      The terms of the transactions described above were determined by the parties thereto, and the Company believes that such transactions involving affiliates were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties in arms-lengths transactions. The Company expects that all future transactions between the Company and its officers, Directors, principal stockholders and affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

      CSI is an affiliate of CMCC, CVCA and Baseball Partners, which own approximately 11.8%, 9.0% and 2.3%, respectively, of the outstanding Common Stock. CSI served as the lead underwriter for the 1996 Unit Offering. In addition, Mr. Chavkin, a Director of the Company, is a general partner of CCP, which is also affiliated with CSI. Under Conduct Rule 2720 ("Rule 2720") of the National Association of Securities Dealers, Inc. (the "NASD"), when a NASD member, such as CSI, participates in the distribution of a public offering of the securities of an affiliate of such member, such offering must be conducted in accordance with the applicable provisions of Rule 2720. Accordingly, by virtue of CSI's participation in the 1996 Unit Offering and Chase's ownership interest in the Company, the 1996 Unit Offering was conducted in accordance with the applicable provisions of Rule 2720. Prudential Securities Incorporated acted as a qualified independent underwriter for the 1996 Unit Offering, as required by Rule 2720. The Company believes that CSI participated in the 1996 Unit Offering on terms and received fees and commissions from the Offering on a basis that was no less fair to the Company than was available from other non-affiliated underwriters.


                            PRINCIPAL STOCKHOLDERS

      Except as otherwise noted, the following table sets forth certain information as of April 1, 1997 as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company and the security ownership of equity securities of the Company by (i) each of the Directors of the Company, (ii) each of the Named Executive Officers, and (iii) all Directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective Director, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Exchange Act.

                                                            Common Stock(1)
                                                        ----------------------
           Directors, Officers                          Number of   Percent of
           and 5% Stockholders                            Shares      Class
          --------------------                          ---------   ----------
Heartland Wireless Communications, Inc. (2)              3,459,508     20.4%
Chase Manhattan Capital Corporation (3)                  1,991,690     11.8%
Chase Venture Capital Associates L.P. (3)                1,517,979      9.0%
Baseball Partners (3)                                      393,226      2.3%
Mississippi Wireless TV, L.P. (4)                        1,702,406     10.1%
VanCom, Inc. (5)                                            42,560        *
Henry M. Burkhalter (4)(6)                               1,884,339     11.1%
Hans J. Sternberg (7)                                      499,700      2.9%
Sean E. Reilly (8)                                         209,920      1.2%
Arnold L. Chavkin (9)                                    3,902,895     23.0%
J. R. Holland, Jr. (10)                                  3,459,508     20.4%
William K. Luby (11)                                       393,226      2.3%
Daniel L. Shimer                                             4,800        *
William J. Van Devender (5)                                 57,904        *
Alton C. Rye (12)                                            7,000        *
L. Allen Wheeler (13)                                    3,459,508     20.4%
All Directors and executive officers as a
   group (13 persons)(14)                               10,040,577     57.6%
___________________
*     Less than one percent.

(1) Heartland and certain of its subsidiaries, CMCC, CVCA, Baseball Partners, MWTV, VanCom, VCI and Messrs. Burkhalter and Byer are parties to the New Stockholders Agreement, as amended. See "Management-Stockholders Agreement." Each of the parties to the Stockholders Agreement disclaims beneficial ownership of the shares of Common Stock owned by the other paries to such agreement.

(2) Heartland reported on a Schedule 13G filed with the SEC, on February 14, 1997, shared voting and dispositive power as of December 31, 1996, with respect to an aggregate of 3,259,508 shares of Common Stock owned by certain direct and indirect subsidiaries of Heartland. Shares listed for Heartland also include 200,000 shares of Common Stock that were distributed to Heartland from an escrow account that was established in connection with the Heartland Transaction. The address for Heartland is 903 North Bowser, Suite 140, Richardson, Texas 75081.

(3) CMCC reported, on a Schedule 13G filed with the SEC on February 13, 1997, shared voting and dispositive power as of December 31, 1996, with respect to 1,991,690 shares of Common Stock, together with The Chase Manhattan Bank, the direct parent of CMCC and The Chase Manhattan Corporation, the ultimate parent of CMCC. In the same filing, CVCA reported sole voting and dispositive power, as of December 31, 1996, with respect to 1,385,388 shares of Common Stock, and Baseball Partners reported shared voting and dispositive power with respect to 393,226 shares of Common Stock. The address for CMCC, CVCA and Baseball Partners is 380 Madison Avenue, 12th Floor, New York, New York 10017. Shares listed for CVCA also include 132,591 shares held in escrow for CVCA that will be distributed in 1997.

(4) MWTV owns 1,702,406 shares of Common Stock. The general partner of MWTV is WTV. Mr. Burkhalter is the President and controlling stockholder of WTV. WTV has the power to vote and dispose of the shares of Common Stock held by MWTV. Therefore, Mr. Burkhalter may be deemed to beneficially own all shares of Common Stock held by MWTV. Mr. Burkhalter disclaims beneficial ownership of any such shares of Common Stock. The address for MWTV and Mr. Burkhalter is c/o TruVision, 1080 River Oaks Drive, Suite A150, Jackson, MS 39208.

(5) VanCom is the limited partner of MWTV and has a right to 22.9167% of allocations and distributions of the Partnership. Shares owned by Mr. Van Devender include shares owned by VanCom as Mr. Van Devender is the President and controlling stockholder of VanCom. Mr. Van Devender's address is c/o VanCom, Inc., P.O. Box 5327, Jackson, Mississippi 39296.

(6) Includes 12,288 shares owned by Mr. Burkhalter's wife and 78,015 shares issuable upon the exercise of presently exercisable options.

(7) Includes 75,120 shares owned by Mr. Sternberg's wife and children and 148,444 shares issuable upon the exercise of presently exercisable options.

(8) Includes 193,702 shares issuable upon the exercise of presently exercisable options.

(9) Reflects 3,902,895 shares owned by CVCA, CMCC and Baseball Partners. Mr. Chavkin is a general partner of CCP, which is the general partner of CVCA. CCP has investment and voting discretion with respect to the shares held by CMCC. Baseball Partners has agreed to grant a proxy with respect to the Shares held by it to CCP. Mr. Chavkin disclaims beneficial ownership of the Shares held by CVCA, CMCC and Baseball Partners. The address for Mr. Chavkin is 380 Madison Avenue, 12th Floor, New York, NY 10017.

(10) Includes 3,459,508 shares beneficially owned by Heartland. Mr. Holland is the Manager and President of Hunt Capital Group, L.L.C., a principal stockholder of Heartland. Mr. Holland is also a director of Heartland. Mr. Holland disclaims beneficial ownership of shares owned by Heartland. The address for Mr. Holland is 4000 Thanksgiving Tower, Dallas, TX 75201.

(11)  Reflects   shares  of  Common  Stock  beneficially  owned  by  Baseball
      Partners. Mr. Luby is a general partner of Baseball Partners and therefore may be deemed to be a beneficial owner of such shares. Mr. Luby disclaims beneficial ownership of all of the shares of Common Stock owned by Baseball Partners in which Mr. Luby has no pecuniary interest. Certain affiliates of CMCC are general partners of Baseball Partners.

(12)  Includes   6,000   shares  issuable  upon  the  exercise  of  currently
      exercisable options.

(13) Includes 3,459,508 shares beneficially owned by Heartland, of which Mr. Wheeler is a director. Mr. Wheeler disclaims any beneficial ownership of shares owned by Heartland. The address of Mr. Wheeler is


(14) Includes 490,572 shares issuable upon the exercise of currently exercisable options held by directors and executive officers.



                           DESCRIPTION OF THE NOTES

General

      The Notes were issued under the Indenture dated as of August 12, 1996 between the Company and United States Trust Company of New York, as trustee (the "Trustee"), a copy of which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part and will be made available to purchasers of the Notes upon request. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

      The following summary of the material provisions of the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "--Certain Definitions." References to the Company in the "Description of Notes" are to Wireless One, Inc., excluding any Subsidiaries thereof.

Principal, Interest and Maturity

      The Notes were issued at a discount to their aggregate principal amount to generate gross proceeds to the Company of $125 million and are senior obligations of the Company. The Notes will accrete in value until August 1, 2001 at a rate of 13 1/2% per annum, compounded semi-annually, to an aggregate principal amount of $239,252,000. Cash interest will not accrue on the Notes prior to August 1, 2001. Thereafter, interest will accrue at a rate of 13 1/2% per annum and will be payable semi-annually in cash on each February 1 and August 1, commencing February 1, 2002, to holders of record on the immediately preceding January 15 and July 15. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 1, 2001. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes will mature on August 1,
2006.   All  references  to  the  principal  amount  of  the Notes herein are references to the principal amount at final maturity.

      Principal of, premium, if any, and interest on the Notes will be payable, and the Notes are exchangeable and transferable, at the office or agency of the Company in the City of New York maintained for such purposes (which initially is the corporate trust office of the Trustee at 114 West
47th Street, New York, New York 10036, Attention: Corporate Trust Administration); provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. Notwithstanding the foregoing, payments of principal of, and interest on, Notes represented by one or more permanent global Notes registered in the name of or held by The Depository Trust Company or its nominee will be made in immediately available funds to such entity as the registered owner and holder of such permanent global Note or Notes. The Notes were issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

Ranking

      The Notes are senior obligations of the Company ranking pari passu in right of payment to all existing and future Indebtedness of the Company, other than Indebtedness that is expressly subordinated to the Notes. However, subject to certain limitations set forth in the Indenture, the Company and its Subsidiaries may incur other senior Indebtedness, including Indebtedness that is secured by the assets of the Company and its Subsidiaries. Such limitations may not limit the Company's ability to engage in certain highly leveraged transactions. In addition, the Company is a holding company that conducts substantially all of its business operations through its Subsidiaries and, therefore, the Notes will be effectively subordinated to all existing and future Indebtedness and other liabilities and commitments of such Subsidiaries, including trade payables. The outstanding Indebtedness and trade payables of the Company's Subsidiaries as of March 31, 1997 were approximately $34.1 million.

Optional Redemption

      The Notes will be subject to redemption at any time on or after August 1, 2001, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning on August 1 of the years indicated below:

          Year                                    Redemption Price
          ----                                    ----------------
          2001.........................................106.75%
          2002.........................................104.50%
          2003.........................................102.25%
          2004.........................................100.00%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

      In addition, at any time or from time to time prior to August 1, 1999, up to 30% of the aggregate principal amount originally issued of the Notes are redeemable at the option of the Company with the Net Cash Proceeds from a sale to a Strategic Investor of the Company's Capital Stock (other than Redeemable Capital Stock) or Qualified Subordinated Indebtedness in a single transaction or series of related transactions for an aggregate purchase price equal to or exceeding $25 million, at a redemption price equal to 113.5% of the Accreted Value of the Notes; provided that after giving effect to any such redemption, at least 70% of the aggregate principal amount originally issued of the Notes remains outstanding thereafter. The Company shall make such redemption not more than 180 days after the consummation of any such sale of the Company's Capital Stock or Qualified Subordinated Indebtedness and upon not less than 60 nor more than 150 days' notice given within 30 days after (and not before) the consummation of any such sale, in amounts of $1,000 or an integral multiple thereof.

      If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

Mandatory Redemption

      Except as set forth below under "--Certain Covenants--Limitation on Sale of Assets" and "--Purchase of Notes upon a Change of Control," the Company is not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Selection and Notice

      If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, provided that no Notes with a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount to be redeemed. A new Note in principal amount equal to the unredeemed portion will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

Certain Covenants

      The Indenture contains, among others, the covenants described below.

      Limitation on Indebtedness. The Company will not, and will not permit any Restricted Subsidiary to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur (collectively, "incur") any Indebtedness (including any Acquired Indebtedness), except that the Company may incur Indebtedness (including any Acquired Indebtedness) and any Restricted Subsidiary may incur Acquired Indebtedness, if, in each case, the Debt to Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries at the time of incurrence of such Indebtedness, after giving pro forma effect thereto, is
5.0 to 1.0 or less.

      The foregoing limitation will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"), but any such Permitted Indebtedness will be included in any calculation of Debt:

            (i) Indebtedness of the Company or any of its Restricted Subsidiaries under a Bank Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $25,000,000;

            (ii)  Indebtedness of the Company pursuant to the Notes;

            (iii) Indebtedness of any Restricted Subsidiary consisting of a guarantee of Indebtedness under a Bank Credit Facility;

            (iv) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of the Indenture and listed on a schedule thereto (exclusive of any debt of the kind referred to in clause (x));

            (v) Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary is made pursuant to an intercompany note in the form attached to the Indenture and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment of the Company's obligations under the Notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Wholly Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v);

            (vi) Indebtedness of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; provided that, with respect to Indebtedness owing to a Restricted Subsidiary, any such Indebtedness is made pursuant to an intercompany note in the form attached to the Indenture; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi) and (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (vi);

            (vii) guarantees of any Restricted Subsidiary made in accordance with the provisions of the covenant described in "--Limitation on Issuances of Guarantees of Indebtedness;"

            (viii)obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary as long as such obligations at the time incurred do not exceed the aggregate principal amount of such Indebtedness then outstanding or in good faith anticipated to be outstanding within 90 days of such occurrence;

            (ix) Indebtedness having a yield to maturity not in excess of the yield to maturity on the Notes lent by a Strategic Investor (or any subsidiary thereof and including any refinancing of such outstanding amount) resulting in up to $50,000,000 in aggregate Net Cash Proceeds; provided that (i) such Indebtedness (and any refinancing thereof) is subordinated in right of payment to the prior payment in full in cash of all obligations (including principal, interest and premium, if any) of the Company under the Notes and the Indenture (including as a consequence of any repurchase, redemption or other repayment of the Notes, including, without limitation, by way of optional redemption, Offers, and Change of Control Offers to the extent such rights to repayment are exercised by the Noteholders) such that (A) the Company shall make no payment or distribution in respect of such Indebtedness and may not acquire such Indebtedness until the prior payment in full in cash of all obligations in respect of the Notes if any Default on the Notes shall occur and be continuing, and (B) the holders of such Indebtedness may not take any action to enforce or accelerate such Indebtedness until the holders of the Notes have taken such action in respect of the Notes, (ii) such Indebtedness (and any refinancing thereof) is not guaranteed by any of the Company's Subsidiaries and is not secured by any Lien on any property or asset of the Company or any Restricted Subsidiary, (iii) such Indebtedness (and any refinancing thereof) has no scheduled maturity of principal earlier than a date at least one year after the final Stated Maturity of the Notes, (iv) accreted interest on such Indebtedness shall only be payable on the Maturity thereof and cash interest on such Indebtedness shall only be payable to the extent that immediately prior to and after such payment of interest the Company is permitted to incur $1.00 of Indebtedness under the ratio described in the first paragraph of this covenant and
      (v) the holders of such Indebtedness shall assign any rights to vote, including by way of proxy, in a bankruptcy, insolvency or similar proceeding to the Trustee and the trustee for the 1995 Notes; and, provided further, the aggregate Net Cash Proceeds of such Indebtedness under this clause (ix) together with the Net Cash Proceeds of Indebtedness incurred under clause (xi) below shall not exceed $100,000,000 at any time outstanding;

            (x) Indebtedness of the Company or any Restricted Subsidiary owing to a federal governmental authority relating to the purchase of wireless cable channels in an auction in an amount not to exceed in the aggregate $40,000,000 (including any such Indebtedness refinanced under clause (xiii) below);

            (xi)  in the event the Company receives $40,000,000  or  more  of aggregate Net Cash Proceeds from the sale of Qualified Capital Stock (other than Qualified Capital Stock sold to a Subsidiary or to any employee stock ownership plan or similar trust and other than Redeemable Capital Stock) issued subsequent to the date of the Indenture, Indebtedness of the Company in an aggregate principal amount not to exceed $100,000,000 (including any refinancing thereof); provided that (i) the incurrence of such Indebtedness would not result in there being outstanding more than $1.50 of Indebtedness under this clause (xi), clause (ix) and clause (xii) for each $1.00 of aggregate Net Cash Proceeds of Qualified Capital Stock issued subsequent to the date of the Indenture, (ii) such Indebtedness (and any refinancing thereof) is not guaranteed by any of the Company's Subsidiaries and is not secured by any Lien on any property or asset of the Company or any Restricted Subsidiary and (iii) the Indebtedness permitted by this clause (xi) shall be reduced by the sum of (A) the aggregate Net Cash Proceeds of Indebtedness issued under clause (ix) and clause (xii) of this covenant plus (B) the product of $1.50 and the aggregate amount of Investments made by the Company pursuant to clause (viii) of the definition of Permitted Investments (other than Investments acquired in consideration for the issuance of Common Stock);

            (xii) in the event the Company incurs Indebtedness lent by a Strategic Investor under clause (ix) that results in $50,000,000 of Net Cash Proceeds and the Company receives $40,000,000 or more of aggregate Net Cash Proceeds from the sale of Qualified Capital Stock issued subsequent to the date of the Indenture, the Company or any Restricted Subsidiary shall be permitted to incur up to $25,000,000 of Indebtedness (including any refinancing thereof); provided that the Net Cash Proceeds of such Indebtedness, together with the Net Cash Proceeds of Indebtedness incurred under clause (xi) of this covenant, shall not exceed $50,000,000;

            (xiii)any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (ii), (iv) and (x) above, including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing (or, if said Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, not greater than such lesser amount) plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and, in the case of Pari Passu or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

            (xiv) Indebtedness of the Company or any Restricted Subsidiary, in addition to that described in clauses (i) through (xiii) above, so long as the aggregate principal amount of all such Indebtedness shall not exceed $10,000,000 at any one time outstanding.

      Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

            (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in its shares of Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

            (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Restricted Subsidiary) or options, warrants or other rights to acquire such Capital Stock;

            (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

            (iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or any of its Restricted Subsidiaries so long as, in the event the Restricted Subsidiary paying such dividend or distribution is not a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary of the Company receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such Capital Stock);

            (v) incur, create or assume any guarantee of Indebtedness of any Affiliate of the Company (other than guarantees of Indebtedness of the Company given by any Restricted Subsidiary in accordance with the terms of the Indenture); or

            (vi) until the date on which the ratio of Annualized EBITDA to Consolidated Interest Expense equals or exceeds 1.5 to 1.0, make any Investment in any Person (other than any Permitted Investments) in a cumulative amount for the Company and all of its Restricted
      Subsidiaries in excess of (A) (1) 100% of the Net Cash Proceeds received by the Company from the issuance and sale of Capital Stock of the Company (other than Capital Stock sold to a Subsidiary or to any employee stock ownership plan or similar trust and other than Redeemable Capital Stock) subsequent to the date of the Indenture and
      (2) $15,000,000 less (B) the cumulative amount of Net Cash Proceeds received by the Company from the issuance or sale of Capital Stock of the Company that has been applied to make Restricted Payments provided in clauses (i) through (v) above subsequent to the date of the Indenture; provided that any Guarantee that is an Investment in an Unrestricted Subsidiary shall cease to be deemed an Investment (and shall be deemed to have not been made) to the extent that the Guarantee is released without payment on the obligations so guaranteed by the Company or any Restricted Subsidiary of the Company;

(any of the foregoing actions described in clauses (i) through (vi), other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution),
(1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries; (2) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant described in "--Limitation on Indebtedness"; and (3) the aggregate amount of all such Restricted Payments declared or made after the date of the Indenture, does not exceed the sum of:

            (A) an amount equal to the Company's Cumulative Operating Cash Flow less 2.0 times the Company's Cumulative Consolidated Interest Expense; and

            (B) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from capital contributions (other than from a Subsidiary) or from the issuance or sale (other than to a Subsidiary) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii), (iii) or (vii) of paragraph (b) below and except the Net Cash Proceeds from the issuance of Common Stock that are applied to acquire Permitted Investments pursuant to clause (viii) of the definition of Permitted Investments).

      (b) Notwithstanding the foregoing, and in the case of clauses (ii) through (vi) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (vii) being referred to as a "Permitted Payment"):

            (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this covenant and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a "Permitted Payment" for purposes of the calculation required by paragraph (a) of this covenant;

            (ii) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this covenant;

            (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this covenant;

            (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and (4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Indebtedness to be refinanced;

            (v) the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from employees or former employees of the Company or any Restricted Subsidiary thereof for consideration which, when added to all loans made pursuant to clause (vi) below during the same fiscal year and then outstanding, does not exceed $1,000,000 in the aggregate in any fiscal year and $4,000,000 in the aggregate since the date of the Indenture;

            (vi) the making of loans and advances to employees of the Company or any Restricted Subsidiary thereof in an aggregate amount at any time outstanding (including as outstanding any such loan or advance written off or forgiven) which, when added to the aggregate consideration paid pursuant to clause (v) above during the same fiscal year, does not exceed $1,000,000 in any fiscal year and $4,000,000 in the aggregate since the date of the Indenture; and

            (vii) the   repurchase,   redemption   or  other  acquisition  or
      retirement of Capital Stock of any Subsidiary of the Company for Capital Stock (other than Redeemable Capital Stock).

      The amounts referred to in clauses (i), (v) and (vi) shall be included as Restricted Payments in any computation made pursuant to clause (a)(3) above. Restricted Payments shall be deemed not to include Permitted Payments and Permitted Investments.

      Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless (a) such transaction or series of related transactions is in writing and on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party, (b) with respect to any transaction or series of related transactions involving aggregate value in excess of $1,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of transactions has been approved by a majority of the Board of Directors of the Company, (c) with respect to any transaction or series of related transactions involving aggregate payments in excess of $2,000,000, such transaction or series of related transactions has been approved by the Disinterested Directors of the Company (or in the event there is only one Disinterested Director, by such Disinterested Director) and (d) with respect to any transaction or series of related transactions involving aggregate payments in excess of $10,000,000, such transaction or series of related transactions has been approved by the Disinterested Directors of the Company (or in the event there is only one Disinterested Director, by such Disinterested Director) and the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view; provided, however, (I) that the provision with respect to clause (d) above shall not apply to the coordination of programming and equipment purchases with Heartland and (II) that this provision shall not apply to (A) any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company and any transactions permitted by subclauses (v) and
(vi) of clause (b) under the covenant described in "--Limitation on Restricted Payments"), (B) the cash portion of the Phase II Payment to VCI,
(C) repayment of the Interim Facility or (D) any agreements, transactions or series of related transactions in existence on the date of the Indenture and any renewal or extension thereof under substantially the same terms as the original terms.

      Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or assets (whether now owned or hereafter acquired) unless (i) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and the Company complies with the covenant described in "--Limitation on Sale of Assets" and (ii) the Company or such Subsidiary would be entitled under the covenant described in "--Limitation on Indebtedness" to incur any Capital Lease Obligations in respect of such Sale and Leaseback Transaction.

      Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes), owned at the time of or acquired after the date of the Indenture, or any income or profits therefrom, except if the Notes are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following (collectively, "Permitted Liens"):

            (a) any Lien on assets of the Company or any Subsidiary thereof securing only the Notes equally and ratably;

            (b) any Lien arising under the Indenture in favor of the Trustee or any prior Trustee;

            (c) any Lien existing as of the date of the Indenture and listed on a schedule thereto;

            (d) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance; (4) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of money) in the ordinary course of business; (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; (7) certain surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; or (8) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

            (e)   any Lien securing Indebtedness under a Bank Credit Facility incurred by the Company or any Restricted Subsidiary in compliance with the "--Limitation on Indebtedness" covenant or Liens securing Indebtedness incurred in compliance with clause (xii) of the definition of Permitted Indebtedness of the covenant described in "--Limitation on Indebtedness;"

            (f) Liens securing purchase money Indebtedness, including pursuant to clause (x) under the second paragraph of the covenant described in "--Limitation on Indebtedness," incurred in compliance with the Indenture; provided that such Liens do not extend to any assets other than the assets so acquired and the principal amount of such Indebtedness shall at no time exceed the original purchase price of the property or assets purchased;

            (g) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, in each case which Indebtedness is permitted under the provisions of the covenant described in "--Limitation on Indebtedness;" provided that any such Lien extends only to the assets that were subject to such Lien securing Acquired Indebtedness prior to the related transaction by the Company or its Restricted Subsidiaries; and

            (h) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (g) so long as the amount of security is not increased thereby.

      Limitation on Sale of Assets. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 80% of the proceeds from such Asset Sale are received in cash or Temporary Cash Investments; and (ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the Board of Directors of the Company and evidenced in a board resolution; provided, however, that if the Fair Market Value of such assets exceeds $20,000,000, the Fair Market Value shall be determined by an investment banking firm of national standing selected by the Company). For purposes of this paragraph (a), an amount equal to the Fair Market Value (as determined by the Board of Directors of the Company and evidenced in a board resolution) of (1) Wireless Cable Related Assets received by the Company or any such Restricted Subsidiary from the transferee that will be used by the Company or any such Restricted Subsidiary in the operation of a Wireless Cable Business in North America and
(2) the Voting Stock of a Strategic Investor engaged in the Telecommunications Business in North America received by the Company or any such Restricted Subsidiary shall be deemed to be cash, provided that the aggregate Fair Market Value (as determined at the date of receipt of such Wireless Cable Related Assets or Voting Stock, as the case may be) of all such Wireless Cable Related Assets and Voting Stock received since the date of the Indenture shall not exceed $12,500,000.

      (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Indebtedness then outstanding under a Bank Credit Facility as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Indebtedness under a Bank Credit Facility, or if no such Indebtedness under a Bank Credit Facility is then outstanding, then the Company or a Restricted Subsidiary may, within 270 days of the Asset Sale, invest the Net Cash Proceeds from such Asset Sale in properties and other assets that (as determined by the Board of Directors of the Company) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the Wireless Cable Business. The amount of such Net Cash Proceeds neither used to permanently repay or prepay Indebtedness under a Bank Credit Facility nor used or invested as set forth in this paragraph constitutes "Excess Proceeds."

      (c) The Indenture provides that, when the aggregate amount of Excess Proceeds exceeds $5,000,000 the Company will apply the Excess Proceeds to the repayment of the Notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase (an "Offer") within ten days of such time from all holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes (or, if prior to August 1, 2001, the Accreted Value of the Notes), and the denominator of which is the sum of the outstanding principal amount of the Notes (or, if prior to August 1, 2001, the Accreted Value of the Notes) and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price of all Notes tendered) and
(B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the Notes will be an amount payable in cash equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, (or, if prior to August 1, 2001, the Accreted Value of the Notes) to the date (the "Offer Date") such Offer is consummated (the "Offered Price") in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon the completion of the purchase of all the Notes tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

      (d) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Notes and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

      (e) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

      Limitation on Issuances of Guarantees of indebtedness, (a) The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company (other than Indebtedness under a Bank Credit Facility pursuant to clauses (i) and (iii) of the second paragraph under the covenant described in "--Limitation on Indebtedness") unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of the Notes on the same terms as the guarantee of such Indebtedness except that (A) such guarantee need not be secured unless required pursuant to the provisions of the covenant described in "--Limitations on Liens," and (B) if such Indebtedness is by its terms expressly subordinated to the Notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary's assumption, guarantee or other liability with respect to the Notes to the same extent as such Indebtedness is subordinated to the Notes and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its guarantee.

      (b) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in such Restricted Subsidiary, which is in compliance with the terms of the Indenture.

      Purchase of Notes Upon a Change of Control. If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that the Company purchase (subject to compliance with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other applicable statute, rule or regulation) such holder's Notes in whole or in part in integral multiples of $l,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any (or, in the case of repurchases of Notes prior to August 1, 2001 at a purchase price equal to 101% of the Accreted Value thereof), to the repurchase date (the "Change of Control Purchase Date") pursuant to the offer described below (the "Change of Control Offer") and in accordance with the other procedures set forth in the Indenture.

      Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register, stating, among other things: the purchase price and the purchase date, which date shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Note not tendered will continue to accrue or accrete interest; that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

      "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3 % of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers or leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment under the covenant described in "--Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions of the covenant described in "--Limitation on Restricted Payments") and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than 40% of the total outstanding Voting Stock of the surviving corporation; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under the covenant described in "--Consolidation, Merger, Sale of Assets."

      "Permitted Holders" means, as of the date of determination, Chase Capital Partners, Chase, Heartland, Henry M. Burkhalter, William J. Van Devender and their respective Affiliates (other than the Company and its Subsidiaries).

      If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the holders of the Notes the rights described under "--Events of Default."

      The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the Notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

      The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

      The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions under Indebtedness as in effect on the date of the Indenture and any extensions, refinancings, renewals or replacements of any of the foregoing) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase; provided that the restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders of the Notes than those under the Indebtedness being extended, refinanced, renewed or replaced. As of the date of this Prospectus, the Company is not subject to any agreement containing a material restriction on its ability to make a Change of Control Offer.

      Limitation  on  Subsidiary  Capital Stock.  The Company will not permit
(a) any Restricted Subsidiary of the Company to issue, sell or transfer any Capital Stock, except for (i) Capital Stock issued or sold to, held by or transferred to the Company or a Wholly Owned Restricted Subsidiary of the Company, and (ii) Capital Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause
(A), (B) or (C) or (b) any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to acquire Capital Stock of any Subsidiary from the Company or any Wholly Owned Restricted Subsidiary except upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of the Indenture.

      Limitation on Preferred Stock of Subsidiaries. The Company will not permit any of its Restricted Subsidiaries to issue, directly or indirectly, any Preferred Stock, except (i) Preferred Stock of Restricted Subsidiaries outstanding on the Issue Date; (ii) Preferred Stock issued to and held by the Company or a Wholly Owned Restricted Subsidiary, except that any subsequent issuance or transfer of any Capital Stock which results in any Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any transfer of such Preferred Stock to a Person not a Wholly Owned Restricted Subsidiary will be deemed an issuance of Preferred Stock; (iii) Preferred Stock issued by a Person prior to the time (a) such Person became a Restricted Subsidiary, (b) such Person merges with or into a Restricted Subsidiary or (c) another Person merges with or into such Person (in a transaction in which such Person becomes a Restricted Subsidiary), in each case if such Preferred Stock was not issued in anticipation of such transaction; and (iv) Preferred Stock issued in exchange for, or the proceeds of which are used to refund Indebtedness or refinance Preferred Stock referred to in clause (i) or issued pursuant to clause (ii) or (iii) (other than Preferred Stock which by its terms or by the terms of any security into which it is convertible or for which it is exchangeable is redeemable at the option of the holder thereof or is otherwise redeemable, pursuant to sinking fund obligations or otherwise, prior to the date of redemption or maturity of the Preferred Stock or Indebtedness being so refunded or refinanced); provided that (a) the liquidation value of such Preferred Stock so issued shall not exceed the principal amount or the liquidation value of the Indebtedness or Preferred Stock, as the case may be, so refunded or refinanced and (b) the Preferred Stock so issued (1) shall have a Stated Maturity not earlier than the Stated Maturity of the Indebtedness or Preferred Stock being refunded or refinanced and (2) shall have an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness or Preferred Stock being refunded or refinanced.

      Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make any Investment in the Company or any other Restricted Subsidiary or (iv) transfer any of its properties or assets to the Company or any other
Restricted Subsidiary, except for: (a) any encumbrance or restriction pursuant to any agreement in effect on the date of the Indenture and listed on a schedule thereto; (b) any customary encumbrance or restriction pursuant to the terms of any instrument governing any Indebtedness incurred by a Restricted Subsidiary pursuant to a Bank Credit Facility in conformance with the covenant described in "--Limitation on Indebtedness;" provided that any such encumbrance or restriction shall specifically not prohibit payments of principal, premium, if any, and interest on the Notes; (c) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the date of the Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; (d) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a), (b) and (c), or in this clause (d); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced, (e) any instrument governing Acquired Indebtedness as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;
(f) with respect to clause (iv) above, by reason of customary non-assignment provisions in leases entered into in the ordinary course of business; or (g) with respect to clause (iv) above, purchase money obligations for property acquired in the ordinary course of business, which obligations do not cover any asset other than the asset acquired.

      Limitations on Unrestricted Subsidiaries. The Company will not make, and will not permit its Restricted Subsidiaries to make, any Investment in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the covenant described in "--Limitation on Restricted Payments." Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to the covenant herein described (i) will be treated as a Restricted Payment in calculating the amount of Restricted Payments made by the Company and (ii) may be made in cash or property.

      Provision of Financial Statements. The Indenture provides that, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Date") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all holders, as their names and addresses appear in the security register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request, supply copies of such documents to any prospective holder at the Company's cost.

      Activities of the Company. The Indenture provides that the Company and its Restricted Subsidiaries may not, directly or indirectly, engage in any business other than the Wireless Cable Business; provided that in the event a Change of Control occurs in which a Strategic Investor becomes the holder of a majority of the Voting Stock of the Company, this covenant shall no longer be of force or effect.

Consolidation, Merger, Sale of Assets

      The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto (i) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, as the case may be, and the Notes and the Indenture will remain in full force and effect as so supplemented; (ii) immediately before, and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the most recently ended full fiscal quarter for which financial statements are available immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur
$1.00  of  additional  Indebtedness   (other   than  Permitted  Indebtedness)
under the "--Limitation on Indebtedness" covenant; (v) at the time of the transaction each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantees shall apply to such Person's obligations under the Indenture and the Notes; (vi) at the time of the transaction if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of the "- -Limitation on Liens" covenant are complied with; and (vii) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

      In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company would be discharged from all obligations and covenants under the Indenture and the Notes.

Events of Default

      An Event of Default will occur under the Indenture if:

            (i) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

            (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

            (iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company under the Indenture or the Notes (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i) or
      (ii) or in clause (b), (c) or (d) of this clause (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in Accreted Value or aggregate principal amount, as the case may be, of the outstanding Notes; (b) there shall be a default in the performance or breach of the provisions described in the covenant described in "--Consolidation, Merger, Sale of Assets;" (c) the Company shall have failed to make or consummate an Offer in accordance with the provisions of the covenant described in "--Limitation on Sale of Assets;" or (d) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of the covenant described in "--Purchase of Notes Upon a Change of Control;"

            (iv) (A) any default in the payment of the principal, premium, if any, or interest on any Indebtedness shall have occurred under any agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5,000,000 when the same shall become due and payable and continuation of such default after any applicable grace period and, if such Indebtedness has not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (B) an event of default as defined in any of the agreements, indentures or instruments described in clause (A) of this paragraph (iv) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated; provided that a default in the payment of principal, premium, if any, or interest in respect of Indebtedness issued by the Company or any Restricted Subsidiary of the Company to any seller of Wireless Cable Related Assets pursuant to an acquisition of Wireless Cable Related Assets by the Company or any Restricted Subsidiary of the Company in an aggregate amount not to exceed $10,000,000 shall not be considered an Event of Default so long as (a) such nonpayment shall be the result of nonperformance by the seller under the terms of the definitive documentation applicable to such acquisition, (b) the Company is applying its best efforts to the pursuit of legal remedies under such definitive documentation at law or in equity, (c) other outstanding Indebtedness of the Company or its Restricted Subsidiaries in an aggregate principal amount in excess of $5,000,000 shall not have become due and payable as a consequence of such nonpayment, (d) in the event such nonpayment continues for a period of time equal to or in excess of 30 days, the Company shall have an Eligible Institution make available to the Trustee a letter of credit that may be immediately drawn upon in an amount sufficient to satisfy all amounts due and payable with respect to such seller indebtedness and (e) the Company shall have delivered to the Trustee an Officers' Certificate regarding all such matters;

            (v) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the Indenture and any such Guarantee;

            (vi) one or more judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in the aggregate, shall be rendered against the Company, or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

            (vii) any holder or holders of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company or any Restricted Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company or any Restricted Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company or any Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

            (viii)there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Material Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any Material Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Material Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Material Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

            (ix) (a) the Company or any Material Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company or any Material Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Material Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company, any Guarantor or any Material Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company or any Material Restricted Subsidiary (I) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Material Restricted Subsidiary or of any substantial part of their respective properties, (II) makes an assignment for the benefit of creditors or (III) admits in writing its inability to pay its debts generally as they become due or (e) the Company or any Material Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (ix).

      If an Event of Default (other than as specified in clauses (viii) and (ix) of the prior paragraph) shall occur and be continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount or the Accreted Value, as the case may be, of the Notes then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of (or, if prior to August l, 2001, Accreted Value of), premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee it given by the holders of the Notes) and upon any such declaration, such principal (or Accreted Value), premium, if any, and interest shall become due and payable. If an Event of Default specified in clause (viii) or
(ix) of the prior paragraph occurs and is continuing, then all the Notes shall ipso facto become and be due and payable immediately in an amount equal to the principal of (or if prior to August 1, 2001, Accreted Value of), premium, if any, and accrued interest on all Notes, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder.

      After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes then outstanding, (iii) the principal of and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Notes and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

      The holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the holders of all outstanding Notes waive any past default under the Indenture and its consequences, except a continuing default in the payment of the principal of, premium, if any, or interest on any Note or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note affected by such modification or amendment.

      The Company is also required to notify the Trustee within five business days of the Company's knowledge of the occurrence of any Default. The Company is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred. The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.

      The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, if any, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

Defeasance or Covenant Defeasance of Indenture

      The Company may, at its option and at any time, elect to have the obligations of the Company, any Guarantor and any other obligor upon the Notes discharged with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company, any such Guarantor and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (i) the rights of holders of such outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

      In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes cash in United States dollars, U.S. Government Securities (as defined in the Indenture) or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally-recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable optional redemption date (such date being referred to as the "Defeasance Redemption Date"), if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date; (ii) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (viii) or (ix) under the first paragraph under "Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest as defined in the Indenture and for purposes of the Trust Indenture Act with respect to any securities of the Company or any Guarantor; (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Subsidiary is a party or by which it is bound; (vii) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; (viii) the Company will have delivered to the Trustee an opinion of independent counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors, rights generally; (ix) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of the Company or any Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others; (x) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (xi) the Company will have delivered to the Trustee an Officers' Certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

      The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in the Indenture) as to all outstanding Notes under the Indenture when (a) either (i) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the applicable Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date; (b) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and (c) the Company has delivered to the Trustee an Officers' Certificate and an opinion of independent counsel, each stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company, or any Subsidiary is a party or by which the or any Subsidiary is bound.

Modifications and Amendments

      Modifications and amendments of the Indenture may be made by the Company, each Guarantor, if any, and the Trustee with the consent of the holders of at least a majority of aggregate principal amount of the Notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date); (ii) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with the covenant described in "--Limitation on Sale of Assets" or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described in "--Purchase of Notes Upon a Change of Control," including, in each case, amending, changing or modifying any definitions relating thereto; (iii) reduce the percentage in principal amount of such outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture; (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such Note affected thereby; (v) except as otherwise permitted under the covenant described in "--Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture; or (vi) amend or modify any of the provisions of the Indenture relating to the ranking of the Notes or any Guarantee thereof in any manner adverse to the holders of the Notes or any such Guarantee.

      Notwithstanding the foregoing, without the consent of any holders of the Notes, the Company, any Guarantor and the Trustee may modify or amend the Indenture (a) to evidence the succession of another Person to the Company or a Guarantor, and the assumption by any such successor of the covenants of the Company or such Guarantor in the Indenture and in the Notes and in any Guarantee in accordance with the covenant described in "--Consolidation, Merger, Sale of Assets;" (b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Notes, as applicable, in the Indenture, in the Notes or in any Guarantee; (c) to cure any ambiguity, or to correct or supplement any provision in the Indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in the Indenture, the Notes or any Guarantee or make any other provisions with respect to matters or questions arising under the Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the Notes; (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (e) to add a Guarantor under the Indenture, (f) to evidence and provide the acceptance of the appointment of successor Trustee under the Indenture; or (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Notes as additional security for the payment and performance of the Company's and any Guarantor's obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise.

      The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

Governing Law

      The Indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

Certain Definitions

      Set forth below are certain defined terms used herein and in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      "Accreted Value" means as of a date of determination prior to August 1, 2001, with respect to any Note, the sum of (a) the initial offering price of such Note and (b) the portion of the excess of the principal amount of such Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 13 1/2% per annum of the initial offering price of such Note, compounded semi-annually on each February 1 and August 1 from the Issue Date through the date of determination, computed on the basis of a 360-day year of twelve 30-day months. The Accreted Value of any Note on or after August 1, 2001 shall be 100% of the principal amount thereof.

      "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary, as the case may be.

      "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin or (iii) any other Person 5% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Annualized EBITDA to Consolidated Interest Expense" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the most recent fiscal quarter for which financial information has been filed with the Commission multiplied by four to (y) Consolidated Interest Expense for the preceding four quarter period; provided, however, that (i) if the Company or any Restricted Subsidiary of the Company has incurred any Indebtedness (including Acquired Indebtedness) that remains outstanding on the date of such determination, the ratio of Annualized EBITDA to Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to (a) such Indebtedness, as if such Indebtedness had been incurred on the first day of the relevant period (fiscal quarter in the case of annualized EBITDA and four quarter period in the case of Consolidated Interest Expense) and (b) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of the relevant period, (ii) if since the beginning of such fiscal quarter the Company or any Restricted Subsidiary of the Company has made any Asset Sale, EBITDA for such fiscal quarter will be (a) reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such fiscal quarter or (b) increased by an amount equal to EBITDA (if negative) directly attributable thereto for such fiscal quarter and (iii) if since the beginning of such period the Company or any Restricted Subsidiary of the Company (by merger or otherwise) has made an Investment in any Person which becomes a Restricted Subsidiary of the Company as a result of such Investment or an Investment in an existing Restricted Subsidiary with the result that such Investment will result in the consolidation of a greater percentage of such Restricted Subsidiary's Consolidated Net Income (Loss) (other than a transfer of operating assets from the Company or one Restricted Subsidiary to another Restricted Subsidiary) or has made an acquisition of assets (other than from the Company or another Restricted Subsidiary of the Company), including any acquisition of assets occurring in connection with a transaction causing a calculation of Annualized EBITDA to Consolidated Interest Expense to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Annualized EBITDA to Consolidated Interest Expense will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness (including Acquired Indebtedness)) as if such Investment or acquisition occurred on the first day of the relevant period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, an Investment, a divestiture or an incurrence of Indebtedness, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company; provided, however, that such officer shall apply in his calculations the historical EBITDA and Consolidated Interest Expense associated with such assets for the most recent relevant period for which financial information is available. If any Indebtedness (including Acquired Indebtedness) bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

      "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Restricted Subsidiaries; or (iii) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets that (A) is governed by the covenant described in "--Consolidation, Merger, Sale of Assets," (B) is by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary, (C) is in the form of a contribution to an Unrestricted Subsidiary which complies with the covenant described in "--Limitations on Unrestricted Subsidiaries," (D) is of obsolete equipment in the ordinary course of business, (E) aggregates not more than $250,000 in gross proceeds or (F) aggregates, when together with all other transfers in any 12-month period, not more than $2,000,000 in gross proceeds and, when together with all other transfers since the date of the Indenture, not more than $5,000,000 in gross proceeds.

      "Average  Life  to  Stated  Maturity"  means,   as   of   the  date  of
determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

      "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

      "Bank Credit Facility" means one or more credit facilities (whether a term or a revolving facility) of the type customarily entered into with commercial banks, between the Company or any of its Restricted Subsidiaries, on the one hand, and any commercial banks, financial institutions or other lenders, on the other hand (and any renewals, refundings, extensions or replacements of any such credit facilities; provided that such renewals, refundings, extensions or replacements comply with this definition of "Bank Credit Facility"), which Bank Credit Facilities are by their terms designated as a "Bank Credit Facility" for purposes of the Indenture.

      "Capital Lease Obligation" means any obligation of the Company and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

      "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or other equity interests whether now outstanding or issued after the date of the Indenture.

      "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

      "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act then the body performing such duties at such time.

      "Company" means Wireless One, Inc., a corporation incorporated under the laws of the State of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

      "Consolidated Income Tax Expense" for any Person for any period means, without duplication, the aggregate amount of net taxes based on income or profits for such period of the operations of such Person and its Consolidated Restricted Subsidiaries with respect to such period in accordance with GAAP.

      "Consolidated Indebtedness" means, with respect to any Person, as of any date of determination, the aggregate amount of Indebtedness of such Person and its subsidiaries (other than, in the case of the Company, Unrestricted Subsidiaries) as of such date determined on a consolidated basis in accordance with GAAP and which would appear on the balance sheet of any such Person.

      "Consolidated Interest Expense" means, without duplication, for any period, the sum of (a) the interest expense of the Company and its Consolidated Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net costs associated with Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period, in each case as determined in accordance with GAAP.

      "Consolidated   Net   Income   (Loss)"   means,  for  any  period,  the
Consolidated net income (or loss) of the Company and its Consolidated Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its Consolidated Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons and Unrestricted Subsidiaries except to the extent of the amount of dividends or distributions actually paid to the Company and its Consolidated Restricted Subsidiaries, (iii) net income (or loss) of any Person combined with the Company and its Consolidated Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains (but not losses) (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business and (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement,. instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders.

      "Consolidated Net Worth," as of a date, means the Consolidated stockholders' equity (excluding Redeemable Capital Stock) of the Company and its Consolidated Restricted Subsidiaries, as of such date, as determined in accordance with GAAP.

      "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries (other than, in the case of the Company, Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its subsidiaries (other than, in the case of the Company, Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

      "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense from June 30, 1996 to the end of the Company's most recently ended full fiscal quarter date for which financial statements are available prior to such, taken as a single accounting period.

      "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow from June 30, 1996 to the end of the Company's most recently ended full fiscal quarter for which financial statements are available prior to such date, taken as a single accounting period.

      "Debt" or "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

      "Debt to Operating Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Consolidated Indebtedness of the Company and its Restricted
Subsidiaries as of such date plus, without duplication, the aggregate liquidation preference or redemption amount of all Redeemable Capital Stock of the Company (excluding any such Redeemable Capital Stock held by the Company or a Wholly Owned Restricted Subsidiary of the Company), to (b) Operating Cash Flow of the Company and its Restricted Subsidiaries on a Consolidated basis for the most recently ended fiscal quarter for which financial statements are available prior to such date multiplied by four, determined on a pro forma basis (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period); (iii) in the case of Acquired Indebtedness, the related acquisition as if such acquisition had occurred at the beginning of such period; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period).

      "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

      "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

      "EBITDA" for any period means the Consolidated Net Income (Loss) for such period plus the following to the extent deducted in calculating such Consolidated Net Income (Loss): (i) Consolidated Income Tax Expense, (ii) Consolidated Interest Expense, (iii) depreciation and amortization expense determined on a consolidated basis for such Person and its Consolidated Restricted Subsidiaries in accordance with GAAP for such period and (iv) all other non-cash charges (other than non-cash charges which require an accrual of or reserve for cash charges in future periods), and less any non-cash items which have the effect of increasing (decreasing in the case of a loss) Consolidated Net Income (Loss) for such period.

      "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

      "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

      "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indenture.

      "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations.

      "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

      "Guarantor" means any Restricted Subsidiary that is required after the date of the Indenture to execute a guarantee of the Notes pursuant to the "-- Limitation on Issuance of Guarantees of Indebtedness" covenant until a successor replaces such Restricted Subsidiary pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

      "Indenture Obligations" means the obligations of the Company and any other obligor under the Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Notes, according to the respective terms thereof.

      "Interest   Rate  Agreements"  means  one  or  more  of  the  following agreements which shall be entered into with one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

      "Investment" means, with respect to any Person, directly or indirectly,
(a) any advance, loan (including guarantees) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP and (b) any acquisition of property and assets by such Person.

      "Issue Date" means the date on which Notes are first authenticated and issued.

      "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

      "Material Restricted Subsidiary" means any Restricted Subsidiary which would be a "significant subsidiary" of the Company as defined in Rule 1-02 of Regulation S-X under the Securities Act.

      "Maturity" means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

      "Moody's" means Moody's Investors Service, Inc. and its successors.

      "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee and (b) with respect to any issuance or sale of Indebtedness or Capital Stock, as applicable, as referred to under the definition of Permitted Investment and in "--Limitation on Restricted Payments," "--Limitation on Indebtedness" and under "--Optional Redemption," the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      "Operating Cash Flow" means, for any period, the Consolidated Net Income (Loss) of the Company and its Consolidated Restricted Subsidiaries for such period, plus, without duplication, (a) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing Consolidated Net Income (Loss), plus (b) Consolidated Income Tax Expense, and any provision for taxes utilized in computing the net losses under clause (a) hereof, plus
(c) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (d) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (Loss) (including amortization of goodwill and other intangibles).

      "Opinion of Counsel" means any opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company, or who may be other counsel reasonably satisfactory to the Trustee.

      "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment to the Notes.

      "Permitted Investment" means (i) Investments in any existing Restricted Subsidiary; (ii) Indebtedness of the Company or a Restricted Subsidiary described under clauses (v), (vi) and (vii) of the definition of "Permitted Indebtedness"; (iii) Temporary Cash Investments; (iv) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under the covenant described in "--Limitation on Sale of Assets" to the extent such Investments are non-cash proceeds as permitted under such covenant; (v) Investments in existence on the date of the Indenture; (vi) any acquisition of equipment in the ordinary course of business; (vii) any acquisition of property and assets (other than channel rights) for a purchase price of not more than $50,000; (viii) any Investment in the Wireless Cable Business acquired in consideration for the issuance of Common Stock, or provided that no Default or Event of Default shall have occurred and be continuing and such Permitted Investment shall not be an event which is, or after notice or lapse of time or both, would be "an event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries, the proceeds of the issuance of Common Stock to the extent such amounts have not been previously applied to a Restricted Payment; provided further that the amount available for Investment out of such proceeds shall be reduced (but not below zero) by the quotient of (A) the Net Cash Proceeds of Indebtedness incurred by the Company or any of its Restricted Subsidiaries under clauses (xi) and (xii) of the "--Limitation on Indebtedness" covenant divided by (B) $1.50; (ix) any acquisition or lease of additional channel rights in markets listed in an annex to the Indenture or in which the Company and its Restricted Subsidiaries (A) as of the date of the Indenture, have channel rights, whether by way of license, lease with a channel license holder, lease with a channel license applicant, lease with a qualified, non-profit educational organization that plans to apply for a channel license or option to acquire any of the foregoing or (B) as of the date of such acquisition or lease (without giving effect to such acquisition), have rights with respect to at least eight wireless cable channels, whether by way of license, lease with a channel license holder, lease with a channel license applicant, lease with a qualified, non-profit educational organization that plans to apply for a channel license or option to acquire any of the foregoing; (x) Investments consisting of any acquisition or lease of additional channel rights in one or more Wireless One Service States or any Investment by the Company or any Restricted Subsidiary of the Company in a Person engaged in the Wireless Cable Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company or
(B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; provided that (1) there are a maximum of 250,000 households within a 35-mile radius of the licensed transmission site associated with such channel rights or such Person, as the case may be, of which at least 15% are unpassed by traditional hard-wire cable (as supported by an Officers' Certificate); (2) if such Person conducts operations outside the Wireless One Service States, the Company shall deliver to the Trustee an Officers' Certificate that allocates a portion of the dollar amount of such Investment to the operations outside the Wireless One Service States and such amount shall not quality as a Permitted Investment and (3) the aggregate amount of such cash Investments in respect of all such channel rights and all such Persons shall not exceed $20,000,000, and (xi) Investments by the Company or any Restricted Subsidiary in a joint venture which is formed to provide wireless cable television service in North Carolina in part via ITFS channels leased from community colleges in North Carolina, provided that such Investments do not in the aggregate exceed $15,000,000.

      "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

      "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

      "Qualified Subordinated Indebtedness" means Subordinated Indebtedness issued to a Strategic Investor the terms of which include (i) the terms set forth in clause (x) of the definition of Permitted Indebtedness in the covenant "--Limitation on Indebtedness," (ii) asset sale provisions and change of control provisions no more restrictive in any respect than those contained in the Indenture, (iii) optional redemption or repurchase provisions that are not effective until the day succeeding the final Maturity date of the Notes, (iv) provisions that no part of such Subordinated Indebtedness shall have any claim to the assets of the Company on a parity with or prior to the claim of the Notes, (v) provisions that unless and until the Notes have been paid in full, without the express prior written consent of the holders of a majority in aggregate principal amount of the Notes, no holder of such Subordinated Indebtedness will take, demand or receive from the Company, and the Company will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the Subordinated Indebtedness, including, without limitation, any letter of credit or similar credit support facility to support payment of such Subordinated Indebtedness and (vi) covenants from the holder of such Subordinated Indebtedness that such holder will not, without the written consent of the holders of a majority in aggregate principal amount of the Notes, (A) sell, assign or otherwise transfer its rights in respect of such Subordinated Indebtedness to any Person who does not agree to be bound by clauses (B) and (C), (B) permit any of the documentation relating to the subordination of such Subordinated Indebtedness to be amended and (C) commence, or join with any creditors other than the Trustee or the Noteholders, in commencing any bankruptcy, insolvency or similar proceeding with respect to the Company or any of its Restricted Subsidiaries.

      "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any Stated Maturity of the Notes, or is convertible into or exchangeable for debt securities at any time prior to any Stated Maturity of the Notes at the option of the holder thereof.

      "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

      "S&P" means Standard & Poor's Ratings Group and its successors.

      "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

      "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

      "Strategic Investor" means any Person (i) engaged in the Telecommunications Business that as of the date of determination has a Total Equity Market Capitalization of at least $500,000,000 or (ii) any corporation, partnership, joint venture, limited liability company or similar entity of which a shareholder, general partner, joint venturer or member with more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by a Person that satisfies clause (i) of this definition; provided that clause (ii) of this definition may be satisfied by any group of shareholders, general partners, joint venturers or members so long as (a) each Person included in such group satisfies clause (i), (b) at least one member in such group owns or controls, directly or indirectly, 35% or more of the capital accounts, distribution rights, total equity and voting rights or general or limited partnership interests of such Strategic Investor, (c) no more than five Persons may be included in such group and (d) the shareholders, general partners, joint venturers or members to be included in such group shall act as a group and in concert.

      "Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

      "Subsidiary" means any Person, a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

      "Telecommunications Business" means, when used in reference to any Person, that such Person, directly or indirectly, is engaged primarily in the business of (i) transmitting video, voice or data, (ii) creating, developing or packaging entertainment or communication programming, (iii) offering of private telephony services or (iv) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i),
(ii) or (iii) above.

      "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" according to Moody's or "A-1" according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000; provided that the short term debt of such commercial bank has a rating at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P.

      "Total Equity Market Capitalization" of any Person means, as of any date of determination, the product of (i) the aggregate number of outstanding shares of common stock of such Person on such date (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such Person) and (ii) the average Closing Price of such common stock over the 20 consecutive Trading Days immediately preceding such date. If no such Closing Price exists with respect to shares of any such class, the value of such shares shall be determined by the Company's Board of Directors in good faith and evidenced by a resolution of the Board of Directors of the Company filed with the Trustee.

      "Trading Day" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute.

      "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and
(ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly-acquired or newly-formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than
Unrestricted Subsidiary Indebtedness and (b) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of the covenant described in "-- Limitation on Unrestricted Subsidiaries." Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under the covenant described in "--Limitation on Indebtedness."

      "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect for, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary (other than a Bank Credit Facility incurred pursuant to clause (i) of the second paragraph of the covenant described in "--Limitation on Indebtedness") to declare a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

      "U.S. Government Securities" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. government obligation or a specific payment of principal of or interest on any such U.S. government obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of principal of or interest on the U.S. government obligation evidenced by such depository receipt.

      "Voting Stock" means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Restricted Subsidiary.

      "Wireless Cable Business" means, when used in reference to any Person, that such Person, directly or indirectly, is engaged primarily in the business of (i) transmitting video, voice or data primarily through wireless transmission facilities, (ii) utilizing wireless cable channels for any commercial purpose permitted by the FCC, (iii) creating, developing and packaging programming that may be used to satisfy educational programming requirements for ITFS channels and advertising, that, in either case, is transmitted over one or more of the Company's wireless cable channels or (iv) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i), (ii) or (iii) above.

      "Wireless Cable Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used in connection with a Wireless Cable Business, and the Voting Stock of any entity which is to become a Wholly Owned Restricted Subsidiary and is engaged exclusively in the Wireless Cable Business.

      "Wireless One Service States" means the states of Texas, Louisiana, Mississippi, Tennessee, Alabama, Georgia, Arkansas, North Carolina, Florida, South Carolina and Kentucky.

Book-Entry, Delivery and Form

      The Notes are represented by a permanent global Note, which is deposited with The Depositary Trust Company (the "Depositary") and registered in the name of a nominee of the Depositary. Except under the limited circumstances described below, permanent global Notes will not be exchangeable for definitive certificated Notes.

      Ownership of beneficial interests in a permanent global Note is limited to institutions that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in such permanent global Note is evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such permanent global Note. Ownership of beneficial interests in such permanent global Note by persons that hold through participants is evidenced only by, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The Depositary has no knowledge of the actual beneficial owners of the Notes. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such permanent global Note.

      Payment of principal of, and interest on, Notes represented by a permanent global Note registered in the name of or held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the permanent global Note representing such Notes. The Company has been advised by the Depositary that upon receipt of any payment of principal of, or interest on, a permanent global Note, the Depositary will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such permanent global Note as shown in the records of the Depositary. Payments by participants to owners of beneficial interests in a permanent global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of such participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

      None of the Company, the Trustee or any other agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records of the Depositary, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global Note or for maintaining, supervising or reviewing any of the records of the Depositary, any nominee or any participant relating to such beneficial interests.

      A permanent global Note is exchangeable for definitive Notes registered in the name of, and a transfer of a permanent global Note may be registered to, any person other than the Depositary or its nominee, only if:

      (a) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such permanent global Note or if any time the Depositary ceases to be a clearing agency registered under the Exchange Act;

      (b) the Company in its sole discretion determines that such permanent global Note shall be exchangeable for definitive Notes in registered form; or

      (c) there shall have occurred and be continuing an Event of Default under the Notes.

      Any permanent global Note that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount as the permanent global Note, in denominations of $1,000 and integral multiples thereof. Such definitive Notes will be registered in the name or names of such persons as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in such permanent global Note. With respect to definitive Notes, any principal and interest will be payable, the transfer of the definitive Notes will be registerable and the definitive Notes will be exchangeable at the office of the Trustee in New York, New York, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto and as shown on the register for the Notes.

      Except as provided above, owners of beneficial interests in such permanent global Note will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the holders thereof for any purpose under the Indenture, and no permanent global Note shall be exchangeable except for another permanent global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in such permanent global Note must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of the Notes (a "Holder") under the permanent global Note.

      The Company understands that, under existing industry practices, in the event that the Company requests any action of Holders, or an owner of a beneficial interest in such permanent global Note desires to give or take any action that a Holder is entitled to give or take under the Notes, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

      The Depositary has advised the Company that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the Commission.

Same-Day Settlement and Payment

      Settlement for the Notes will be made in immediately available funds. So long as the Notes are represented by a permanent global Note or Notes, all payments of principal, premium, if any, and interest will be made by the Company in immediately available funds.

      Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. So long as the Notes are represented by a permanent global Note or Notes registered in the name of the Depositary or its nominee, the Notes will trade in the Depositary's Same-Day Funds Settlement System, and secondary market trading activity in the Notes will therefore be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on the trading activity in the Notes.

                           DESCRIPTION OF WARRANTS

      The Warrants were issued pursuant to a warrant agreement (the "Warrant Agreement") between the Company and United States Trust Company of New York, as warrant agent (the "Warrant Agent"). The following summary of certain provisions of the Warrant Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement and the Warrants, including the definitions therein of certain terms. As used in this Section, the term "Company" refers only to Wireless One, Inc. and not to its subsidiaries.

General

      Each Warrant, when exercised, will entitle the holder thereof to receive 2.274 shares of Common Stock of the Company at an exercise price of $16.6375 per share (the "Exercise Price"). The Exercise Price and the number of Warrant Shares issuable on exercise of a Warrant are both subject to adjustment in certain cases. See "- Adjustments" below. The Warrants are exercisable at any time on or after one year from the date of issuance. Unless exercised, the Warrants will automatically expire on August 12, 2001 (the "Expiration Date"), which is not subject to extension by the Company. The Company will give notice of expiration not less than 90 nor more than 120 days prior to the Expiration Date to the registered holders of the then outstanding Warrants. If the Company does not give such notice, the Warrants will still terminate and become void on the Expiration Date. The Warrants will entitle the holders thereof to purchase in the aggregate 544,059 shares of Common Stock of the Company, or approximately 3% of the outstanding Common Stock of the Company. The Company has agreed that for a period of four years commencing on the first anniversary of the date of issuance of the Warrants it will maintain the effectiveness of a registration statement with respect to the issuance of the Company's Common Stock from time to time upon exercise of the Warrants.

      The Warrants may be exercised by surrendering to the Company the Warrant certificates evidencing such Warrants, if any, with the accompanying form of election to purchase, properly completed and executed, together with payment of the Exercise Price. The Exercise Price of the Warrants is $16.6375 per share. On April 11, 1997, the last reported sales price of the Common Stock on the Nasdaq National Market was $3.5625 per share. Payment of the Exercise Price may be made in the form of cash or a certified or official bank check payable to the order of the Company. Upon surrender of the Warrant certificate and payment of the Exercise Price, the Warrant Agent will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of whole Warrant Shares or other securities or property to which such holder is entitled under the Warrants and Warrant Agreement, including, without limitation, any cash payable to adjust for fractional interests in Warrant Shares issuable upon such exercise. If less than all of the Warrants evidenced by a Warrant certificate are to be exercised, a new Warrant certificate will be issued for the remaining number of Warrants.

      No fractional Warrant Share will be issued upon exercise of the Warrants. If any fraction of a Warrant Share would, except for the foregoing provision, be issuable upon the exercise of any Warrants (or specified portion thereof), the Company will pay an amount in cash equal to the current market price per Warrant Share, as determined on the date immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

      Certificates for Warrants will be issued in global form or registered form as definitive warrant certificates and no service charge will be made for registration of transfer or exchange upon surrender of any Warrant certificate at the office of the Warrant Agent maintained for that purpose. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of Warrant certificates.

      The holders of the Warrants have no right to vote on matters submitted to the stockholders of the Company and have no right to receive cash dividends. The holders of the Warrants are not entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs.

Adjustments

      The number of Warrant Shares purchasable upon the exercise of the Warrants and the Exercise Price will both be subject to adjustment in certain events including: (i) the payment by the Company of dividends (or other distributions) on the Common Stock of the Company payable in shares of such Common Stock or other shares of the Company's capital stock, (ii) subdivisions, combinations and reclassifications of the Common Stock, (iii) the issuance to all holders of the Common Stock of rights, options or warrants entitling them to subscribe for shares of the Common Stock, or of securities convertible into or exchangeable for shares of the Common Stock or additional shares of Common Stock, for a consideration per share which is less than the current market price per share (as defined in the Warrant Agreement) of the Common Stock and (iv) the distribution to all holders of the Common Stock of any of the Company's assets, debt securities or any rights or warrants to purchase securities (excluding those rights and warrants referred to in clause (iii) above and excluding cash dividends or other cash distributions from current or retained earnings). In addition, the Exercise Price may be reduced in the event of purchase of shares of the Common Stock pursuant to a tender or exchange offer made by the Company or any subsidiary thereof at a price greater than the sale price of the Common Stock at the time such tender or exchange offer expires.

      No adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustment which is not made will be carried forward and taken into account in any subsequent adjustment.

      In case of certain reclassifications, redesignations, reorganizations or changes in the number of outstanding shares of Common Stock or consolidations or mergers of the Company or the sale of all or substantially all of the assets of the Company, each Warrant shall thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger or sale had the Warrants been exercised immediately prior thereto.

Reservation of Shares

      The Company has authorized and reserved for issuance such number of shares of Common Stock as shall be issuable upon the exercise of all outstanding Warrants. Such shares of Common Stock, when paid for and issued, will be duly and validly issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

Amendment

      From time to time, the Company and the Warrant Agent, without the consent of the holders of the Warrants, may amend or supplement the Warrant Agreement for certain purposes, including, without limitation, curing defects or inconsistencies or making any change that does not adversely affect the rights of any holder. Any amendment or supplement to the Warrant Agreement that has an adverse effect on the interests of the holders of the Warrants shall require the written consent of the holders of a majority of the then outstanding Warrants. The consent of each holder of the Warrants affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in the Warrant Agreement).

Reports

      Whether or not required by the rules and regulations of the Commission, as long as any of the Warrants remain outstanding, but only to the extent it is required to send such documents to the holders of its outstanding Common Stock, the Company shall cause copies of the reports and other documents described under "Description of Notes - Certain Covenants -- Provision of Financial Statements" to be filed with the Warrant Agent and mailed to the holder at their addresses appearing in the register of Warrants maintained by the Warrant Agent.

Book-Entry Procedures

      The Depositary will act also as securities depository for the Warrants. On the Separation Date, one global certificate representing the entire issue of Warrants will be issued and registered in the name of Cede & Co. and such global certificate will be deposited with the Depositary or its custodian.

      Purchases of, and transfers of beneficial ownership interests in, Warrants will be effected through the Depositary system in the same manner as for the Notes, except that prior to the Separation Date, any transfer of beneficial ownership interests in a Note will also constitute transfer of the beneficial ownership interests in the related Warrants. See "Description of Notes - Book-Entry, Delivery and Form." Beneficial owners will not receive certificates representing their ownership interests in Warrants except in the event that use of the book-entry system for the Warrants is discontinued. The Depositary has no knowledge of the actual beneficial owners of the
Warrants; the Depositary's records reflect only the identity of the participants to whose accounts such Warrants are credited, which may or may not be the beneficial owners. Participants in the Depositary's system will remain responsible for keeping account of their holdings on behalf of their customers.

      Because the Depositary can act only on behalf of direct participants, who in turn act on behalf of indirect participants, the ability of a holder of Warrants to pledge Warrants to persons or entities that do not participate in the Depositary's system, or otherwise to act with respect to such Warrants may be limited due to the lack of a physical certificate for such Warrants.

      Conveyance of notices and other communications by the Depositary to participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither the Depositary nor Cede & Co. will consent or vote with respect to any Warrants. Under its usual procedures, the Depositary mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those participants to whose accounts the Warrants are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      In order to exercise a Warrant, the beneficial owner of the Warrant shall give notice to elect to exercise such Warrant, through its direct or indirect participant, to the Warrant Agent, and shall effect delivery of the Warrant certificate evidencing such Warrant by causing the direct participant to transfer its interest in such Warrant on the Depositary's records, to the Warrant Agent. The requirements for physical delivery of Warrant certificates in connection with an exercise request will be deemed satisfied when the ownership rights in the Warrants are transferred by direct participants on the Depositary's records.

      The Depositary may discontinue providing its services as securities depository with respect to the Warrants at any time by giving reasonable notice to the Company. The Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). Under such circumstances, in the event that a successor securities depository is not obtained, or if the Depository (or its successor) ceases to be a clearing agency registered under the Exchange Act, Warrant certificates will be printed and delivered.

Registration Rights

      In connection with the 1996 Unit Offering, the Company agreed to maintain the effectiveness of a registration statement covering the shares of Common Stock issuable from time to time upon the exercise of the Warrants for a period of four years commencing with the first anniversary of the issuance of the Warrants.

                         DESCRIPTION OF CAPITAL STOCK

      The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock and (ii) 10,000,000 shares of Preferred Stock, $0.01 par value (the "Preferred Stock").

      The statements under this caption are brief summaries, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the more complete descriptions contained in the Certificate of Incorporation and By-laws which are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part.

Common Stock

      Holders of Common Stock are entitled to one vote per share on all matters on which the holders of Common Stock are entitled to vote and do not have any cumulative voting rights. Subject to the prior rights of the holders of any Preferred Stock, holders of Common Stock are entitled to receive such dividends as may from time to time be declared by the Board of Directors of the Company out of funds legally available therefor. Holders of Common Stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding-up of the Company, holders of Common Stock are entitled to share ratably in the assets of the Company which are legally available for distribution, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding series of Preferred Stock. The rights, preferences and privileges of holders of Common Stock are subject to any class or series of Preferred Stock which the Company may issue in the future.

      The Common Stock is quoted and traded on the Nasdaq Stock Market National Market under the symbol "WIRL." The transfer agent and registrar for the Common Stock is First Chicago Trust Company of New York.

Preferred Stock

      The Board of Directors is authorized to issue Preferred Stock in classes or series and to fix the designations, preferences, qualifications, limitations, or restrictions of any class or series with respect to the rate and nature of dividends, the price and terms and conditions on which shares may be redeemed, the amount payable in the event of voluntary or involuntary liquidation, the terms and conditions for conversion or exchange into any other class or series of stock, voting rights and other terms.

Certain Effects of Authorized but Unissued Stock

      Under the Certificate of Incorporation, there are approximately 30 million shares of Common Stock and 10 million shares of Preferred Stock available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporation acquisitions.

      One of the effects of the existence of unissued and unreserved Common Stock and Preferred Stock may be to enable the Board of Directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company.

      The Board of Directors is authorized without any further action by the stockholders to determine the rights, preferences, privileges and restrictions of the unissued Preferred Stock. The purpose of authorizing the Board of Directors to determine such rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The Board of Directors may issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock, and which could, among other things, have the effect of delaying, deterring or preventing a change in control of the Company.

      The Company does not currently have any plans to issue additional shares of Common Stock or Preferred Stock other than shares of Common Stock which may be issued upon the exercise of the 1995 Warrants, the GKM Warrants, the 1996 Warrants or options which have been granted or which may be granted in the future to the Company's employees or Directors.

Certain Provisions of the Certificate of Incorporation and By-laws

      The Certificate of Incorporation provides that the Company shall indemnify each officer and director of the Company to the fullest extent permitted by applicable law, except as may be otherwise provided in the By-laws. In furtherance thereof, the Board of Directors is expressly authorized to amend the By-laws to give full effect to any changes in applicable law, notwithstanding possible self-interest of the directors in the action being taken. The Certificate of Incorporation also provides that, to the fullest extent permitted by the DGCL, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the Company or its stockholders. Such limitation does not affect the liability of a director (i) for any transaction from which the director derives an improper personal benefit,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemption of shares or (iv) for any breach of a director's duty of loyalty to the Company or its stockholders.

      As described below, the Certificate of Incorporation and By-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and which may have the effect of delaying, deterring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Company's Board of Directors. Such provisions may also render the removal of the directors and management more difficult.

      Pursuant to the Certificate of Incorporation, the Board of Directors of the Company is divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause and only by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Vacancies on the Board of Directors may only be filled by the affirmative vote of the majority of the remaining directors or by a sole remaining director and not by the stockholders, except that in the case of newly created directorships, if the remaining directors fail to fill any such vacancy, the stockholders may do so at the next annual or special meeting called for the purpose of election of directors.

      The By-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of stockholders of the Company. In general, notice must be received by the Company not less than 130 days prior to the meeting and must contain certain specified information concerning the person to be nominated or the matter to be brought before the meeting and concerning the stockholder submitting the proposal.

      Special meetings of stockholders may be called only by the Chairman of the Board, the President of the Company or the Board of Directors. The Certificate of Incorporation provides that stockholders may act only at an annual or special meeting and stockholders may not act by written consent. The Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal certain provisions of the Certificate of Incorporation. This requirement of a super-majority vote to approve amendments to the Certificate of Incorporation could enable a minority of the Company's stockholders to exercise veto powers over such amendments.

Registration Rights

      In connection with the 1996 Unit Offering, the Company agreed to maintain the effectiveness of a registration statement covering the shares of Common Stock issuable from time to time upon the exercise of the Warrants for a period of four years commencing with the first anniversary of the issuance of the Warrants. The Company entered into a similar agreement with respect to the shares underlying the 1995 Warrants and has agreed to maintain the effectiveness of that registration until the fifth anniversary of the issuance of the 1995 Warrants. The Company has also granted "piggy-back" registration rights to the holders of the GKM Warrants with respect to shares issuable upon exercise of the GKM Warrants.

      In connection with the Heartland Transaction, the Company, Heartland, certain subsidiaries of Heartland and all of the former stockholders of the Company's predecessor entered into the Initial Registration Agreement. The Initial Registration Agreement was amended and restated in connection with the TruVision Transaction, with all the former stockholders of TruVision becoming parties thereto. Under the New Registration Agreement, at any time after October 24, 1997, any of (a) the holders of a majority of the Common Stock issued to the former stockholders of the Company's predecessor (other than CMCC and Baseball Partners) in the Heartland Transaction, (b) the holders of a majority of the Common Stock issued to Heartland or certain of Heartland's subsidiaries in the Heartland Transaction, (c) the holders of a majority of the Common Stock issued to the former stockholders of TruVision (other than CVCA) in the TruVision Transaction, or (d) the holders of a majority of the Common Stock issued to CMCC and Baseball Partners in the Heartland Transaction or issued to CVCA in the TruVision Transaction, shall each have the right, subject to certain conditions, to require the Company to register any or all of such Common Stock under the Securities Act on Form S-1 on three occasions at the Company's expense and on Form S-2 or S-3 on an additional three occasions at the Company's expense. The holders of any such shares of Common Stock are also entitled to request the inclusion of any Common Stock subject to the Registration Agreement in any registration statement at the Company's expense whenever the Company proposes to register any of its equity securities under the Securities Act, subject to certain conditions.

      In accordance with the New Registration Rights Agreement, the Company registered for resale, on Form S-3, the 180,000 shares of Common Stock granted to VCI in connection with the TruVision Transaction.

Delaware Anti-Takeover Law

      The Company is subject to the "business combination" statute of the DGCL. In general, such statute prohibits a publicly held Delaware corporation from engaging in various "business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless (i) the transaction is approved by the board of directors of the corporation prior to the date the interested stockholder obtained such status, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 % of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to a stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, within three years, did own) 15% or more of the corporation's voting stock. The statute could prohibit or delay the accomplishment of a merger or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company. Because CMCC, CVCA, Baseball Partners and Heartland acquired their shares in a transaction approved by the Board for purposes of the "business combination" statute, CMCC, CVCA, Baseball Partners and Heartland are not subject to the restrictions of such statute.

                       SHARES ELIGIBLE FOR FUTURE SALE

      The Company has a total of 16,946,697 shares of Common Stock outstanding (19,270,169 on a fully diluted basis assuming the exercise of the 1995 Warrants, the GKM Warrants, the Warrants, and certain director, management and employee options). Of these shares, approximately 3.7 million (including shares issuable upon exercise of the 1995 Warrants and the Warrants) shares are freely transferable by persons other than affiliates of the Company without restriction or registration under the Securities Act. All of the remaining shares (except those issuable upon the exercise of director, management and employee options) are "restricted securities" as that term is defined by Rule 144 promulgated under the Securities Act and may not be sold other than pursuant to an effective registration statement under the Securities Act, pursuant to an exemption from such registration requirement or in accordance with Rule 144. None of such shares of Common Stock will be eligible for sale under Rule 144 for one year following the date of issuance. All such shares are subject to demand and piggyback registration rights. See "Description of Capital Stock-Registration Rights." Sales of restricted securities under Rule 144 following such one-year period will be subject to the conditions of Rule 144.

      In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including any person who may be deemed to be an "affiliate" of the Company, is entitled to sell within any three month period "restricted" shares beneficially owned by him or her in an amount that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume in shares of Common Stock during the four calendar weeks preceding such sale, provided that at least one year has elapsed since such shares were acquired from the Company or an affiliate of the Company. Sales are also subject to certain requirements as to the manner of sale, notice and the availability of current public information regarding the Company. However, a person who has not been an affiliate of the Company at any time within three months prior to the sale is entitled to sell his or her shares without regard to the volume limitations or other requirements of Rule 144, provided that at least two years have elapsed since such shares were acquired from the Company or an affiliate of the Company.

                   UNITED STATES FEDERAL INCOME TAX MATTERS

      It is the opinion of Kirkland & Ellis, special tax counsel to the Company, that the following are the principal United States Federal income tax consequences of the purchase, ownership and disposition of Notes as of August 7, 1996. Except where noted, it deals only with Notes held as capital assets by holders that are United States Persons (as defined below) and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding Notes as a part of a hedging or conversion transaction or a straddle or holders whose functional currency is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code") and regulations, administrative pronouncements, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. Federal income tax consequences different from those discussed below. In particular, the discussion below is based upon Treasury regulations issued under section 1273 and related sections of the Code relating to "original issue discount" ("OID") (the "OID Regulations").

      The   opinion   described  above  is  based  in  reliance  on   various
representations of the Company including the following:

      1. Based on all facts and circumstances as of the issue date, it is significantly more likely that payments will be made according to the Notes' stated payment schedule than that the Notes will be redeemed before their scheduled maturity.

      2. The interest that accrues and is payable semi-annually on the Notes beginning on February 1, 2002 will be computed at a rate that is approximately equal to, but does not exceed, the overall yield on the Notes (determined by assuming that the Notes remain outstanding until their final maturity date).

      3. The redemption price of the Notes on each optional redemption date will be equal to or greater than the sum of (i) the adjusted issue price (as defined in Section 1272(a)(4) of the Code) of the Notes at the start of the accrual period in which such optional redemption date occurs plus (ii) the original issue discount (as defined in Section 1273 of the Code) that has accrued on the Notes from the beginning of such accrual period through such optional redemption date.

      4. During the term of the Notes, the Company will not pay or incur interest in any taxable year in excess of $5,000,000 that is attributable to an obligation evidenced by a bond, debenture, note, certificate or other evidence of indebtedness ("Debt") issued to provide direct or indirect consideration for the acquisition (an "Acquisition") of (A) stock in another corporation (an "acquired corporation") or (B) assets of another corporation (an "acquired corporation") pursuant to a plan under which at least two-thirds (in value) of all the assets (excluding money) used in trades and business carried on by such corporation are acquired. For this purpose, Debt issued to provide consideration for an Acquisition includes (without limitation):

            (i)   Debt   issued   directly   in  exchange  for  the  acquired
      corporation's stock or assets;

            (ii) Debt issued to raise the money necessary to purchase the acquired corporation's stock or assets, including, without limitation, where the Company, when it issued the Debt, anticipated the Acquisition and the Debt would not have been issued if the Company had not so anticipated such Acquisition; and

            (iii) Debt issued to replace the Company working capital spent to acquire the acquired corporation where the Company, when it used working capital to purchase the acquired corporation, foresaw or reasonably should have foreseen that it would be required to issue the Debt, which it would not otherwise have been required to issue if the Acquisition had not occurred, in order to meet its future economic needs.

      Persons considering the purchase, ownership or disposition of Notes should consult their own tax advisors concerning the U.S. Federal Income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

      As used herein, a "United States Person" means an individual that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

The Notes

      Payments of Interest-Original Issue Discount

      The Notes were issued with original issue discount ("OID") equal to the difference between their issue price and their stated redemption price at maturity. The "stated redemption price at maturity" of the Notes equals the sum of all payments required under the Notes other than payments of qualified stated interest. To have "qualified stated interest," a debt instrument must, among other requirements, have interest that is unconditionally payable at least annually during the entire term of the debt instrument. Because the Notes will not pay interest until February 1, 2002, none of the interest on the Notes will be qualified stated interest. As a result, all payments made under the Notes will be treated as part of the stated redemption price at maturity. Accordingly, the interest on the Notes will be taxable to holders in advance of receipt regardless of a holder's method of accounting, in accordance with the OID rules described below. The aggregate OID on a Note will equal the difference between the sum of all payments required under the Note and the issue price of the Note.

      A holder of Notes will be required to include OID in income for U.S. Federal income tax purposes as it accrues. OID will accrue daily in accordance with a constant yield method based on a compounding of interest. Under this method, holders of the Notes will be required to include in income increasingly greater amounts of OID in successive accrual periods. The accrual period for Notes may be of any length and may vary in length over the term of the Notes, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. OID allocable to any accrual period will equal the product of the adjusted issue price of the Notes as of the beginning of such period and the Notes' yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. The "adjusted issue price" of the Notes as of the beginning of any accrual period will equal the issue price of the Notes increased by OID previously includable in income and decreased by any payments under the Notes (other than qualified stated interest). The "yield to maturity" is the discount rate that, when used in computing the present value of all principal and interest payments to be made under a Note, produces an amount equal to its issue price. The initial accrual period of a Note is the short period beginning on the issue date and ending on the day before the first day of the first full accrual period. The amount of OID attributable to such initial accrual period may be computed under any reasonable method.

      The Company is required to furnish certain information to the IRS, and will furnish annually to record holders of Notes, information with respect to interest and OID accruing during the calendar year. The OID information will be based upon the adjusted issue price of the debt instrument as if the holder were the original holder of the debt instrument. Subsequent holders who purchase Notes for an amount other than the adjusted issue price and/or on a date other than the last day of an accrual period will be required to determine for themselves the amount of OID, if any, they are required to include in gross income for U.S. Federal income tax purposes.

      Applicable High Yield Discount Rules

      The Notes are applicable high yield discount obligations ("AHYDOs"), as defined in the Code. Under the rules applicable to AHYDOs, because the yield to maturity of the Notes will exceed the applicable federal rate in effect at the time of their issuance (the "AFR") plus six percentage points, a portion of the OID that accrues on the Notes will not be deductible by the Company at any time. The non-deductible portion of the OID will be an amount that bears the same ratios to such OID as (i) the excess of the yield to maturity of the Notes over the AFR plus six percentage points bears to (ii) the yield to maturity of the Notes. To the extent that the non-deductible portion of OID would have been treated as a dividend if it had been distributed with respect to the Company's stock, it will be treated for some purposes as a dividend to holders of the Notes. Amounts of OID treated as dividends may qualify for the dividends received deduction for corporate holders. OID that accrues on the Notes and for which the Company's deductions are allowable (the OID portion equal to or less than the AFR plus six percentage points) will not be deductible by the Company until such time as the Company actually pays such interest (including OID) in cash or in other property (other than stock or debt of the Company or a person deemed to be related to the Company under
Section 453(f)(1) of the Code).

      Market Discount; Acquisition Premium

      If a holder purchases Notes for an amount that is less than the revised issue price (which generally approximates adjusted issue price) of such Notes, the amount of the difference will be treated as "market discount" for U.S. Federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a holder will be required to treat any principal payment on, or any amount received on the sale, exchange, retirement or other disposition of, Notes as ordinary income to the extent of any market discount which has not previously been included in income and is treated as having accrued on such Notes by the time of such payment or disposition. If a holder makes a gift of a Note, accrued market discount, if any, will be recognized as if such holder had sold such Note for a price equal to its fair market value. In addition, the holder may be required to defer, until the maturity of the Notes or their earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Notes.

      Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the Notes, unless the holder elects to accrue market discount under a constant interest method. A holder of Notes may elect to include market discount in income currently as it accrues (under either a straight-line or constant interest method), in which case the rules described above regarding the deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

      A holder that purchases Notes for an amount that is greater than the adjusted issue price of such Notes but equal to or less than the sum of all amounts payable on such Notes after the purchase date will be considered to have purchased such Notes at an "acquisition premium." Under the acquisition premium rules, the amount of OID which such holder must include in its gross income with respect to such Notes for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

      Sale, Exchange, Retirement or other Disposition of Notes

      Upon the sale, exchange, retirement or other disposition of Notes, a holder will generally recognize gain or loss equal to the difference between the amount realized upon such sale, exchange, retirement or other disposition and such holder's adjusted tax basis in the Note.

      A holder's adjusted tax basis in a Note will equal such holder's initial tax basis in the Note, increased by the amounts of any OID or market discount previously included in income by the holder with respect to such Note and reduced by the amounts of any payments on the Note received by such holder.

      Except with respect to market discount and payments for accrued interest not previously included in income, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the Notes have been held for more than one year as of the date of such sale, exchange, retirement or other disposition. Under current law, the excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitation on the deductibility of capital losses.

The Warrants

      Upon the exercise of a Warrant, a holder will not recognize gain or loss (except to the extent of cash, if any, received in lieu of the issuance of fractional shares of Common Stock) and will have a tax basis in the Common Stock equal to such holder's tax basis in the Warrant plus the exercise price of the Warrant. The holding period of such Common Stock will commence on the day after the date of exercise of the Warrant. If any cash is received in lieu of the issuance of fractional shares of Common Stock, the holder will recognize gain or loss, the amount and character of which generally will be determined as if the holder had received such fractional shares and then immediately sold them for cash. Similarly, upon he sale of Common Stock received upon exercise of a Warrant, a holder will recognize capital gain or loss equal to the difference between the amount realized upon the sale and the holder's tax basis in the Common Stock. Such capital gin or loss will be long-term if, at the time of sale or exchange, the Common Stock was held for more than one year. Holders should consult their own tax advisors concerning the U.S. Federal income tax consequences of the ownership of the Common Stock.

      If a Warrant expires unexercised, a holder will have a capital loss equal to its tax basis in the Warrant. Such capital loss will be long-term capital loss if, at the time of expiration, the Warrant was held for more than one year. Upon the sale or exchange of a Warrant, a holder will recognize capital gain or loss equal to the difference between the amount realized upon the sale or exchange and the holder's tax basis in the Warrant. Such capital gain or loss will be long-term if, at the time of sale or exchange, the Warrant was held for more than one year. It is unclear whether the repurchase of a Warrant by the Company would be treated as a sale or exchange. If it were not so treated, any gain or loss to a holder on such repurchase could be ordinary income or loss. Adjustments to the exercise price or conversion ratio of the Warrant, or the failure to make adjustments, may result in the receipt of taxable constructive dividends by the holder.

Backup Withholding and Information Reporting

      In general, information reporting requirements will apply to accruals of interest and OID on the Notes and to the proceeds of a disposition of a Note, other than a disposition by certain exempt recipients (including, among others, corporations). Certain noncorporate holders may be subject to backup withholding at a rate of 31% on payments of principal and interest (including
OID) and premium on, and the proceeds of disposition of, a Note. Backup withholding will apply only if the holder: (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, would be his or her Social Security number; (ii) furnishes an incorrect TIN; (iii) is notified by the IRS that he or she has failed to properly report payments of interest and dividends; or (iv) under certain circumstances, fails to certify, under penalty of perjury, that he or she has furnished a correct TIN and has not been notified by the IRS that he or she is subject to backup withholding for failure to report interest and dividend payments. Holders of the Notes should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

      The amount of any backup withholding from a payment for a holder of a Note will be allowed as a credit against the holder's U.S. Federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

Other Tax Consequences

      In addition to the U.S. Federal income tax considerations described above, prospective purchasers of the Notes and Warrants should consider potential state and local income, franchise, personal property and other taxation in any state or locality and the tax effect of ownership, sale, exchange, retirement or disposition of Notes and Warrants in any state or locality. Prospective purchasers of Notes and Warrants are advised to consult their own tax advisors with respect to any state and local income, franchise, personal property and other tax consequences arising out of their ownership of Notes and Warrants.

      THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE PURCHASER OF NOTES AND WARRANTS SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE NOTES AND WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

                             PLAN OF DISTRIBUTION

      This Prospectus is to be used by CSI in connection with offers and sales related to market-making transactions in the Notes and the Warrants. CSI may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. The Company will not receive any of the proceeds of such sales. CSI has no obligation to make a market in the Notes or the Warrants and may discontinue its market-making activities at any time without notice, at its sole discretion. The Company has agreed to indemnify CSI against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments which CSI might be required to make in respect thereof.

      CMCC and CVCA, each affiliates of CSI and each other, beneficially own approximately 11.8% and 9.0%, respectively, of the Company's outstanding Common Stock. In addition, Baseball Partners, which is also affiliated with each of CMCC, CVCA and CSI, owns approximately 2.3% of the Company's Common Stock, which is voted by CVCA pursuant to a proxy. Mr. Chavkin is a director of the Company and a general partner of CCP. Pursuant to a stockholders' agreement to which they are parties, CMCC, CVCA and Baseball Partners have the right to designate up to two of the nine directors of the Company.

                                LEGAL MATTERS

      The legality of the Notes has been passed upon for the Company by Kirkland & Ellis, a partnership which includes professional corporations, New York, New York.

                                   EXPERTS

      The consolidated balance sheets of Wireless One, Inc. and subsidiaries as of December 31, 1995 and 1996 and the consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1994, 1995 and 1996 are included in this Prospectus and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein and in the Registration Statement and upon the authority of said firm as experts in accounting and auditing.

      The financial statements of TruVision Wireless, Inc. and the combined financial statements of Madison Communications, Inc. and Beasley Communications, Inc. included in this Prospectus and in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                            AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files, reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected by anyone without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. A Registration Statement on Form S-1 under the Securities Act, including amendments thereto, relating to the Notes and Warrants offered hereby has been filed by the Company with the Commission. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Notes and Warrants offered hereby, reference is made to such Registration Statement and exhibits and schedules filed as a part thereof. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The Company's Common Stock is quoted on the Nasdaq National Market, and such reports, proxy statements and other information regarding the Company can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

      Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, but such statements are complete in all material respects for the purposes herein made. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

      The Company is required by the Indenture to furnish holders of the Notes and Warrants with annual reports containing audited consolidated financial statements certified by independent public accountants and quarterly reports containing unaudited consolidated financial data for the first three quarters of each fiscal year following the end of each such quarter.


                        INDEX TO FINANCIAL STATEMENTS

Wireless One, Inc.

Independent Auditors' Report..........................................F-2
Consolidated Balance Sheets as of December 31, 1995 and 1996..........F-3
Consolidated Statements of Operations for the  years ended
   December 31, 1994, 1995, and 1996..................................F-4
Consolidated Statements of Stockholders' Equity for the years ended December 31, 1994, 1995, and 1996............................F-5
Consolidated Statements of Cash Flows for the years  ended
   December 31, 1994, 1995, and 1996..................................F-6
Notes to consolidated Financial Statements............................F-7

TruVision Wireless, Inc.

Report of Independent Public Accountants..............................F-
Balance Sheets as of December 31, 1994 and 1995 and unaudited
   June 30, 1996......................................................F-
Statement  of  Operations for the periods from inception
   (November 2, 1993) to December  31, 1993,  January 1, 1994
   through August 24, 1994 and August 25, 1994 through December
   31,  1994 and for the year ended December 31, 1995 and
   unaudited for the six months ended June 30, 1995 and 1996..........F-
Statements  of  Partners'  Capital for the  periods from
   inception (November 2, 1993) to December  31, 1993 and
   January 1, 1994 through August 24, 1994............................F-
Statements  of  Changes  in  Stockholders'  Equity  for the
   period from August 25, 1994 through December 31, 1994 and
   for the year ended December 31, 1995 and unaudited for the six months ended June 30, 1996.....................................F-
Statement  of  Cash  Flows for the periods from inception
   (November 2, 1993) to December  31, 1993, January 1, 1994
   through August 24, 1994, August 25, 1994 through December
   31, 1994 and for the year ended December 31, 1995 and
   unaudited for  the  six  months ended June 30, 1995 and 1996.......F-
Notes to Financial Statements.........................................F-

Madison Communications, Inc. and Beasley Communications, Inc.

Report of Independent Public Accountants..............................F-
Combined Balance Sheets as of December 31, 1994 and 1995
   and  unaudited  June 30, 1996......................................F-
Combined Statements of Operations and Accumulated Deficit
   for the years ended  December 31, 1993, 1994 and 1995 and
   unaudited for the six months ended June 30, 1995 and 1996..........F-
Combined Statements  of  Cash  Flows  for the years ended
   December 31, 1993, 1994 and 1995 and unaudited for the
   six months ended June 30, 1995 and 1996............................F-
Notes to Financial Statements.........................................F-


                        Independent Auditors' Report


The Board of Directors
Wireless One, Inc.:


We have audited the accompanying consolidated balance sheets of Wireless One, Inc. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1996. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wireless One, Inc. and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                   KPMG PEAT MARWICK LLP


New Orleans, Louisiana
February 21, 1997



                               WIRELESS ONE, INC.

                         Consolidated Balance Sheets

                         December 31, 1995 and 1996


         Assets                                                 1995             1996
         ------                                            --------------   --------------
Current assets:
   Cash and cash equivalents                               $  110,380,329   $  104,448,583
   Marketable investment securities - restricted
     (note 5)                                                  17,637,839       18,149,180

   Subscriber receivables, less allowance for doubtful
     accounts of $73,641 and $292,619 in 1995 and 1996,
     respectively                                                 143,633          998,734
   Accrued interest and other receivables                         405,241          464,166
   Prepaid expenses                                               796,389        1,149,296
                                                           --------------   --------------

      Total current assets                                    129,363,431      125,209,959

Property and equipment, net (note 6)                           14,266,755       82,636,712
License and leased license investment, net of
  accumulated amortization of $548,283 and
  $2,823,658 in 1995 and 1996, respectively                    26,724,238      154,444,536
Marketable investment securities - restricted (note 5)         35,755,505       18,885,565
Other assets (note 7)                                           7,689,945       14,432,590
                                                           --------------   --------------

                                                           $  213,799,874   $  395,609,362
                                                           ==============   ==============
        Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                                        $   2,356,707    $    4,105,994
   Accrued expenses                                              862,100         6,775,218
   Accrued interest                                            3,683,333         4,482,864
   Current maturities of long-term debt (note 8)                 376,780         3,169,383
                                                           -------------    --------------

     Total current liabilities                                 7,278,920        18,533,459

Long-term debt (note 8)                                      150,871,267       299,909,221
Deferred taxes (note 9)                                                -         6,500,000
                                                           -------------    --------------
                                                             158,150,187       324,942,680

Redeemable convertible preferred stock, $.01 par
  value, 15,000 shares authorized, no shares
  issued or outstanding (note 10)                                      -                 -

Stockholders' equity:
   Preferred stock, $.01 par value, 10,000,000 shares
     authorized, no shares issued or outstanding                       -                 -
   Common stock, $.01 par value, 50,000,000 shares
     authorized, 13,498,752 and 16,946,697 shares
     issued and outstanding in 1995 and 1996, respectively       134,988           169,467
   Additional paid-in capital                                 65,631,596       120,284,507
   Accumulated deficit                                       (10,116,897)      (49,787,292)
                                                           -------------    --------------

     Total stockholders' equity                               55,649,687        70,666,682
                                                           -------------    --------------
Commitments and contingencies (note 13)
                                                           -------------    --------------
                                                           $ 213,799,874    $  395,609,362
                                                           =============    ==============

See accompanying notes to consolidated financial statements.

                               WIRELESS ONE, INC.

                      Consolidated Statements of Operations
                  Years Ended December 31, 1994, 1995, and 1996

                                                1994             1995             1996
                                            ------------     ------------    --------------
Revenues                                    $    399,319     $  1,410,318    $   11,364,828
Operating expenses:
  Systems operations                             274,886          841,819         5,316,190
  Selling, general and administrative          1,800,720        4,431,839        18,659,100
  Depreciation and amortization                  413,824        1,783,066        11,625,507
                                            ------------     ------------    --------------
                                               2,489,430        7,056,724        35,600,797
                                            ------------     ------------    --------------
     Operating loss                           (2,090,111)      (5,646,406)      (24,235,969)
                                            ------------     ------------    --------------
Other income (expense):
     Interest expense                           (171,702)      (4,070,184)      (28,087,948)
     Interest income                                   -        2,024,116         8,146,958
     Equity in losses of investee (note 7)             -                -          (193,436)
                                            ------------     ------------    --------------
        Total other expense                     (171,702)      (2,046,068)      (20,134,426)

        Loss before income taxes              (2,261,813)      (7,692,474)      (44,370,395)

Income tax benefit (note 9)                            -                -         4,700,000
                                            ------------     ------------    --------------
        Net loss                              (2,261,813)      (7,692,474)      (39,670,395)

Preferred stock dividends and discount
  accretion (note 10)                                  -         (786,389)                -
                                            ------------     ------------    --------------
Net loss applicable to common stock         $ (2,261,813)    $ (8,478,863)   $  (39,670,395)
                                            ============     ============    ==============
Net loss per common share                   $      (1.21)           (2.02)            (2.65)
                                            ============     ============    ==============
Weighted average common shares outstanding     1,863,512        4,187,736        14,961,934
                                            ============     ============    ==============

See accompanying notes to consolidated financial statements.


                               WIRELESS ONE, INC.
                Consolidated Statements of Stockholders' Equity
                 Years Ended December 31, 1994, 1995, and 1996

                                              Additional
                                  Common       paid-in      Subscriptions     Accumulated
                                   Stock       capital        receivable        deficit           Total
                                 ---------  -------------    ------------    -------------    -------------
Balance at January 1, 1994       $   5,381  $     834,619    $   (219,020)   $    (162,610)   $     458,370

Issuance of 1,475,823
  shares of common stock            14,758      9,145,242      (8,660,000)               -          500,000

Collections of subscriptions
  receivable                             -              -       5,647,156                -        5,647,156

Net loss                                 -              -               -       (2,261,813)      (2,261,813)
                                 ---------  -------------    ------------    -------------    -------------
Balance at December 31, 1994        20,139      9,979,861      (3,231,864)      (2,424,423)       4,343,713

Collections of subscriptions
  receivable                             -              -       3,231,864                -        3,231,864

Conversion of redeemable
  preferred stock and warrants
  into 4,524,512 shares
  of common stock                   45,246     14,453,442               -                -       14,498,688

Issuance of 3,450,000
  shares of common stock
  pursuant to initial
  public offering                   34,500     32,340,708               -                -       32,375,208

Issuance of 750,000 warrants             -      3,015,000               -                -        3,015,000

Issuance of 3,510,290
  shares of common stock
  in purchase transactions          35,103      6,628,974               -                -        6,664,077

Preferred stock dividends
  and accretion of discount              -       (786,389)              -                -         (786,389)

Net loss                                 -              -               -       (7,692,474)      (7,692,474)
                                 ---------  -------------    ------------    -------------    -------------
Balance at December 31, 1995       134,988     65,631,596               -      (10,116,897)      55,649,687

Issuance of 3,442,945
  shares of common stock
  in purchase transactions          34,429     48,166,801               -                -       48,201,230

Issuance of stock options
  in purchase transactions               -      1,401,723               -                -        1,401,723

Issuance of warrants to
  purchase 544,059 shares
  of common stock                        -      5,053,387               -                -        5,053,387

Issuance of 5,000 shares of
  common stock upon exercise
  of employee stock options             50         31,000               -                -           31,050

Net loss                                 -              -               -      (39,670,395)     (39,670,395)
                                 ---------  -------------    ------------    -------------    -------------
Balance at December 31, 1996     $ 169,467  $ 120,284,507    $          -    $ (49,787,292)   $  70,666,682
                                 =========  =============    ============    =============    =============

            See accompanying notes to consolidated financial statements.

                               WIRELESS ONE, INC.

                    Consolidated Statements of Cash Flows
                Years Ended December 31, 1994, 1995, and 1996


                                                  1994            1995             1996
                                            --------------  ---------------   ---------------
Cash flows from operating activities:
  Net loss                                  $  (2,261,813)  $   (7,692,474)   $  (39,670,395)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
      Bad debt expense                            54,608           196,281           371,349
      Depreciation and amortization              413,824         1,783,066        11,625,507
      Amortization of debt discount              104,767           328,301         7,845,537
      Accretion of interest income                     -          (213,230)         (976,638)
      Deferred income tax benefit                      -                 -        (4,700,000)
        Equity in losses of investee                   -                 -           193,436
        Changes in assets and liabilities:
          Receivables                           (167,277)         (571,957)         (868,890)
          Prepaid expenses                       (46,515)         (468,707)         (145,949)
          Deposits                                     -                 -           917,796
          Accounts payable and accrued
            expenses                             237,378         6,004,541         3,265,187
                                            ------------    --------------    --------------
            Net cash used in operating
              activities                      (1,665,028)         (634,179)      (22,143,060)
                                            ------------    --------------    --------------
Cash flows from investing activities:
  Purchase of investments and other assets      (102,000)       (1,533,446)       (2,778,012)
  Capital expenditures                        (2,960,842)       (9,805,057)      (60,408,418)
  Acquisition of license investment           (5,156,054)       (6,762,415)      (43,898,328)
  Purchase of marketable investment
    securities                                         -       (53,180,114)                -
  Proceeds from maturities of securities               -                 -        17,335,237
                                            ------------    --------------    --------------
            Net cash used in investing
              activities                      (8,218,896)      (71,281,032)      (89,749,521)
                                            ------------    --------------    --------------
Cash flows from financing activities:
  Proceeds from issuance of long-term
    debt and warrants                          4,275,819       144,764,902       120,624,614
  Principal payments on long-term debt          (103,306)      (11,502,054)      (13,089,874)
  Debt issuance costs                                  -          (343,839)       (1,604,955)
  Issuance of common stock                     5,647,156        35,008,396            31,050
  Issuance of redeemable preferred stock               -        14,343,654                 -
                                            ------------    --------------    --------------
            Net cash provided by financing
              activities                       9,819,669       182,271,059       105,960,835
                                            ------------    --------------    --------------
            Net increase (decrease) in cash      (64,255)      110,355,848        (5,931,746)

Cash and cash equivalents at beginning
  of period                                       88,736            24,481       110,380,329
                                            ------------    --------------    --------------
Cash and cash equivalents at end of period  $     24,481    $  110,380,329    $  104,448,583
                                            ============    ==============    ==============

See accompanying notes to consolidated financial statements.
                               WIRELESS ONE, INC.

                   Notes to Consolidated Financial Statements
                         December 31, 1995 and 1996

(1)  Description  of  Business  and  Summary  of  Significant  Accounting
     Policies

     (a) Nature of Operations

         Wireless One Inc. is engaged in the business of developing, owning, and operating wireless cable television systems primarily in select southern and southeastern United States markets.

     (b) Consolidation Policy

         The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant inter-company balances and transactions are eliminated in consolidation.

     (c) Property and Equipment

         Property and equipment are stated at cost and include the cost of transmission equipment as well as subscriber installations. The Company capitalizes the excess of direct costs of subscriber installations over installation fees. These direct costs include reception materials and equipment on subscriber premises, installation labor, overhead charges and direct commissions.

         Depreciation and amortization are recorded on a straight-line basis for financial reporting purposes over the estimated useful lives of the assets. Any unamortized balance of the nonrecoverable portion of the cost of a subscriber installation is fully depreciated upon subscriber disconnection and the related cost and accumulated depreciation are removed from the balance sheet. Repair and maintenance costs are charged to expense when incurred; renewals and betterments are capitalized.

         Equipment awaiting installation consists primarily of accessories, parts and supplies for subscriber installations, and is stated at the lower of average cost or market on a first in first out basis.

     (d) License and Leased License Investment

         Licenses and leased license investment consists primarily of costs incurred in connection with the Company's acquisition of channel rights. Channel rights represent the right to utilize all of the capacity on channels operated under a license received from the Federal Communications Commission ("FCC"). These assets are recorded at cost and amortized using the straight-line method over the assets estimated useful lives, usually 10-20 years, beginning with inception of service in each market. Amortization expense for the years ended December 31, 1994, 1995 and 1996 was $191,915, $574,169 and $2,275,374
         respectively. As of December 31, 1995 and 1996, approximately $17,809,000 and $76,269,000 of channel rights were not subject to amortization.

     (e) Long Lived Assets

         Effective January 1, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of this statement had no impact on the financial position or results of operations of the Company.

         The Company periodically evaluates the propriety of the carrying amounts of the license and leased license investment and
         property   and  equipment  in  each  market,  as  well  as   the
         depreciation  and   amortization  periods   based  on  estimated
         undiscounted future cash flows and other factors to determine whether current events or circumstances warrant adjustments to the carrying amounts or a revised estimate of the useful life. If warranted, an impairment loss would be recognized to reduce the carrying amount of the related assets to management's estimate of the fair value of the individual license and related property and equipment.

     (f) Revenue Recognition

         Revenues from subscribers are recognized in the month that the service is provided.

     (g) Income Taxes

         The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         A valuation allowance is provided to reduce the carrying value of deferred tax assets to an amount which more likely than not will be realized. Changes in the valuation allowance represent changes in an estimate and are reflected as an adjustment to income tax expense in the period of the change.

     (h) Net Loss Per Common Share

         Net loss per common share is based on the net loss applicable to common stock divided by the weighted average number of common shares outstanding during the period presented. Shares issuable upon exercise of stock options and warrants are antidilutive and have been excluded from the calculation.

     (i) Debt Issuance Costs

         Costs incurred in connection with issuance of the Company's 1995 Senior Notes and 1996 Senior Discount Notes (see note 8) are included in other assets and are being amortized using the interest method over the term of the notes.

     (j) Cash and Cash Equivalents

         Cash and cash equivalents includes cash and temporary cash investments that are highly liquid and have original maturities of three months or less.

     (k) Use of Estimates

         The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     (l) Marketable Investment Securities

         Investments in marketable securities at December 31, 1995 and 1996 consist of U.S. Treasury securities which mature periodically through October 1998. The Company has the ability and intent to hold these investments until maturity and, accordingly, has classified these investments as held-to-maturity investments. Held-to-maturity investments are recorded at amortized cost, adjusted for amortization of premiums or discounts. Premiums and discounts are amortized over the life of the related held-to-maturity investment as an adjustment to yield using the effective interest method. A decline in market value of the Company's investments below cost that is deemed other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the investment is established. No such impairments have been recorded for the years ended December 31, 1994, 1995 and 1996.

     (m) Reclassifications

         Certain amounts in the prior year consolidated financial statements have been reclassified to conform with the current year presentation. These reclassifications had no effect on previously reported net loss.

(2)  Liquidity

     The growth of the Company's business requires substantial investment on a continuing basis to finance capital expenditures and related expenses for expansion of the Company's customer base and system development. In addition, the Company has recorded net losses since inception and expects to continue to experience net losses while it develops and expands its wireless cable systems. Management expects that the Company will require significant additional financings, through debt or equity financings, joint ventures or other arrangements, to achieve its targeted subscriber levels in its current business plans in its operating systems and target markets and to cover ongoing operating losses. Additional debt or equity also may be required to finance future acquisitions of wireless cable companies, wireless cable systems or channel rights. While management believes the Company will be able to obtain additional debt or equity capital on satisfactory terms to meet its future financing needs, there can be no assurance that either additional debt or equity capital will be available.

(3)  Initial Public Offering and Heartland Transaction

     Wireless One, Inc. was formed in June, 1995, by the shareholders of a predecessor company ("Old Wireless One") and Heartland Wireless Communications, Inc., ("Heartland"). Old Wireless One had been formed in 1993.

     During October, 1995, the Company completed a series of transactions which included (i) the issuance of 3,450,000 shares of common stock at $10.50 per share in an initial public offering;
     (ii) the issuance of $150,000,000 of 13% Senior Notes due in 2003 (the "1995 Senior Notes") and warrants to purchase 450,000 shares of the Company's common stock, and (iii) the acquisition of certain wireless cable television assets and related liabilities of certain subsidiaries of Heartland for common stock of the Company and notes (the "Heartland Transaction").

     The consummation of the Heartland Transaction included the Company's acquisition of all of the outstanding capital stock of Old Wireless One and certain wireless cable television assets and related liabilities in Heartland's markets in Texas, Louisiana, Alabama, Georgia and Florida. In connection with the Heartland Transaction, the shareholders of Old Wireless One received approximately 6.5 million shares of the Company's common stock and Heartland received approximately 3.5 million shares of the Company's common stock. In addition, Heartland received notes in the amount of $10,000,000, which were subsequently repaid by the Company from the proceeds of the offerings of the Company's common stock and 1995 Senior Notes.


The Heartland Transaction has been accounted for as a business combination using the purchase method of accounting. In accordance with Staff Accounting Bulletin No. 48, the Heartland assets and liabilities acquired have been recorded using the historical cost basis previously reported by Heartland, reduced by the amount of notes issued to Heartland in connection with the transaction. The assets acquired consist primarily of systems and equipment and various wireless cable channel rights. The following is a summary of the net assets acquired:

      Current assets                                     $    318,892
      Current liabilities                                     (35,956)
      Systems and equipment, net                            2,392,711
      Leased license investment and other intangibles      13,476,534
                                                         ------------
      Net assets acquired                                  16,152,181
      Notes issued to Heartland                           (10,000,000)
                                                         ------------
                                                         $  6,152,181
                                                         ============

The 1995 financial statements of Wireless One, Inc. include the results of operations of the business interests acquired in the Heartland Transaction since October 18, 1995. Pro forma unaudited consolidated operating results of the Company and the Heartland business acquired for the years ended December 31, 1994 and 1995, assuming the transaction had been completed as of January 1, 1994, are summarized below:

                                                1994            1995
                                            ------------    ------------
      Total revenues                        $  1,287,312    $  1,976,142

      Net loss applicable to common stock   $ (3,776,669)   $ (8,863,252)

      Net loss per common share             $      (0.29)   $      (0.68)


These pro forma results have been prepared for comparative purposes only and include an adjustment for additional interest expense associated with the portion of the proceeds of the notes utilized to repay $7 million of notes to Heartland. Net loss per common share is based on the weighted average number of shares outstanding during the year adjusted to give effect to shares issued in the transaction. They do not purport to be indicative of the results of operations which actually would have resulted had the combination been in effect on January 1, 1994 or of future results of operations of the consolidated entity.

(4) Acquisitions

   On July 29, 1996, the Company merged with TruVision Wireless Inc., ("TruVision") whereby the Company issued to the then TruVision shareholders 3,262,945 shares of common stock. The Company also paid $1.8 million in cash and issued 180,000 shares of common stock to certain affiliates of TruVision and issued stock options equivalent to 195,226 shares of the Company's common stock with an estimated fair value at the date of acquisition of $1,401,723. TruVision acquires, develops, owns and operates wireless cable television systems within the southeastern United States primarily in Mississippi, Alabama, and Tennessee.


   The following summarizes the allocation of estimated fair market value of the net assets acquired in the transaction:

         Current assets                           $  1,146,604
         Property and equipment                     16,427,882
         Other assets                                2,149,155
         License and leased license investment      80,645,464
         Current liabilities                        (5,719,908)
         Deferred tax liability                    (11,200,000)
         Short term debt                           (32,046,244)
                                                  ------------
                                                  $ 51,402,953
                                                  ============

     In 1996, the Company also acquired (i) Shoals Wireless, Inc., whose principal asset was an Operating System in the Lawrenceburg, Tennessee Market, for approximately $1.2 million (ii) an Operating System and hard-wire cable system in the Huntsville, Alabama Market for approximately $6 million, (iii) rights to 11 wireless cable channels in the Macon, Georgia Market for approximately $600,000,
     (iv) rights to eight wireless cable channels in the Bowling Green, Kentucky Market for $300,000, (v) rights to 16 wireless cable channels in the Jacksonville, North Carolina Market for approximately $820,000 ($800,00 is being withheld pending grant of licenses) and 12 wireless cable channels in the Chattanooga, Tennessee Market for $517,000 and (vi) rights to 11 MDS channels and filings for 20 ITFS licenses and related transmission tower leases and approvals in Auburn/Opelika, Alabama for $600,000.

     The foregoing transactions have been accounted for as business combinations using the purchase method of accounting. The various purchase prices have been allocated to the net assets acquired based on management's estimates of fair values of assets and liabilities acquired. Approximately $94,529,000 of the purchase prices have been allocated to license and leased license investment and are being amortized over 20 years.

   The December 31, 1996 financial statements of Wireless One, Inc. include the results of operations of the business interests acquired in the various transactions discussed above from the dates of the respective transactions. Summarized below is the unaudited pro forma information for the years ended December 31, 1995 and 1996 as if the transactions discussed herein and in note 3 had been consummated as of January 1, 1995.
                                                  1995             1996
                                              ------------    -------------
    Revenues                                  $  6,387,670    $  15,270,994
    Net loss applicable to common stock       $ (8,649,605)   $ (53,156,071)
    Net loss per common share                 $      (0.52)           (3.14)


   The unaudited pro forma results have been prepared for comparative purposes only and include adjustments to conform financial statements of the acquired entities to accounting policies used by the Company and to record additional amortization of license and leased license investments related to the excess purchase price over historical costs of these license and leased license investments. Adjustments have also been made to recognize income tax benefits during the periods to the extent deferred tax assets can be realized through reversals of taxable temporary differences. Net loss per common share is based on the weighted average number of shares outstanding during the year adjusted to give effect to shares issued in the transactions. The unaudited pro forma results do not purport to be indicative of the results of operations which actually would have resulted had the combinations been in effect on January 1, 1995 or of the future results of operations of the consolidated entity.


(5)  Marketable Investment Securities - Restricted

     Marketable investment securities - restricted at December 31, 1995 and 1996 consists of U.S. Treasury securities placed in escrow pursuant to the bond indenture relating to the 1995 Senior Notes. The investments have been deposited into an escrow account and, pending disbursement, the collateral agent has a first priority lien on the escrow account for the benefit of the holders of the notes. Such funds may be disbursed from the escrow account only to pay interest on the notes and, upon certain repurchases or redemptions of the notes, to pay principal of and premium, if any, thereon. The maturities of the securities purchased have been matched to the interest payment dates of the notes.

     A summary of the Company's restricted held to maturity securities at December 31, 1995 and 1996 follows:

                             Amortized    Unrealized   Unrealized      Fair
   December 31, 1995            Cost         Loss         Gain         Value
   -----------------       ------------   ----------   ---------   ------------
U.S. Treasury Notes        $ 22,343,879   $  (1,110)   $ 113,163   $ 22,455,932
U.S. Treasury Notes
  interest coupon strips     31,049,465           -      199,185     31,248,650
                           ------------   ---------    ---------   ------------
                           $ 53,393,344   $  (1,110)   $ 312,348   $ 53,704,582
                           ============   =========    =========   ============
   December 31, 1996
U.S. Treasury Notes        $ 15,214,837   $ (38,659)   $       -   $ 15,176,178
U.S. Treasury Notes
  interest coupon strips     21,332,090     (23,675)      14,596     21,323,011
Other                           487,818           -       15,135        502,953
                           ------------   ---------    ---------   ------------
                           $ 37,034,745   $ (62,334)   $  29,731   $ 37,002,142
                           ============   =========    =========   ============

     Scheduled maturities for the marketable securities held at December 31, 1996, are as follows:

                                         Amortized           Fair
                                           Cost             Value
                                       ------------      ------------
     Maturing in less than 1 year      $ 18,149,180      $ 18,152,471
     Maturing from 1-5 years             18,885,565        18,849,671
                                       ------------      ------------
                                       $ 37,034,745      $ 37,002,142
                                       ============      ============
(6)  Property and Equipment

     Major categories of property and equipment at December 31, 1995 and 1996 are as follows:

                                        Estimated
                                          Life         1995           1996
                                        --------   ------------   ------------
     Equipment awaiting installation        -      $  2,230,144   $  9,109,287
     Subscriber premises equipment
       and installation costs               5         3,561,714     43,049,807
     Transmission equipment and
       system construction costs           10         8,092,890     29,463,789
     Office furniture and equipment         7         1,270,131      7,161,468
     Buildings and leasehold
       improvements                      31.5           523,203      2,031,754
                                                   ------------   ------------
                                                     15,678,082     90,816,105

     Less accumulated depreciation                   (1,411,327)    (8,179,393)
                                                   ------------   ------------
                                                   $ 14,266,755   $ 82,636,712
                                                   ============   ============

     Depreciation expense for the years ended December 31, 1994, 1995 and 1996 was $221,909, $1,208,897 and $9,350,133 respectively.

(7)  Other Assets

     Other assets at December 31, 1995 and 1996 consist of the following:


                                                      1995          1996
                                                   ---------     ----------
     Debt issuance costs, net of accumulated
       amortization of $163,927 and $1,068,230
       in 1995 and 1996, respectively             $ 6,053,898    $ 11,129,764
     Deposits and other                             1,410,543         492,747
     Investments in unconsolidated subsidiaries       225,504       2,810,079
                                                  -----------    ------------
                                                  $ 7,689,945    $ 14,432,590
                                                  ===========    ============

     Investments in unconsolidated subsidiaries relates to the Company's 50% investment in Wireless One North Carolina, LLC (WONC) accounted for on the equity method and its 16.5% investment in Telecorp Holding Corp, Inc., (Telecorp) accounted for on the cost method. WONC is in the business of acquiring, developing and operating wireless cable television systems in North Carolina. Telecorp is in the business of acquiring personal communication service (PCS)
     licenses for the purpose of developing and operating a PCS network. Neither of these entities has commenced operations as of December 31, 1996.

(8)  Long-term Debt

     Long-term debt consists of the following:
                                                     1995           1996
                                                 ------------   ------------
       13% Senior Notes due 2003; face value
         of $150,000,000, net of unamortized
         discount - (1995 Senior Notes)          $148,149,131   $148,384,135
       13.5% Senior Discount Notes due 2006;
         face value of $239,252,000, net of
         unamortized discount - (1996 Senior
         Discount Notes)                                    -    126,400,136
       9.5% installment notes, principal and
         interest due in installments through
         August 31, 2006                                    -     22,257,207
       Subordinated non-interest bearing notes
         (face value outstanding at December
         31, 1995 and 1996 of $3,400,000 and
         $3,050,000, respectively), discounted
         to an 8% effective rate, principal and
         interest due in installments through
         July 1997                                  2,939,156      2,880,672
       Other                                          159,760      3,156,454
                                                 ------------   ------------
                                                  151,248,047    303,078,604
       Less current maturities                       (376,780)    (3,169,383)
                                                 ------------   ------------
         Long-term debt, excluding current
           maturities                            $150,871,267   $299,909,221
                                                 ============   ============


     Scheduled maturities of long term debt for the next five years and thereafter, are as follows:

         1997...........................$  3,169,383
         1998...........................     821,426
         1999...........................   2,781,078
         2000...........................   2,394,819
         2001...........................   2,630,560
         Thereafter..................... 291,281,338


     Interest on the 1995 Senior Notes is payable semi-annually on April 15 and October 15 of each year. The 1995 Senior Notes are redeemable at the option of the Company, in whole or in part, at any time on or after October 15, 1999, at variable redemption prices in excess of par. On or prior to October 15, 1998, the Company may redeem up to 30% of the aggregate principal amount of the 1995 Senior Notes with the proceeds from a sale to a strategic investor, as defined. In addition, upon the occurrence of a change of control, as defined, each holder of the 1995 Senior Notes may require the Company to repurchase all or a portion of such holder's 1995 Senior Notes at 101% of the principal amount thereof, plus accrued and unpaid interest.

     The 1996 Senior Discount Notes will accrete in value until August 1, 2001 at a rate of 13.5% per annum to an aggregate principal amount of $239,252,000. Thereafter, cash interest on the notes will accrue at a rate of 13.5% per annum on the face value of the notes payable semi-annually on February 1 and August 1 of each year commencing February 1, 2002. The Company is accreting the 1996 Senior Discount Notes using the effective yield. Interest expense accreted to the balance of the notes during the year ended December 31, 1996 was $6,453,922. The 1996 Senior Discount Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after August 1, 2001 at variable redemption prices in excess of par. On or prior to August 1, 1999, the Company may redeem up to 30% of the aggregate principal amount of the 1996 Senior Discount Notes with the proceeds from a sale to a strategic investor, as defined. In addition, upon the occurrence of a change of control, as defined, each holder of the 1996 Senior Discount Notes may require the Company to repurchase all or a portion of such holder's 1996 Senior Discount Notes at 101% of the accreted value thereof, plus accrued and unpaid interest.

     The 1995 Senior Notes and 1996 Senior Discount Notes are issued and outstanding under indentures which contain certain restrictive covenants, including limitations on the incurrence of indebtedness, the making of restricted payments, transactions with affiliates, sale and leaseback transactions, the existence of liens, disposition of proceeds of asset sales, the making of guarantees and pledges by restricted subsidiaries, transfers and issuance of stock of subsidiaries, investments in unrestricted subsidiaries, the conduct of the Company's business and certain mergers and sales of assets.

     The 9.5% installment notes were incurred in connection with an auction of Basic Trading Area ("BTA") rights in which the Company was the successful bidder. The notes require quarterly payments of interest only through August 31, 1998. Thereafter, the notes require equal quarterly payments of principal and interest of $1,000,849 through August 31, 2006.


(9)  Income Taxes

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

                                                     1995           1996
                                                 ------------   ------------
        Deferred tax assets:
          Net operating loss carryforwards       $  2,955,166   $ 24,537,357
          Allowance for bad debts                      25,038        176,771
          Accrued liabilities deductible
            when paid                                 152,320        216,368
          Other                                        68,000         24,796
                                                 ------------   ------------
                                                    3,200,524     24,955,292

        Less valuation allowance                   (2,136,029)    (5,766,361)
                                                 ------------   ------------
        Deferred tax asset                          1,064,495     19,188,931
                                                 ------------   ------------
        Deferred tax liabilities:
          Fixed assets, principally due to
            differences in depreciation and
            underlying basis                          11,700         473,997
          License Investment, due to
            differences in basis from
            amortizable lives and purchase
            accounting adjustments                 1,052,795      25,214,934
                                                 -----------    ------------
        Deferred tax liabilities                   1,064,495      25,688,931
                                                 -----------    ------------
        Net deferred tax liability               $         -    $  6,500,000
                                                 ===========    ============


     The  net  changes  in total valuation allowance for the years  ended
     December  31,  1995 and  1996  were  increases  of   $1,911,619  and
     $3,630,332 respectively. In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in
     making  this  assessment.   Based  upon  these  considerations,  the
     Company has recognized deferred tax assets to the extent such assets can be realized through future reversals of existing taxable temporary differences.

     The Company did not recognize any income tax benefit for 1994 or 1995 due to management's conclusion that a 100% valuation allowance for the net deferred tax asset was warranted. The consummation of the TruVision transaction resulted in deferred tax liabilities that will be recognized during periods in which the net operating losses may be utilized. The Company has therefore recorded a deferred tax benefit in the year ended December 31, 1996 to the extent such assets can be realized through future reversals of deferred tax liabilities. Income tax benefit in 1996 consists entirely of deferred income tax benefit resulting from the recognition of net operating losses.

     The reconciliation of income tax from continuing operations computed at the U.S. Federal statuatory tax rate to the company's effective income tax rate is as follows for each of the years ended December 31,:


                                                1994      1995      1996
                                               -------   -------   -------
         Tax at U.S. Federal statutory rate (34.0)% (34.0)% (34.0)% State and local income taxes, net
           of U.S. federal benefit                 -         -      (0.9)
         Valuation allowance                    34.0      28.3      23.5
         Other                                     -       5.7       0.8
                                               -------   -------   -------
                                                   -%        -%    (10.6)%
                                               =======   =======   =======


     The Company had net operating loss carryforwards for Federal and state income tax purposes of approximately $62,916,000 as of December 31, 1996. The carryforwards expire in years 2008-2011.


(10) Redeemable Convertible Preferred Stock

     On April 14, 1995, the Company completed a private placement of 14,781.75 shares of redeemable convertible preferred stock and 591,270 warrants to purchase common stock (collectively the "Units") at a price of $1,000 per Unit. The proceeds from the issue were $13,866,000, net of issuance costs. The excess of the liquidation value over the carrying value was accreted by periodic charges to additional paid-in capital during the period the stock was outstanding. Contemporaneously with the closing of the initial public offering of common stock in October 1995, the preferred stock and warrants were converted into approximately 4,524,512 shares of common stock.

(11) Stockholders' Equity

     In connection with the 1995 Senior Notes, the Company issued warrants to acquire 450,000 shares of its common stock. Each warrant entitles the holder to purchase one share of common stock at $11.55 per share. The warrants are exercisable at any time on or after October 24, 1996 and will expire on October 24, 2000. For financial reporting purposes, these warrants were valued at $1,890,000.

     In connection with the 1996 Senior Discount Notes, the Company issued warrants to acquire 544,059 shares of common stock. The warrants are exercisable at any time on or after August 12, 1997, at an exercise price of $16.6375 per share and will expire on August 12, 2001. For financial reporting purposes, these warrants were valued at $5,053,387.

     In connection with the Heartland Transaction, the Company issued warrants (the "GKM Warrants") to purchase 300,000 shares of common stock to an underwriter for nominal consideration. The GKM Warrants are initially exercisable at $12.60 per share through October 18, 2000. For financial reporting purposes, these warrants were valued at $1,125,000.

     In connection with the Heartland Transaction, and as amended in connection with the TruVision Transaction, certain of the shareholders of the Company have entered into an agreement whereby, among other things, they have agreed to vote their common stock to elect a specified slate of directors, which will be designated by the parties to the stockholders agreement.

(12) Stock Option Plan

     In October of 1995, the Company adopted the 1995 Long-Term Performance Incentive Plan (the "Incentive Plan"), which provides for the grant to key employees of the Company of stock options, appreciation rights, restricted stock, performance grants and any other type of award deemed to be consistent with the purpose of the Incentive Plan.

     The total number of shares of Common Stock which may be granted pursuant to the Incentive Plan is 1,300,000. The Incentive Plan will terminate upon the earlier of the adoption of a Board of Directors' resolution terminating the Incentive Plan or on the tenth anniversary of the date of adoption, unless extended for an additional five-year period for grants of awards other than incentive stock options.

     The exercise price of stock options is determined by the Compensation Committee of the Board of Directors, but may not be less than 100% of the fair market value of the common stock on the date of the grant and the term of any such option may not exceed 10 years from the date of grant. With respect to any employee who owns stock representing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares on the date of grant and the term of such option may not exceed five years from the date of grant.

     Awards granted under the Incentive Plan will generally vest upon a proposed sale of substantially all of the assets of the Company, or the merger of the Company with or into another corporation. Options generally vest over a five-year period commencing on the date of grant and expire ten years from the date of grant.

     On July 26, 1996, The Company adopted the 1996 Non Employees Directors' Stock Option Plan (the "Directors' Plan"). Directors of the Company who are not employees of the Company are eligible to receive options under the Directors' Plan. The total number of shares of Common Stock for which options may be granted under the Directors' Plan is 100,000.

     Participants in office on July 26, 1996, received options to acquire 4,000 shares under the Directors' Plan and on January 1 of each year, eligible participants will receive options to acquire 2,000 shares under the Directors' Plan.

     Options granted under the Directors' Plan may be subject to vesting and certain other restrictions. Subject to certain exceptions, the right to exercise an option generally terminates at the earlier of
     (i) the first date on which the initial grantee of such option is no longer a director of either the Company or any subsidiary for any reason other than death or permanent disability or (ii) the expiration date of the option. Options granted under the Directors' Plan will also generally vest upon a "change in control" of the Company.

     For the aforementioned plans, the Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock option grants. Had compensation cost for the Company's two stock option plans been determined based on the fair value at the grant date for awards in 1995 and 1996 consistent with the provisions of SFAS No. 123, the Company's net loss applicable to common stock and net loss per common share would have been increased to the pro forma amounts indicated below:

                                                    1995           1996
                                               -------------   -------------
Net Loss Applicable to Common Stock -
  as reported                                  $   8,478,863   $  39,670,395
Net Loss Applicable to Common Stock -
  pro forma                                       10,141,210      44,022,171
Net Loss Per Common Share - as reported                 2.02            2.65
Net Loss Per Common Share - pro forma                   2.42            2.94


     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1995 and 1996: expected volatility of 83%; expected dividend yield of 0%; risk-free interest rate of 6.76%; and expected lives of 10 years.

     Information regarding these option plans for 1994, 1995 and 1996 is as follows:

                                               1994        1995                        1996
                                           ------------------------          ------------------------
                                                                                             Weighted
                                                                                              Average
                                                                                             Exercise
                                               Shares      Shares              Shares          Price
                                             ---------    --------           ---------        -------
Options Outstanding, beginning of year               -     248,917             804,187        $  7.98
Options Granted
  Exercise Price = Fair Market Value           248,917     555,270              59,000        $ 11.89
  Exercise Price < Fair Market Value                 -           -             195,226        $  6.82
Options exercised                                    -           -               5,000        $  6.21
Options canceled                                     -           -              25,000        $ 10.50
                                             ---------    --------           ---------        -------
Options outstanding, end of year               248,917     804,187           1,028,413        $  7.93
                                             ---------    --------           ---------        -------

Option price range at end of year              $  6.21     $ 4.16 - 13.83    $ 4.16 - 16.25
Option price range for exercised shares        $     -           -           $    6.21

Options available for grant at end of year   1,051,083     495,813             371,587
Weighted-average fair value of options,
  granted during the year                                                    $   13.10


The following table summarizes information about fixed-price stock options outstanding at December 31, 1996.


                 Options Outstanding                        Options Exercisable
-------------------------------------------------------   ------------------------
                                 Weighted-
                                  Average     Weighted-                  Weighted-
                      Number     Remaining     Average      Number        Average
    Range of       Outstanding  Contractual   Exercise    Exercisable    Exercise
Exercise Prices    at 12/31/96     Life         Price     at 12/31/96      Price
---------------    -----------  -----------   --------    -----------    ---------
$ 4.16 - $ 6.21      421,145       7.9        $ 5.6545      271,793      $ 5.3492

$ 6.63 - $ 7.59      310,840       9.2        $ 7.0985      195,226      $ 6.8200

$10.24 - $13.83      264,428       8.4        $11.6020       17,440      $10.7221

$15.25 - $16.25       32,000       7.6        $15.5937            0      $ 0.0000
                   ---------       ---        --------      -------      --------
                   1,028,413       8.4        $ 7.9295      484,459      $ 6.1353
                   =========       ===        ========      =======      ========

(13)    Commitments and Contingencies

     The Company leases, from third parties, channel rights licensed by the FCC. Under FCC policy, the base term of these leases cannot exceed the term of the underlying FCC license. FCC licenses for wireless cable channels generally must be renewed every five to ten years, and there is no automatic renewal of such licenses. The use of such channels by third parties is subject to regulation by the FCC and, therefore, the Company's ability to enjoy the benefit of these leases is dependent upon the third party lessor's continuing compliance with applicable regulations. The remaining terms of the Company's leases range from approximately five to twenty years. Most of the Company's leases provide for rights of first refusal for their renewal. The termination of or failure to renew a channel lease or termination of the channel license would result in the Company being unable to deliver television programming on such channel. Although the Company does not believe that the termination of or failure to renew a single channel lease, other than that with EdNet, could adversely affect the Company, several of such terminations or failures in one or more markets that the Company actively serves could have a material adverse effect on the Company. Channel rights lease agreements generally require payments based on the greater of specified minimums or amounts based upon various factors, such as subscriber levels or subscriber revenues.

     The Company is a party to a renewable long-term agreement with the Mississippi EdNet Institute, Inc. ("EdNet"), a non-profit, quasi-governmental body which manages the licenses designated to various state educational entities. The agreement gives the Company exclusive rights to utilize excess air time (that portion of a channel's airtime available for commercial broadcasting according to FCC regulations) on the 20 ITFS channels in Mississippi. The terms of the channel leases are 10 years, commencing in 1992. The contract provides for the monthly payment of $0.05 per subscriber per channel or, beginning one year after operating the first market, a minimum of $7,500 per month. Expense for 1996 related to this agreement was $79,336. The agreement also required TruVision to make advances to EdNet during the first 24 months of operations in the amount of $6,000 per month. These advances are being recovered as a credit against license fees owed to EdNet. The commercial use of these channels represents the majority of the Company's channels in Mississippi and the loss of, or inability to renew the EdNet Agreement would have a material adverse effect on the Company's operation.

     The EdNet agreement requires the Company to install, operate, and maintain a system sufficient to serve 95% of the population of the licensed geographic area of Mississippi by July 1, 1998. The agreement also requires the Company to provide installations and equipment at no charge to EdNet at 1,100 sights EdNet may designate and to install and equip an electronic classroom in each of its Mississippi markets at a minimum cost of $20,000 per classroom.

     The Company capitalizes the cost incurred to comply with the facility installation and interconnection requirements of the EdNet Agreement and depreciates such cost over the estimated life of the related equipment.

     Payments under the channel rights lease agreements generally begin upon the completion of construction of the transmission equipment and facilities and approval for operation pursuant to the rules and regulations of the FCC. However, for certain leases, the Company is obligated to begin payments upon grant of the channel rights. Channel rights lease expense was $179,172, $380,346, and $1,454,898 for the years ended December 31, 1994, 1995, and 1996, respectively.

     The Company also has certain operating leases for office space, equipment and transmission tower space. Rent expense incurred in connection with other operating leases was $79,791, $183,003, and $1,805,083 for the years ended December 31, 1994, 1995, and 1996, respectively.

     Future minimum lease payments due under channel rights leases and other noncancelable operating leases at December 31, 1996 are as follows:

                                         Channel       Other
        Year ending                      rights      operating
        December 31,                     leases        leases
        ------------                 ------------   ------------
          1997...................... $  1,588,462   $  1,432,564
          1998......................    1,688,164      1,361,857
          1999......................    1,703,548      1,310,972
          2000......................    1,737,460      1,244,260
          2001......................    1,745,272        967,600
          Thereafter................    1,810,871        802,202
                                     ------------   ------------
                                     $ 10,273,777   $  7,119,455
                                     ============   ============


     The Company has entered into various service agreements to obtain programming for delivery to customers of the Company. Such agreements require a per subscriber fee to be paid by the Company on a monthly basis. These agreements range in life from two to ten years.

      The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

(14) Concentrations of Credit Risk

     Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash, temporary cash investments, and accounts receivable. The Company places its cash and temporary cash investments with high credit quality financial services companies. Collectibility of subscriber accounts receivable is impacted by economic trends in each of the Company's markets. Such receivables are typically collected within thirty days, and the Company has provided an allowance which it believes is adequate to absorb losses from uncollectible accounts.

(15) Supplemental Cash Flow Information

     Cash interest payments made in 1994, 1995, and 1996 totaled $168,512, $351,178, and $19,404,454 respectively.

     The Company made no Federal or state income tax payments during the years ended December 31, 1994, 1995, and 1996.

     During 1995, the Company paid $288,104 in cash and issued 48,752 shares of its common stock in connection with the acquisition of channel rights in Tennessee. The cost of the channel rights and other intangible assets acquired was $800,000 based on the initial public offering price per share of $10.50.

     During 1995, the Company completed a public offering of the 1995 Senior Notes which had an underwriters fee treated as a non-cash transaction in the accompanying cash flow statement of $5,250,000.

     During 1996, the Company paid $1.8 million in cash, issued 3,442,945 shares of common stock and issued options valued at $1,401,723 in connection with the TruVision acquisition. The cost of the acquisition including property and equipment and license rights acquired was $51,402,953 based on the then market price of the Company's stock of $14.

     In December 1996, the Company entered into a lease transaction for computer equipment accounted for as a capital lease. The value assigned to the equipment and the related capital lease obligation was $924,782.


     During 1996, the Company financed $22,257,207 of the bid price in the BTA auction with the FCC representing 80% of the Company's bid in those markets. In addition, the Company recorded other long term debts of $1,959,252 and related license investment related to BTA's in which the company was the successful bidder but has not been granted the licenses as of December 31, 1996 (see note 8).

     During 1996, the Company acquired all of the outstanding common stock of Shoals Wireless, Inc., whose principal asset is a wireless cable system in Lawrenceburg, Tennessee, for $1,068,000 in cash and a note payable for $118,000.

     During 1996, the Company completed a public offering of the 1996 Senior Discount Notes which had an underwriters fee treated as a non-cash transaction in the accompanying cash flow statement of $4,374,986.

(16) Disclosures About Fair Value Of Financial Instruments

     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1996. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties.
                                                    At December 31, 1996
                                                    --------------------
                                                  Carrying      Estimated
                                                   Amount       Fair Value
                                              --------------  --------------
         Marketable investment securities     $   37,034,745  $   37,002,142
         Long-term debt                          303,078,604     288,818,456


     The estimated  fair  value amounts have been determined by the Company
     using   available  market   information   and   appropriate   valuation
     methodologies as follows:

        * The carrying amounts of cash and cash equivalents, subscriber receivable, accrued interest and other receivables, accounts payable and accrued expenses approximate fair value because of the short term nature of these items.

        * The fair values of the Company's marketable investment securities are based on quoted market prices.

        * The fair value of long-term debt is based upon market quotes obtained from dealers where available and by discounting future cash flows at rates currently available to the Company for similar instruments when quoted market rates are not available.

     Fair value estimates are subject to inherent limitations. Estimates of fair value are made at a specific point in time, based on relevant market information and information about the financial instrument. The estimated fair values of financial instruments presented above are not necessarily indicative of amounts the Company might realize in actual market transactions. Estimates of fair value are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of TruVision Wireless, Inc.:

  We have audited the accompanying balance sheets of TruVision Wireless, Inc. (a Delaware corporation formerly named TruVision Cable, Inc.) as of December 31, 1994 and 1995, and the related statements of operations, changes in stockholders' equity and cash flows for the period from inception (August 25, 1994) through December 31, 1994 and for the year ended December 31, 1995. We have also audited the statements of operations, partners' capital and cash flows of Mississippi Wireless TV L. P. (the predecessor entity to TruVision Wireless, Inc.) for the period from inception (November 2, 1993) to December 31, 1993 and the period from January 1, 1994 through August 24, 1994. TruVision Wireless, Inc. and Mississippi Wireless TV L. P. are hereinafter together referred to as "the Company." These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TruVision Wireless, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the period from inception (August 25, 1994) through December 31, 1994 and for the year ended December 31, 1995, and the results of operations and cash flows of Mississippi Wireless TV L. P. for the period from inception (November 2, 1993) through December 31, 1993 and the period from January 1, 1994 through August 24, 1994, all in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Jackson, Mississippi,
March 26, 1996 (except with respect to
      the matter discussed in Note 11,
      as to which the date is April 25,
      1996).


                            TRUVISION WIRELESS, INC.

                                 BALANCE SHEETS
              (Data with respect to June 30, 1996 are unaudited)

                                                                   December 31,         June 30,
                                                             ------------------------
                                                                1994         1995         1996
                                                             ----------- ------------ ------------
                           ASSETS                                                     (unaudited)
Current assets:
  Cash and cash equivalents................................. $2,712,851      $88,882    $ 193,100
  Short-term investments....................................     75,000       36,300       48,500
  Accounts receivable (less allowance for doubtful accounts
    of $34,000, $150,426 and $217,211, respectively)........     41,178      283,656      398,472
  Other current assets......................................     11,005      108,376      310,026
                                                             ----------- ------------ ------------
    Total current assets....................................  2,840,034      517,214      950,098
                                                             ----------- ------------ ------------
Property, plant and equipment:
  Transmission equipment....................................  1,197,425    3,029,214    4,487,166
  Subscriber premises equipment and installation costs......  1,841,868    6,866,806   10,603,107
  Office furniture and equipment............................    263,743      437,169    1,007,267
  Vehicles..................................................    223,996      215,344      223,346
  Buildings and improvements................................    204,340      326,090      378,837
                                                             ----------- ------------ ------------
                                                              3,731,372   10,874,623   16,699,723
  Less: accumulated depreciation............................   (217,676)  (1,375,402)  (2,475,099)
                                                             ----------- ------------ ------------
                                                              3,513,696    9,499,221   14,224,624
  Uninstalled subscriber premises equipment.................  1,006,854      546,316    1,709,244
                                                             ----------- ------------ ------------
                                                              4,520,550   10,045,537   15,933,868
                                                             ----------- ------------ ------------
License costs, net-Notes 2 and 3............................    157,480      179,592    8,803,889
Organizational costs, net...................................    374,654      285,318      178,443
Deferred costs, net and other assets-Note 7.................     90,341    1,849,556    4,791,659
                                                             ----------- ------------ ------------
    Total assets............................................ $7,983,059  $12,877,217  $30,657,957
                                                             =========== ============ ============
            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Trade accounts payable....................................   $813,471     $713,218   $4,791,081
  Accrued expenses..........................................     77,671       43,000    1,785,109
  Short-term debt...........................................         -     4,531,464   22,485,810
                                                             ----------- ------------ ------------
    Total current liabilities...............................    891,142    5,287,682   29,062,000
                                                             ----------- ------------ ------------
Commitments and contingencies
Stockholders' equity-Notes 5 and 6:*
  Series A, Convertible Preferred Stock, $.01 par value;
    800,000 authorized, issued and outstanding;
    (liquidation preference of $8,000,000)..................      8,000        8,000        8,000
  Series B, Convertible Preferred Stock, $.01 par value;
    300,000 authorized, issued and outstanding in 1995
    and 1996 (liquidation preference of $3,000,000).........         -         3,000        3,000
  Common Stock, $.01 par value; 6,000,000 shares authorized,
    2,400,000 shares issued and outstanding.................     24,000       24,000       24,000
  Additional paid-in capital................................  7,701,679   10,698,679   10,698,679
  Accumulated deficit.......................................   (641,762)  (3,144,144)  (9,137,722)
                                                             ----------- ------------ ------------
    Total stockholders' equity..............................  7,091,917    7,589,535    1,595,957
                                                             ----------- ------------ ------------
    Total liabilities and stockholders' equity.............. $7,983,059  $12,877,217  $30,657,957
                                                             =========== ============ ============

------
*  Restated to reflect the 2-for-1 common stock split. See Note 2.

   The accompanying notes are an integral part of these financial statements.

                            TRUVISION WIRELESS, INC.

                       STATEMENTS OF OPERATIONS (NOTE 1)
          (Data with respect to June 30, 1995 and 1996 are unaudited)

                              Mississippi Wireless TV L.P.                          TruVision Wireless, Inc.
                         --------------------------------------- --------------------------------------------------------------
                               Period from
                                Inception
                            (November 2, 1993)  January 1, 1994 to August 25, 1994 to    Year Ended         Six Months Ended
                           to December 31, 1993  August 24, 1994   December 31, 1994  December 31, 1995         June 30,
                          -------------------- ------------------ ------------------ ----------------- ------------------------
                                                                                                         1995         1996
                                                                                                      ----------- -------------
                                                                                                            (unaudited)
Revenues:
  Service revenues......  $               -    $         16,233   $        264,491   $     2,595,514   $ 915,833   $ 2,513,555
  Installation
    revenues............                  -              57,137            166,043           486,100     216,606       293,701
                         -------------------- ------------------ ------------------ ----------------- ----------- -------------
    Total revenues......                  -              73,370            430,534         3,081,614   1,132,439     2,807,256
                         -------------------- ------------------ ------------------ ----------------- ----------- -------------
Expenses:
  System operating
    expenses............             116,733            278,000            425,603         2,103,053     781,121     2,015,657
  Selling, general
    and administrative
    expenses............             111,186            668,009            534,431         2,086,200     547,266     2,102,118
  Depreciation and
    amortization........                  -              82,196            167,990         1,266,301     439,355     1,439,974
                         -------------------- ------------------ ------------------ ----------------- ----------- -------------
    Total operating
      expenses..........             227,919          1,028,205          1,128,024         5,455,554   1,767,742     5,557,749
                         -------------------- ------------------ ------------------ ----------------- ----------- -------------
Loss from operations....            (227,919)          (954,835)          (697,490)       (2,373,940)   (635,303)   (2,750,493)
Interest income.........                  -               6,632             55,728            15,063      14,621            -
Interest expense........                  -                  -                  -           (143,505)     (8,939)     (728,085)
Costs of aborted offering                 -                  -                  -                 -           -     (2,515,000)
                         -------------------- ------------------ ------------------ ----------------- ----------- -------------
Net loss................            (227,919)          (948,203)          (641,762)       (2,502,382)   (629,621)   (5,993,578)
Preferred dividend
  requirement...........                  -                  -            (227,000)         (687,000)   (320,000)     (440,000)
                         -------------------- ------------------ ------------------ ----------------- ----------- -------------
Net loss attributable to
  common stockholders...           $(227,919)         $(948,203)         $(868,762)      $(3,189,382)  $(949,621)  $(6,433,578)
                         ==================== ================== ================== ================= =========== =============
Loss per common
  share*................                 N/A                N/A             $(0.36)           $(1.33)     $(0.40)       $(2.68)
                         ==================== ================== ================== ================= =========== =============
Weighted average
  shares outstanding*...                 N/A                N/A          2,400,000         2,400,000   2,400,000     2,400,000
                         ==================== ================== ================== ================= =========== =============

------
* Restated to reflect the 2-for-1 common stock split. See Note 2.


   The accompanying notes are an integral part of these financial statements.

                          MISSISSIPPI WIRELESS TV L.P.

                    STATEMENTS OF PARTNERS' CAPITAL (NOTE 1)
For the Period from Inception (November 2, 1993) through December 31, 1993 and the Period from January 1, 1994 through August 24, 1994

                                                              Total
                                     General     Limited    Partners'
                                     Partner     Partner     Capital
                                   ----------- ----------- -----------
Initial investment................  $       -   $1,081,000  $1,081,000
Net loss..........................     (2,279)   (225,640)   (227,919)
                                   ----------- ----------- -----------
Balance, December 31, 1993........     (2,279)    855,360     853,081
Net loss..........................   (170,677)   (777,526)   (948,203)
Partners' contributions...........    229,162     361,000     590,162
                                   ----------- ----------- -----------
Balance, August 24, 1994..........  $  56,206   $ 438,834   $ 495,040
                                   =========== =========== ===========


   The accompanying notes are an integral part of these financial statements.

                            TRUVISION WIRELESS, INC.
             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (NOTE 1)
              (Data with respect to June 30, 1996 are unaudited)


                                        Series A        Series B
                                       Convertible     Convertible
                                     Preferred Stock Preferred Stock    Common Stock*    Additional
                                     --------------- --------------- ------------------   Paid-in    Accumulated
                                      Shares  Amount  Shares  Amount   Shares    Amount   Capital*     Deficit
                                     -------- ------ -------- ------ ---------- -------  ----------  -----------
Exchange of the net assets of
  Mississippi Wireless TV L.P.
  for common stock of the
  Company.........................         -   $  -        -   $  -   2,400,000 $24,000   $  471,040    $      -
Sale of preferred stock, net of
  issuance costs of $761,361 .....    800,000  8,000       -      -          -       -     7,230,639           -
Net loss for the period from
  inception through December 31,
  1994............................         -      -        -      -          -       -           -      (641,762)
                                     -------- ------ -------- ------ ---------- ------- -----------  ------------
*Balance, December 31, 1994.......    800,000  8,000       -      -   2,400,000  24,000   7,701,679     (641,762)
Net loss..........................         -      -        -      -          -       -           -    (2,502,382)
Sale of preferred stock...........         -      -   300,000  3,000         -       -    2,997,000           -
                                     -------- ------ -------- ------ ---------- ------- -----------  ------------
Balance, December 31, 1995........    800,000  8,000  300,000  3,000  2,400,000  24,000  10,698,679   (3,144,144)
Net loss..........................         -      -        -      -          -       -           -    (5,993,578)
                                     -------- ------ -------- ------ ---------- ------- -----------  ------------
Balance, June 30, 1996............    800,000 $8,000  300,000 $3,000  2,400,000 $24,000 $10,698,679  $(9,137,722)
                                     ======== ====== ======== ====== ========== ======= ===========  ============

------
* Restated to reflect the 2-for-1 common stock split. See Note 2.


   The accompanying notes are an integral part of these financial statements.


                            TRUVISION WIRELESS, INC.

                       STATEMENTS OF CASH FLOWS (NOTE 1)
          (Data with respect to June 30, 1995 and 1996 are unaudited)

                                    Mississippi Wireless TV L.P.                    TruVision Wireless, Inc.
                                 ----------------------------------- -------------------------------------------------------------
                                   Period from
                                    inception                                                               Six Months Ended
                                 (November 2, 1993)  January 1, 1994  August 25, 1994                            June 30,
                                      through              to               to            Year Ended
                                 December 31, 1993   August 24, 1994 December 31, 1994 December 31, 1995     1995         1996
                                 ------------------  --------------- ----------------- ----------------- ------------ ------------
                                                                                                                (unaudited)
Cash flows from operating activities:
  Net loss......................  $       (227,919)  $    (948,203)  $     (641,762)   $    (2,502,382)  $ (629,621)  $(5,993,578)
  Adjustments to reconcile net
    loss to net cash provided by
    operating activities:
    Depreciation and
      amortization..............                -           82,196           167,990         1,266,301      439,355     1,439,974
    Provision for losses on
      accounts receivable.......                -               -             34,000           126,370       22,722        22,038
    Changes in operating assets
      and liabilities:
      Decrease (increase) in
        accounts receivable.....                -         (105,395)          (23,783)         (368,848)     (88,384)     (136,854)
      Decrease (increase) in other
        current assets..........                -          (76,969)           63,014           (97,371)    (118,923)     (201,650)
      Increase (decrease) in
        accounts payable........            17,785         431,319           364,367          (100,254)     170,938     4,077,863
      Increase (decrease) in
        accrued liabilities.....                -               -             77,671           (34,671)     (59,747)    1,742,109
                                 ------------------ --------------- ----------------- ----------------- ------------ -------------
Cash provided by (used in)
  operating activities: ........          (210,134)       (617,052)           41,497        (1,710,855)    (263,660)      949,902
                                 ------------------ --------------- ----------------- ----------------- ------------ -------------

Cash flows from investing activities:
  Capital expenditures..........          (177,000)     (2,555,318)       (1,896,615)       (6,682,712)  (3,391,291)   (6,988,028)
  Payments for license and
    organizational costs........                -         (541,823)         (165,505)               -            -     (8,352,000)
  Increase in deferred costs and
    other assets................                -               -                 -         (1,250,566)    (342,370)   (1,947,802)
  Deposits for acquisitions.....                -               -                 -           (100,000)          -     (1,500,000)
  Deposit for FCC auction.......                -               -                 -           (450,000)          -             -
  Proceeds from short-term
    investments.................                -               -                 -             38,700       38,700            -
  Purchase of short-term
    investments.................                -               -            (75,000)               -            -        (12,200)
                                 ------------------ --------------- ----------------- ----------------- ------------ -------------
Net cash used in investing
  activities....................          (177,000)     (3,097,141)       (2,137,120)       (8,444,578)  (3,694,961)  (18,800,030)
                                 ------------------ --------------- ----------------- ----------------- ------------ -------------

Cash flows from financing activities:
  Proceeds from issuance of
    preferred stock.............                -               -          8,000,000         3,000,000           -             -
  Preferred stock issuance
    costs.......................                -               -           (761,361)               -            -             -
  Principal payments on notes
    payable.....................                -               -         (3,308,000)               -            -             -
  Proceeds from issuance of
    short-term debt.............                -        3,308,000                -          4,531,464    1,396,302    17,954,346
  Proceeds from partners'
    contributions...............         1,081,000         590,162                -                 -            -             -
                                 ------------------ --------------- ----------------- ----------------- ------------ ------------
Net cash provided by financing
  activities....................         1,081,000       3,898,162         3,930,639         7,531,464    1,396,302    17,954,346
                                 ------------------ --------------- ----------------- ----------------- ------------ -------------
Net increase (decrease) in
  cash and cash equivalents.....           693,866         183,969         1,835,016        (2,623,969)  (2,562,319)      104,218
Cash and cash equivalents at
  beginning of period...........                -          693,866           877,835         2,712,851    2,712,851        88,882
                                 ------------------ --------------- ----------------- ----------------- ------------ -------------
Cash and cash equivalents
  at end of period..............  $        693,866   $     877,835   $     2,712,851   $        88,882    $ 150,532   $   193,100
                                 ================== =============== ================= ================= ============ =============


   The accompanying notes are an integral part of these financial statements.

                            TRUVISION WIRELESS, INC.

                         NOTES TO FINANCIAL STATEMENTS
         (Data with respect to June 30, 1996 and 1995 are unaudited)

NOTE 1: THE COMPANY

History and Organization

  TruVision Cable, Inc. ("TruVision" or the "Company"), a Delaware corporation, was incorporated in April 1994, and began business activities on August 25, 1994. The Company's name was changed to TruVision Wireless, Inc. on February 6, 1996. The Company is engaged in building, managing and owning wireless cable systems which retransmit television and programming received at a head-end via encryptic microwave signals from multichannel broadcast towers to subscribers within an approximate 40 mile radius of each tower. The Company has exclusive lease rights to substantially all of the ITFS wireless cable channels in the State of Mississippi licensed by the Federal Communications Commission ("FCC").

  Mississippi Wireless TV L. P. ("MWTV"), a Mississippi limited partnership, was formed on November 2, 1993. For the period from inception through August 24, 1994, MWTV's business activities consisted primarily of development and initial operational activities related to certain of its wireless cable rights which had been assigned to it by an affiliate.

  TruVision began business activities upon the contribution of all of the net assets of MWTV in exchange for 1,200,000 shares (2,400,000 after the 2-for-1 common stock split-see Note 2) of common stock in the Company. At the same time, an unrelated party, Chase Venture Capital Associates ("CVCA") (formerly Chemical Venture Capital Associates), a California limited partnership, contributed $8,000,000 cash in exchange for 800,000 shares of Series A Convertible Preferred Stock. This transfer of the net assets of MWTV to TruVision has been accounted for as a transfer of net assets between related parties, and accordingly, the Company has recorded the net assets received in the exchange at MWTV's historical carrying values.

  The Company is developing its Mississippi wireless cable operations in two phases. Phase I will consist of five markets which cover West, Central and South Mississippi. In May 1994, the Company placed its first market in operation in the Jackson, Mississippi area. In July 1995, the Company placed its second market in operation in the Delta area. A third market, serving portions of the Gulf Coast, is expected to begin operations in the first quarter of 1996. Construction plans call for the development of the additional markets within the Phase I area.

  Plans for the development of Phase II, which consists of four markets primarily in North Mississippi, have not been finalized. Pursuant to a stockholders' agreement between CVCA and MWTV, the Company has the option to complete development of Phase II within a five-year period. Under the terms of the option, each of the parties to the agreement will contribute their respective portions of the development costs in cash. In the event the Company participates in an initial public offering or sale prior to commencing development of each cell of Phase II, Vision Communications, Inc. ("VCI"), an entity owned primarily by the general partner of MWTV, will be eligible to receive a payment (the "Phase II Payment") for its contribution of frequency rights equal to $1,125,000 per market (total of $4.5 million), payable in cash or in shares of Common Stock of the Company based on the fair value of such shares at the time of the Phase II Payment. See Note 10.

Risks and Other Factors

  The Company has recorded net losses in each period of its operations. At December 31, 1995, the Company's accumulated deficit was approximately $3,144,000 ($9,137,722 at June 30, 1996). Losses incurred since inception are attributable primarily to start-up costs, marketing and sales costs and depreciation of assets used in the Company's wireless cable systems in various markets. The Company expects to continue to experience net losses while it develops and expands its wireless cable systems, although mature individual systems of the Company may reach profitability sooner than the Company on a consolidated basis. In the opinion of management, the Company will ultimately achieve positive cash flow and net income sufficient to realize its investment in its assets; however, there can be no assurance that the Company will generate sufficient operating revenues to achieve positive cash flow or net income.

  The growth of the Company's business requires substantial investment on a continuing basis to finance capital expenditures and related expenses for expansion of the Company's customer base and system development. Management expects that the Company will require significant additional financings, through debt or equity financings, joint ventures or other arrangements, to achieve its targeted subscriber levels in its current business plans in its operating systems and target markets and to cover ongoing operating losses. Additional debt or equity also may be required to finance future acquisitions of wireless cable companies, wireless cable systems or channel rights. While management believes the Company will be able to obtain additional debt or equity capital on satisfactory terms to meet its future financing needs, there can be no assurance that either additional debt or equity capital will be available.

  The Company is dependent on leases with unaffiliated third parties for substantially all of its wireless cable channel rights. ITFS licenses generally are granted for a term of 10 years and are subject to renewal by the FCC. MDS licenses generally will expire on May 1, 2001 unless renewed. FCC licenses also specify construction deadlines which, if not met by the Company or extended by the FCC, could result in the loss of the license. There can be no assurance that the FCC will grant any particular extension request or license renewal request. The remaining initial terms of most of the Company's ITFS channel leases are approximately five to 10 years. The Company's MDS leases generally are for substantially longer terms and the Company has acquired options to purchase a majority of the underlying MDS licenses. The use of wireless cable channels by the license holders is subject to regulation by the FCC and the Company is dependent upon the continuing compliance by channel license holders with applicable regulations. The termination or non-renewal of a channel lease or of a channel license, or the failure to grant an application for an extension of the time to construct an authorized station, would result in the Company being unable to deliver programming on the channels authorized pursuant thereto. Although the Company does not believe that the termination of or failures to renew a single channel lease other than that with EdNet would materially adversely affect the Company, several of such terminations or failure to renew in one or more markets that the Company actively serves or intends to serve could have a material adverse effect on the Company. In addition, the termination, forfeiture, revocation or failure to renew or extend an authorization or license held by the Company's lessors could have a material adverse effect on the Company.

  The Company contracts for the commercial use of 20 ITFS channels in various markets throughout the state of Mississippi with EdNet. The commercial use of these channels represents the majority of the Company's channels in Mississippi and the loss of, or inability to renew, the EdNet Agreement would have a material adverse effect on the Company's operations. See Note 3.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

  Revenues from monthly service charges are recognized as the service is provided to the customer. Customers are billed in the month services are rendered. Installation fees are recognized as income to the extent the Company has incurred direct selling costs.

Allowance for Doubtful Accounts

  The Company recognizes an allowance for doubtful accounts to the extent it believes receivables are not collectible. The provision for doubtful accounts was approximately $34,000 and $126,000 for 1994 and 1995, respectively. No writeoffs were made in 1994. Writeoffs of accounts receivable were approximately $45,000 in 1995.

Cash and Cash Equivalents


  The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents.

Short-term Investments

  Short-term investments represent certificates of deposit of approximately $75,000 in 1994, $36,000 in 1995 and $49,000 in 1996 restricted for use under a programming contract.

System Operating Expenses

  System operating expenses consist principally of programming fees, license fees, tower rental, maintenance, engineering and other costs incidental to providing service to customers. Administrative and marketing expenses incurred by systems during their launch period are expensed as incurred.

System Launch Costs

  The costs incurred to prepare a market for launch (marketing, pre-opening administration, training, etc.) are expensed in the period incurred.

Property, Plant and Equipment

  Property, plant and equipment are stated at cost. Depreciation is recorded on the straight-line basis for financial reporting purposes. Costs incurred for repair and maintenance of property, plant and equipment are charged to expense when incurred. Costs incurred for renewals and improvements are capitalized. Costs of subscriber equipment, including installation labor and other direct installation costs, are capitalized. Subscriber premises equipment and installation costs are depreciated using a composite method over five years which factors in the Company's estimates of useful lives of recoverable equipment and average subscriber lives of nonrecoverable installation costs. Materials and supplies used to provide service to customers are included in office furniture and equipment and are valued at the lower of cost or market.

  Depreciation is recorded over the estimated useful lives as follows:

       Transmission equipment................................. 5-10 years
       Subscriber premises equipment and installation costs...    5 years
       Office furniture and equipment.........................   10 years
       Vehicles...............................................    5 years
       Buildings and improvements.............................   31 years

License and Organizational Costs

  License costs include the costs of acquiring the rights to use certain FCC frequencies to broadcast programming to the Company's customers. These costs, net of amortization of $6,000 and $25,000 at December 31, 1994, and 1995, respectively, and $250,000 at June 30, 1996, are being amortized over a ten-year period beginning with inception of service in a market. The Company from time to time reevaluates the carrying amounts of the licenses based on estimated undiscounted future cash flows as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying amounts or a revised estimate of the useful life.

  Organizational costs include legal fees and other professional fees and expenses incident to organizing the Company. These costs, net of amortization of $28,000 and $118,000 at December 31, 1994 and 1995, respectively, and $225,000 at June 30, 1996, are being amortized over a five-year period.

Income Taxes

  Income taxes are provided using an asset and liability approach. The current provision for income taxes represents actual or estimated amounts payable or refundable on tax returns filed or to be filed for each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of (a) temporary differences between the tax basis of assets and liabilities and amounts reported in balance sheets, and (b) operating loss and tax credit carry forwards. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of enactment. The measurement of deferred tax assets may be reduced by a valuation allowance based on judgmental assessment of available evidence if deemed more likely than not that some or all of the deferred tax assets will not be realized.

  The following summarizes the Company's deferred tax assets and liabilities as of December 31, 1994 and 1995:

                                               December 31,
                                           ---------------------
                                             1994        1995
                                           --------   ----------
Deferred tax assets:
  Net operating loss carryforwards........ $287,820   $1,827,540
  Allowance for bad debt..................   13,260       62,400
                                           --------   ----------
     Total tax assets.....................  301,080    1,889,940
     Valuation allowance..................  249,990    1,224,210
                                           --------   ----------
                                             51,090      665,730
                                           --------   ----------
Deferred tax liabilities:
  Depreciation............................   25,350      540,150
  Deferred cost...........................   25,740      125,580
                                           --------   ----------
      Total deferred tax liabilities......   51,090      665,730
                                           --------   ----------
Net deferred tax asset.................... $     -    $       -
                                           ========   ==========

  The Company recognizes a deferred tax asset to the extent such amounts offset deferred tax liabilities. The $974,000 change in the valuation allowance from December 31, 1994 to December 31, 1995 is due primarily to the increase in the net operating loss carryforwards, which gives rise to deferred tax assets, over the increase in the temporary differences related to depreciation, which gives rise to deferred tax liabilities.

  The Company has net operating loss carryforwards for Federal income tax purposes of approximately $4,686,000 as of December 31, 1995. The carryforwards expire in years 2009 and 2010.

Stock Split

  On March 26, 1996, the Board of Directors authorized a 2-for-1 stock split in the form of a 100% stock dividend which will be distributed on April 15, 1996 to shareholders of record on March 15, 1996. Unless otherwise indicated, all per share data, number of common shares and the statements of stockholders' equity have been retroactively adjusted to reflect this stock split.

Net Loss Per Common Share

  Net loss per common share is based on the net loss attributable to the weighted average number of common shares outstanding during the period presented (2,400,000 as of December 31, 1994 and 1995 and June 30, 1995 and 1996.) Conversion of the Series A and B Convertible Preferred Stock into Common Stock is not assumed because the impact is antidilutive. Shares issuable upon exercise of stock options are antidilutive and have been excluded from the calculation. For all periods presented, fully diluted loss per common share and primary loss per common share are the same.

Statement of Cash Flows

  In 1994, the Company issued 2,400,000 shares of Class B Common Stock to MWTV in exchange for assets with a carrying amount of $4,252,144 and liabilities of $3,757,104. This exchange has been treated as a non-cash transaction except for the cash balances of $877,835 acquired from MWTV. No interest or income taxes were paid in 1994. Interest of $137,385 was paid during the year ended December 31, 1995 of which approximately $65,000 was capitalized. For the six months ended June 30, 1996 interest of $152,832 was paid. No interest was paid for the six months ended June 30, 1995 and no interest was capitalized for the six month periods ended June 30, 1995 and 1996. No income taxes were paid for any period presented.

Disclosure about the Fair Value of Financial Instruments

  The fair value of the Company's financial instruments (which consist of cash, accounts receivable and payable, and short-term debt) approximate their carrying amounts.

Recently Issued Accounting Standards

  In 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. The Statement does not apply to deferred acquisition costs or deferred tax assets. The Company plans to adopt this statement effective January 1, 1996; however, management believes that its adoption will not have a material effect on the Company's financial statements.

  In October 1995, the FASB issued SFAS No. 123, Accounting for Stock Based Compensation, which generally requires disclosure of additional information concerning stock based employee compensation arrangements. The Company plans to adopt SFAS No. 123 effective January 1, 1996.

Unaudited Interim Financial Statements

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Rule 10.01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that will be expected for the year ending December 31, 1996.

NOTE 3: LICENSE CONTRACTS

  In August 1993, VCI signed a renewable long-term agreement with the Mississippi EdNet Institute, Inc. ("EdNet"), a non-profit, quasi-governmental body which manages the licenses designated to various state educational entities. Subsequently, VCI assigned its rights under the EdNet agreement to the Company. See Note 1. This lease gives the Company exclusive rights to utilize excess air time (that portion of a channel's airtime available for commercial broadcasting according to FCC regulations) on the 20 ITFS channels in Mississippi. The terms of the channel leases are 10 years, commencing in 1992. The contract provides for the monthly payment of $0.05 per subscriber per channel or, beginning one year after operating the first market, a minimum of $7,500 per month. Expense for 1994 and 1995 related to this agreement was $9,300 and $69,000, respectively.

  The contract also requires TruVision to make advances to EdNet during the first 24 months of operations in the amount of $6,000 per month. These advances are being recovered as a credit against license fees owed to EdNet.

  The agreement with EdNet contains the following major provisions and requirements to be met by TruVision:

  * The system is to ultimately cover at least 95% of the population of the licensed Mississippi geographic coverage area (including the areas designated as Phase II by the Company).

  * The system must be interconnected by a two-way audio/video link between TruVision/EdNet transmission sites and Mississippi Authority for Educational Television headquarters in Jackson, Mississippi. The cost of this interconnection must be borne by TruVision within certain limits.

  * TruVision will provide standard installations at locations as EdNet may designate.

  * TruVision will install and equip an electronic classroom in each of its Mississippi Markets.

  * TruVision will complete the network by July 1, 1998.

  The Company capitalizes the cost incurred to comply with the facility installation and interconnection requirements of the EdNet Agreement and depreciates such cost over the estimated life of the related equipment.

NOTE 4: SHORT-TERM DEBT


  Short-term debt consists of the following:

                                                   December 31,
                                                 ---------------  June 30,
                                                 1994    1995       1996
                                                 ---- ----------  ---------
Borrowings under $6,000,000 revolving
  line of credit with a bank, due June 30,
  1996, with interest due monthly at 1%
  above the bank's prime rate (9.50% at
  December 31, 1995)........................... $ -   $4,531,464  $4,026,795
Borrowings under the Interim Credit
  Facility with CVCA, due on demand after
  June 30, 1996, with interest of 10% due
  at maturity. See Note 10.....................   -           -   12,000,000
Borrowings under interim credit facility
  with Wireless One, Inc. See Note 11..........   -           -    5,722,482
Other..........................................   -           -      736,533


  The borrowings under the revolving line of credit are secured by substantially all of the assets of the Company, including licenses, accounts receivable, inventory, property and equipment, and contract rights. Additionally, the borrowings are guaranteed by the Company's president and a stockholder. The Company may prepay its obligations without penalty at any time.

NOTE 5: STOCK OPTION PLANS AND EMPLOYMENT CONTRACTS

  The Company has established a stock option plan for executives and other key employees. The plan provides for a maximum of 250,000 shares of Common Stock to be reserved for such options. Terms and conditions of the Company's options generally are at the discretion of the board of directors; however, no options are exercisable after June 8, 2004.

  In August 1994, the Company granted options totaling 191,490 shares to two key employees at an exercise price of $5.00 per share. In June 1995 and August 1995, options to purchase shares of 30,000 and 20,000, respectively, were granted to two additional key employees at a price of $5.00 per share. The options granted in 1995 vest over a five-year period. As of December 31, 1995, options for 140,426 shares are exercisable. No compensation expense has been recorded on these options granted since the option price was equal to the estimated fair market value of the option shares on the date the options were granted.

NOTE 6: PREFERRED AND COMMON STOCK RIGHTS

  In October 1995, the Company issued 300,000 shares of Series B Convertible Preferred Stock for gross proceeds of $3,000,000. Pursuant to a prior commitment, CVCA acquired 270,000 shares and 30,000 shares were issued to a common stockholder. MWTV has pledged its shares of the Company's Common Stock to CVCA.

  Series A and Series B Convertible Preferred Stock is senior to all other shares of stock. Convertible Preferred Stock dividend rights are cumulative at 8% per annum based on a stated value of $10 per share. As of December 31, 1994 and 1995, the aggregate amount of Convertible Preferred Stock dividends in arrears was approximately $227,000 and $914,000, respectively ($547,000 and $1,354,000, respectively, at June 30, 1995 and 1996). No preferred dividends have been declared. See Note 11.

  In the event of any liquidation, holders of Series A and Series B Convertible Preferred Stock would first be entitled to receive the greater of (i) the total $11,000,000 liquidation preference ($8,000,000 for Series A and $3,000,000 for Series B) plus all accrued but unpaid dividends, or (ii) the amount that would have been paid, or the value of property that would have been distributed if, prior to liquidation, the shares had been converted to Common Stock plus all accrued but unpaid dividends.

  Each share of Convertible Preferred Stock carries voting rights as if converted into shares of Common Stock and, at the option of the holder, is convertible at any point in time into one fully paid, nonassessable share (two shares after the 2-for-1 common stock split-see Note 2) of Common Stock plus cash equal to accrued but unpaid dividends. If the conversion is not made pursuant to an initial public offering, TruVision may, at its option, issue a promissory note in lieu of paying the dividends.

  The holders of Convertible Preferred Stock are also entitled to elect two of the five member Board of Directors of the Company. Pursuant to the terms of a stockholder's agreement certain restrictions have been placed on the stockholders' ability to vote on specified matters.

  In October 1995, the corporate charter was amended to combine Class A and Class B Common Stock into a single class of $0.01 par value, Common Stock.

  Holders of Common Stock are not eligible to receive dividends as long as any shares of Convertible Preferred Stock are outstanding.

  In the event of liquidation, after distribution in full of preferential amounts to be distributed to holders of Convertible Preferred Stock, the holders of Common Stock would receive distributions in proportion to the number of shares held.

NOTE 7: DEFERRED COSTS AND OTHER ASSETS

                                                 December 31,
                                              ------------------
                                                                  June 30,
                                                1994     1995       1996
                                              ------- ---------- ----------
Deferred costs and other assets
  consist of:
  Deferred merger, financing and
    acquisition costs -Note 11............... $    -  $1,027,216 $2,464,637
  Advances to EdNet-Note 3...................  84,000    132,000    102,924
  Deposits for future acquisitions
    -Note 10.................................      -     100,000    142,153
  FCC auction deposit........................      -     450,000  1,450,000
  Other......................................   6,341    140,340    631,945
                                              ------- ---------- ----------
                                              $90,341 $1,849,556 $4,791,659
                                              ======= ========== ==========

  Deferred acquisition costs consist primarily of professional fees, engineering costs, travel costs and other related costs associated with the acquisition of channel rights, licenses and related cable systems which are currently subject to letters of intent or definitive agreements (see Note 10). Such costs will be amortized over periods ranging from five to 10 years, beginning when each acquisition is consummated, or, if the acquisition is not consummated, written off. At June 30, 1996 deferred merger and financing costs relate to a proposed public offering of common stock and Senior Discount Notes and the pending merger with Wireless One, Inc. See Note 11.

NOTE 8: COMMITMENTS AND CONTINGENCIES

  The Company leases office space, antenna space and certain channel broadcast rights under noncancelable operating leases with remaining terms ranging from four to eight and one-half years. The following is a schedule by years of future minimum rentals due under the leases at December 31, 1995:

         1996............................... $369,920
         1997...............................  397,744
         1998...............................  309,657
         1999...............................  190,228
         2000...............................  132,502
         Thereafter.........................  225,711

  Rent under these leases was $55,004 for the period August 25, 1994 to December 31, 1994 and $254,512 for the year ended December 31, 1995.

  The Company is participating in an auction conducted by the FCC for rights to obtain use of available MDS commercial channels in certain basic trading areas. The Company's outstanding bids for these rights aggregate approximately $16 million. If the Company is the highest bidder in any, or all, of the areas, the Company will be required to pay up to $14 million (net of a small business bidding credit), a portion of which will be financed by the U.S. government.

  The Company is involved in certain legal proceedings generally incidental to its business. While the results of any litigation contain an element of uncertainty, management believes that the outcome of any known or threatened legal proceeding will not have a material effect on the Company's financial position or results of operations.

NOTE 9: CONCENTRATIONS OF CREDIT RISK

  Financial instruments which potentially expose the Company to concentrations of credit risk, consist primarily of cash and accounts receivable. The Company has not experienced any losses on its deposits. Subscriber accounts receivable collectibility is impacted by economic trends in each of the Company's markets. Such receivables are typically collected within 30 days, and the Company has provided an allowance which it believes is adequate to absorb losses from uncollectible accounts.

NOTE 10: BUSINESS COMBINATIONS AND PROPOSED FINANCING TRANSACTIONS

  In February 1996, TruVision acquired all the outstanding common stock of BarTel, Inc., a company holding wireless cable license rights in the Demopolis and Tuscaloosa, Alabama Markets for cash of approximately $1.7 million and, if certain conditions are met, notes payable of $652,000. Accordingly, BarTel, Inc.'s financial position at June 30, 1996 and the results of its operations for the period from the date of the consummation of the acquisition to June 30, 1996, are reflected in the Company's results for the six months ended June 30, 1996. Additionally, TruVision has entered into a definitive agreement to purchase substantially all of the assets of Madison Communications, Inc. and Beasley Communications, Inc. ("Madison"), a wired and wireless cable provider located near Huntsville, Alabama, for approximately $6.0 million.

  In March 1996, the Company entered into a letter of intent to acquire substantially all of the assets of Shoals Wireless, Inc., a wireless cable provider located in Lawrenceburg, Tennessee, for $1,180,000 in cash.

  TruVision has also entered into agreements to purchase licenses, channel rights and equipment in several other markets for cash of approximately $11.9 million. None of these markets is currently operating and no significant liabilities are expected to be assumed in connection with these asset acquisitions.

  The Company expects to finance the acquisitions described above with the short-term line of credit discussed in Note 4 and with an Interim Facility of up to $12.0 million provided by CVCA in the form of a 10% note payable (due on demand after June 30, 1996). See Notes 4 and 11.

NOTE 11: SUBSEQUENT EVENTS

  On April 25, 1996, the Company entered into an agreement and plan of merger (the "Agreement") with Wireless One, Inc. ("Wireless One"), in which Wireless One will exchange approximately 3.4 million shares of its common stock for all of the Company's outstanding shares in a transaction valued at $45 million. The transaction is expected to close by late July 1996. In connection with the consummation of the Agreement it is expected that all of the Shares of Series A and B Convertible Preferred Stock will be converted into shares of Common Stock and all accrued and unpaid preferred dividends ($1,354,000 at June 30, 1996) will be paid.

  On May 6, 1996, Wireless One issued the Company two short-term lines of credit, a $1.5 million line of credit which is to be used to fund working capital purposes and pay off the borrowings under the bank revolving line of credit ("Working Capital Line of Credit") and a $9 million line of credit to be used to fund acquisition needs ("Acquisition Line of Credit"), together the "Lines of Credit". The Acquisition Line of Credit will increase to $15 million upon repayment of the Working Capital Line of Credit. The Lines of Credit are secured by substantially all of the assets of the Company and accrue interest at Wireless One's borrowing rate of 13%. Principal and interest are due on the tenth business day following the earliest of (1) the date of the consummation of the Agreement, (2) December 31, 1996, or (3) the date the Agreement is rescinded.

  Prior to the Agreement, the Company was pursuing a public offering of Common Stock and Senior Discount Notes (the "Offerings"). Concurrent with the Agreement, the Company withdrew the Offerings. Certain costs related to the Offerings and the Agreement of approximately $474,000 were deferred at June 30, 1996. Costs related to the Offerings which did not relate to the Agreement or a related public offering of Wireless One were written off.


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Madison Communications, Inc. and
Beasley Communications, Inc.:

  We have audited the accompanying combined balance sheets of Madison Communications, Inc. and Beasley Communications, Inc. (Alabama corporations) as of December 31, 1994 and 1995 and the related combined statements of operations and accumulated deficit and cash flows for the years ended December 31, 1993, 1994 and 1995. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Madison Communications, Inc. and Beasley Communications, Inc. as of December 31, 1994 and 1995 and the combined results of their operations and their combined cash flows for the years ended December 31, 1993, 1994 and 1995, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Jackson, Mississippi,
January 19, 1996 (except with respect
   to the matter discussed in note 6,
   as to which the date is February 6,
   1996).


         MADISON COMMUNICATIONS, INC. AND BEASLEY COMMUNICATIONS, INC.

                      COMBINED BALANCE SHEETS (Note 1)
              (Data with respect to June 30, 1996 are unaudited)


                                                     December 31,           June 30,
                                              --------------------------- -------------
                                                  1994          1995          1996
                                              ------------- ------------- -------------
                                                                           (unaudited)
                    ASSETS
Current assets:
Cash.........................................  $     5,705   $    39,711   $   100,644
Accounts receivable (less allowance for
  doubtful accounts of $16,302, $13,888 and
  $19,673, respectively).....................        1,068         3,513            -
Other current assets.........................        7,804        13,401           287
                                              ------------- ------------- -------------
Total current assets.........................       14,577        56,625       100,931
                                              ------------- ------------- -------------
Property, plant and equipment:
  Cable system-wireless......................    2,337,362     2,462,318     2,500,569
  Cable system-wired.........................    1,042,923     1,062,824     1,065,641
  Machinery and equipment....................      155,753       130,494       130,494
  Buildings, leasehold improvements, office
    furniture and equipment..................       34,605        40,071        40,071
  Land.......................................       50,000        50,000        50,000
                                              ------------- ------------- -------------
                                                 3,620,643     3,745,707     3,786,775
  Less: accumulated depreciation.............   (1,944,781)   (2,499,752)   (2,753,203)
                                              ------------- ------------- -------------
                                                 1,675,862     1,245,955     1,033,572
Uninstalled subscriber premises equipment....       18,195        10,431        12,538
                                              ------------- ------------- -------------
                                                 1,694,057     1,256,386     1,046,110
                                              ------------- ------------- -------------
License costs, net-(note 2)..................       73,333        66,666        63,332
Other assets.................................        1,835         1,835         1,835
                                              ------------- ------------- -------------
    Total assets.............................  $ 1,783,802   $ 1,381,512   $ 1,212,208
                                              ============= ============= =============

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...........................  $    84,042   $    64,874   $    60,613
  Accrued expenses, primarily programming
    costs....................................      275,294       319,424       332,977
  Deferred income............................       28,055        20,576        17,560
  Borrowings under line of credit (note 3)...      275,000       125,000        75,000
                                              ------------- ------------- -------------
    Total current liabilities................      662,391       529,874       486,150
                                              ------------- ------------- -------------
Commitments and contingencies (note 4)

Stockholders' equity
  Common Stock; $1 par value; 1,000 shares
    authorized issued and outstanding........        1,000         1,000         1,000
  Additional paid-in capital.................    2,475,192     2,475,192     2,475,192
  Accumulated deficit........................   (1,354,781)   (1,624,554)   (1,750,134)
                                              ------------- ------------- -------------
    Total stockholders' equity...............    1,121,411       851,638       726,058
                                              ------------- ------------- -------------
    Total liabilities and stockholders'
      equity.................................  $ 1,783,802   $ 1,381,512   $ 1,212,208
                                              ============= ============= =============

   The accompanying notes are an integral part of these financial statements.


         MADISON COMMUNICATIONS, INC. AND BEASLEY COMMUNICATIONS, INC.

           COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT (Data with respect to June 30, 1995 and 1996 are unaudited)

                                                                                          Six Months Ended
                                                    Year Ended December 31,                    June 30,
                                           ----------------------------------------- ---------------------------
                                               1993          1994          1995          1995          1996
                                           ------------- ------------- ------------- ------------- -------------
                                                                                             (unaudited)
Revenues:
  Service revenues........................  $ 1,426,971   $ 1,493,337   $ 1,543,470   $   777,592   $   782,283
  Installation revenues...................       68,026        63,400        38,677            -             -
                                           ------------- ------------- ------------- ------------- -------------
    Total revenues........................    1,494,997     1,556,737     1,582,147       777,592       782,283
                                           ------------- ------------- ------------- ------------- -------------
Expenses:
  System operating expenses...............      727,124       814,715       888,707       311,901       301,840
  General and administrative
    expenses..............................      386,911       402,897       404,804       305,642       374,095
  Depreciation and amortization...........      578,739       626,531       577,240       296,193       256,784
                                           ------------- ------------- ------------- ------------- -------------
    Total operating expenses..............    1,692,774     1,844,143     1,870,751       913,736       932,719
                                           ------------- ------------- ------------- ------------- -------------
Loss from operations......................     (197,777)     (287,406)     (288,604)     (136,144)     (150,436)
Other income (expense):
  Other income............................       40,793        43,180        43,414        19,430        30,060
  Gain (loss) on sale of assets...........      103,583            -         (7,143)           -             -
  Interest (expense)......................      (55,465)      (31,090)      (17,440)      (10,619)       (5,204)
                                           ------------- ------------- ------------- ------------- -------------
Net loss..................................     (108,866)     (275,316)     (269,773)     (127,333)     (125,580)
Accumulated deficit-beginning of period...     (970,599)   (1,079,465)   (1,354,781)   (1,354,781)   (1,624,554)
                                           ------------- ------------- ------------- ------------- -------------
Accumulated deficit-end of period.........  $(1,079,465)  $(1,354,781)  $(1,624,554)  $(1,482,114)  $(1,750,134)
                                           ============= ============= ============= ============= =============

   The accompanying notes are an integral part of these financial statements.

         MADISON COMMUNICATIONS, INC. AND BEASLEY COMMUNICATIONS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
          (Data with respect to June 30, 1995 and 1996 are unaudited)

                                                                                                      Six Months
                                                                Year Ended December 31,             Ended June 30,
                                                          -----------------------------------   ----------------------
                                                             1993        1994        1995          1995        1996
                                                          ----------- ----------- -----------   ----------  ----------
                                                                                                     (unaudited)
Cash flows provided by operating activities:
  Net loss...............................................  $(108,866)  $(275,316)  $(269,773)    $(127,333)  $(125,580)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Depreciation and amortization........................    578,739     626,531     577,240       296,193     256,784
    (Gain) loss on sale of assets........................   (103,583)         -        7,143            -           -
    Provision for losses on accounts receivable..........     22,500      18,000      15,505         9,000       9,000
    (Increase) in other assets...........................       (125)        (65)         -             -           -
    Changes in operating assets and liabilities:
      (Increase) decrease in accounts receivable.........    (17,720)    (10,184)    (17,950)       (7,931)     (5,487)
      (Increase) decrease in other current assets........     (8,110)     16,418      (5,597)        7,804      13,115
      Increase (decrease) in accounts payable............      3,170      39,575     (19,168)         (378)     (4,261)
      Increase in accrued expenses.......................    127,134      91,610      44,130        53,191      13,553
      Increase (decrease) in deferred income.............         65       5,165      (7,479)       (3,225)     (3,016)
                                                          ----------- ----------- -----------    ----------  ----------
Cash flows provided by operating activities..............    493,204     511,734     324,051       227,321     154,108
                                                          ----------- ----------- -----------    ----------  ----------
Cash flows used in investing activities:
  Capital expenditures...................................   (329,640)   (220,778)   (143,545)      (88,554)    (43,175)
  Proceeds from sale of assets...........................    180,000          -        3,500            -           -
                                                          ----------- ----------- -----------    ----------  ----------
Net cash used in investing activities....................   (149,640)   (220,778)   (140,045)      (88,554)    (43,175)
                                                          ----------- ----------- -----------    ----------  ----------
Cash flows used in financing activities:
  Payment on bank overdraft..............................    (21,815)         -           -             -           -
  Payments on line of credit.............................   (300,000)   (307,000)   (150,000)     (100,000)    (50,000)
                                                          ----------- ----------- -----------    ----------  ----------
Net cash used by financing activities....................   (321,815)   (307,000)   (150,000)     (100,000)    (50,000)
                                                          ----------- ----------- -----------    ----------  ----------
Net increase (decrease) in cash and cash equivalents.....     21,749     (16,044)     34,006        38,767      60,933
Cash and cash equivalents at beginning of period.........         -       21,749       5,705         5,705      39,711
                                                          ----------- ----------- -----------    ----------  ----------
Cash and cash equivalents at end of period...............  $  21,749   $   5,705   $  39,711      $ 44,472    $100,644
                                                          =========== =========== ===========    ==========  ==========

   The accompanying notes are an integral part of these financial statements.

         MADISON COMMUNICATIONS, INC. AND BEASLEY COMMUNICATIONS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

(1) The Companies

(a) History and Organization

  Madison Communications, Inc. ("Madison"), an Alabama corporation, was formed and began operations on July 26, 1989. Beasley Communications, Inc. ("Beasley"), an Alabama corporation, was formed on June 16, 1994. The shareholders of Madison and Beasley are the same and the business operations are generally conducted as if Madison and Beasley were a single entity. Accordingly, the financial statements of Madison and Beasley are presented on a combined basis. Madison and Beasley are hereafter referred to as "the Company."

  The Company is engaged in building, managing and owning wired and wireless cable systems. Wired cable systems retransmit television signals to subscribers over coaxial cable networks from a head-end facility where the signals are received and processed. Wireless cable systems retransmit television programming received at the head-end via encrypted microwave signals from multi-channel broadcast towers to subscribers within an approximate 40 mile radius of each tower. The Company has licenses for contractual control over 27 wireless cable channels in Madison and Limestone Counties of North Alabama licensed by the Federal Communications Commission ("FCC").

(b) FCC Licenses

  The Company is dependent on leases with unaffiliated third parties for substantially all of its wireless cable channel rights. ITFS licenses generally are granted for a term of 10 years and are subject to renewal by the FCC. MDS licenses generally will expire on May 1, 2001 unless renewed. FCC licenses also specify construction deadlines which, if not met by the Company or extended by the FCC, could result in the loss of the license. There can be no assurance that the FCC will grant any particular extension request or license renewal request. The use of wireless cable channels by the license holders is subject to regulation by the FCC and the Company is dependent upon the continuing compliance by channel license holders with applicable regulations. The termination or non-renewal of a channel lease or of a channel license, or the failure to grant an application for an extension of the time to construct an authorized station, would result in the Company being unable to deliver programming on the channels authorized pursuant thereto. Although the Company does not believe that the termination of or failure to renew a single channel lease would materially adversely affect the Company, several of such terminations or failures to renew in one or more Markets that the Company actively serves or intends to serve could have a material adverse effect on the Company. In addition, the termination, forfeiture, revocation or failure to renew or extend an authorization or license held by the Company's lessors could have a material adverse effect on the Company.

(2) Summary of Significant Accounting Policies

(a) Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b) Property, Plant and Equipment

  Property, plant and equipment are stated at cost. Depreciation is recorded on the straight-line basis for financial reporting purposes. Costs incurred for repair and maintenance of property, plant and equipment are charged to expense when incurred. Costs incurred for renewals and improvements are capitalized. The costs of subscriber equipment, including installation labor and other direct installation costs, is capitalized. Subscriber premises equipment and installation costs are depreciated using a composite method over five years which factors in the Company's estimates of useful lives of recoverable equipment and average subscriber lives of nonrecoverable installation costs.

  Depreciation is recorded over the estimated useful lives as follows:

         Cable systems-wireless......................... 3-10 years
         Cable systems-wired............................ 5-10 years
         Machinery and equipment........................ 5-10 years
         Office furniture and equipment.................    7 years
         Buildings and improvements.....................   31 years

(c) License Costs

  License costs include the costs of acquiring the rights to use certain FCC frequencies to broadcast programming to the Company's customers. These costs, net of amortization of $20,001, $26,668 and $33,334 at December 31, 1993, 1994
and 1995 and $36,668 at June 30, 1996, are being amortized over a 15 year period beginning with inception of service in a market. The Company from time to time reevaluates the carrying value of the licenses based on estimated undiscounted cash flows as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying amounts or a revised estimate of the useful life. In 1993, broadcast licenses to certain Markets outside of the Company's area of interests were sold to a third party, resulting in a gain of approximately $100,000.

(d) Revenue Recognition

  Revenues from monthly service charges are recognized as the service is provided to the customer. Customers are billed in the month services are rendered.

Operating Expenses

  Operating expenses consist principally of programming fees, license fees, tower rental, maintenance, engineering and other costs incident to providing service to customers.

(e) Income Taxes

  Effective March 15, 1990, the Company elected to be taxed as an S Corporation under provisions of the Internal Revenue Code. As a result, the Company does not pay federal corporate income taxes or Alabama corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes and Alabama income taxes on the Company's taxable income. No distributions of earnings to stockholders have been made or are planned to be made for payment of income taxes as the Company had a loss for income tax purposes in 1995.

(f) Statement of Cash Flows

  The Company considers all highly liquid investments with remaining maturities of 90 days or less to be cash equivalents. The Company paid interest of $55,465, $31,090 and $17,440, for the years ended December 31, 1993, 1994 and
1995, respectively and $5,953 for the six months ended June 30, 1996. No interest was paid in the three months ended March 31, 1995. No income taxes were paid in any of the periods presented.

(g) Disclosures about the Fair Value of Financial Instruments

  The fair values of the Company's financial instruments (which consist of cash, accounts receivable, accounts payable and borrowings under the line of credit) approximate their carrying value.

(h) Recently Issued Accounting Standards

  In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. The Statement does not apply to deferred acquisition costs, or deferred tax assets. The Company has adopted this statement effective January 1, 1995, and its adoption did not have a material effect on the Company's financial statements.

(i) Unaudited Interim Financial Statements

  The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that will be expected for the year ending December 31, 1996.

(3) Line of Credit Agreement

  On April 8, 1992 the Company obtained a $1,000,000 revolving credit facility (the "Revolver") for working capital and other general corporate purposes. Borrowings under the Revolver bear interest at the prime rate plus 1.0% (9.5% at December 31, 1995). Interest is payable quarterly and the Revolver is renewable on an annual basis. Substantially all of the assets of the Company are pledged as collateral under the Revolver and the stock of the Company is pledged as collateral under the guarantee of the Revolver. Total borrowings outstanding under the Revolver were $125,000 at December 31, 1995.

(4) Commitments and Contingencies

  The Company leases office space, antenna space and certain equipment under noncancelable operating leases with remaining terms ranging from one to five years. The following is a schedule by years of future minimum rentals due under the leases at December 31, 1995:

         1996..................................... $26,407
         1997.....................................  10,560
         1998.....................................   6,600
         1999.....................................   2,640
         2000.....................................   1,540

  Rent expense for the years ended December 31, 1993, 1994 and 1995 was approximately $13,200, $24,800 and $37,200, respectively.

  In addition to the noncancelable leases above, the Company has entered into agreements with certain area schools and colleges to use the ITFS licenses awarded them. These contracts give the Company exclusive rights to utilize 16 channels awarded as educational frequencies to broadcast commercial programming. The Company is obligated to reserve a certain number of hours per week for broadcasting of educational programming for these institutions and to provide the equipment necessary in the institutions to receive the Company's transmission. The Company fulfills its educational programming obligation through assignment of four channels for full-time educational programming. The contracts provide monthly payments of $0.05 to $0.10 per subscriber per channel. License expense for the years ended December 31, 1993, 1994 and 1995 was $44,300, $46,900 and $54,300, respectively.

  The Company is involved in certain legal proceedings generally incidental to its business. While the results of any litigation contain an element of uncertainty, management believes that the outcome of any known or threatened legal proceeding will not have a material effect on the Company's financial position or results of operations.

(5): Concentrations of Credit Risk

  Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company has not experienced any losses on its deposits. Subscriber accounts receivable collectibility is impacted by economic trends in each of the Company's Markets. Such receivables are typically collected within thirty days, and the Company has provided an allowance which it believes is adequate to absorb losses from uncollectible accounts.

(6): Sale of the Company

  On February 6, 1996, the Company signed a definitive agreement to sell substantially all of the assets of Madison and Beasley to TruVision Wireless, Inc., for $6.0 million in a combination of cash and notes receivable. The sale, which is contingent upon FCC approval, is expected to be consummated in the second quarter of 1996.


=================================      ==============================


No   dealer,  salesman  or  other      Prospectus
person  has  been  authorized  to
give  any information or make any
representation  not  contained in
this Prospectus and, if  given or
made,    such    information   or
representation must not be relied
upon as having been authorized by
the  Company.   This   Prospectus
does  not constitute an offer  to
buy any of the securities offered
hereby in any jurisdiction to any
person  to whom it is unlawful to
make   such    offer    in   such
jurisdiction.


---------------------------------
                                                  Wireless One, Inc.



                                          13 1/2 Senior Discount Notes due 2006
                                               and Warrants to Purchase
                                                     Common Stock

Table of Contents

Prospectus Summary.............
Risk Factors...................
Formation of the Company.......
Dividends and Price Range
  of Common Stock..............
Capitalization.................
Selected Financial
  Information..................
Management's Discussion
  and Analysis of Financial
  Condition and Results of
  Operations...................
Business.......................
Management.....................
Principal Stockholders.........
Certain Transactions...........
Description of the Notes.......
Description of the Warrants....
Description of Capital
  Stock........................
United States Federal
  Income Tax Matters...........                 April _____, 1997
Plan of Distribution...........
Legal Matters..................
Experts........................
Available Information..........
Index to Consolidated
  Financial Statements.........

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.    Other Expenses of Issuance and Distribution.

      The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee.

      SEC registration fee                                   $    60,345
      NASD filing fee                                             18,000
      Rating agency fee                                           20,000
      Blue sky fees and expenses                                  15,000
      Legal fees and expenses                                    350,000
      Accounting fees and expenses                               150,000
      Transfer fees                                               10,000
      Miscellaneous                                              776,655
                                                             -----------
           Total                                             $ 2,000,000
                                                             ===========

      The Registrant will bear all of the foregoing fees and expenses.

Item 15.    Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation-a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. Article IX of the Registrant's By-laws requires indemnification to the fullest extent permitted by Delaware law. In addition, the Registrant has entered into indemnity agreements with its directors, which obligate the Registrant to indemnify such directors to the fullest extent permitted by the DGCL. The Registrant also intends to obtain, prior to the effective date of this Registration Statement, officers' and directors' liability insurance which insures against liabilities that officers and directors of the Registrant may incur in such capacities.

      Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for improper payment of dividends or redemptions of shares or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article VI of the Registrant's Certificate of Incorporation includes such a provision.


Item 16.    Exhibits

Exhibit No.                            Description
    2.1           TruVision Merger Agreement among the Registrant,
                    TruVision and Wireless One MergerSub, Inc., dated April 25, 1996(1)
   3.1(i)         Amended and Restated Certificate of Incorporation of
                    the Registrant(2)
  3.1(ii)         Bylaws of the Registrant(2)
    4.1           Indenture between the Registrant and United States
                    Trust Company of New York, as Trustee, dated October 24, 1995(3)
    4.2           Escrow and Disbursement Agreement between the
                    Registrant and Bankers Trust Corporation, Escrow Agent, dated October 24, 1995(3)
    4.3           Supplemental Indenture between the Registrant and
                    United States Trust Company of New York, as trustee, dated July 26, 1996(4)
    4.4           Warrant Agreement between the Registrant and United
                    States Trust Company of New York, as Warrant Agent, dated October 24, 1995(3)
    4.5           Indenture between the Registrant and United States
                    Trust Company of New York as Trustee, dated August 12,
                    1996(4)
    4.6           Warrant Agreement between the Registrant and United
                    States Trust Company of New York, as Warrant Agent, dated August 12, 1996(4)
    5.1           Opinion of Kirkland & Ellis (including the consent of
                    such firm) as to the validity of the securities
                    being offered(1)
    8.1           Opinion of Kirkland & Ellis as to certain tax matters(1)
    10.1          1995 Long-Term Performance Incentive Plan of the
                    Registrant(3)
    10.2          1996 Director's Stock Option Plan of the Registrant(4)
    10.3          Warrant Agreement between the Registrant and GKM
                    (including form of warrant certificate) dated October 18, 1995(3)
    10.4          Amended and Restated Registration Rights Agreement
                    among the Registrant, Heartland and certain
                    stockholders dated July 29, 1996(4)
    10.5          Amended and Restated Stockholders Agreement among the
                    Registrant and certain stockholders dated July 29, 1996(4), as amended by Amendment dated September 17, 1996
    10.6          Standard forms of MDS License Agreement of the
                    Registrant(2)
    10.7          Standard forms of ITFS License Agreement of the
                    Registrant(2)
    10.8          Form of Employment Agreement between the Registrant
                    and certain executive officers(1)
                  Acquisition and Market Escrow Agreement among the
    10.9            parties to Exhibit 2.1 dated July 29, 1996(1)

    11.1          Statement regarding computation of per share earnings*
    12.1          Statement regarding computation of ratios of earnings
                    to fixed charges*
    23.1          Consent of Kirkland & Ellis (included in Exhibit
                    5.1)(1)
    23.2          Consent of KPMG Peat Marwick LLP*
    23.3          Consent of Arthur Anderson LLP*
    24.1          Powers of Attorney (Included on Signature Page)(4)
    24.2          Power of Attorney of Henry G. Schopfer, III*

__________________________________
      (1)   Previously filed.
      (2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (Registration Number 33-94942) as declared effective by the Commission on October 18, 1995.
      (3) Incorporated herein by reference from the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995.
      (4) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (Registration Number 333-12449) as declared effective by the Commission on October 18, 1996.
      (5) Incorporated by reference from the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration Number 333-12449) as declared effective by the Commission on October 21, 1991.
       *    Filed herewith.

Item 17.    Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                  Signatures

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baton Rouge, State of Louisiana on the 14th day of April, 1997.

                                          WIRELESS ONE, INC.

                                          By:     /s/ Henry M. Burkhalter
                                             -------------------------------
                                                    Henry M. Burkhalter
                                                President and Vice Chairman
                                                        of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-1 has been signed on the 14th day of April, 1997, by the following persons in the capacities indicated.

              Signature                                Title
                  *                    Chairman of the Board
----------------------------------
          Hans J. Sternberg

       /s/ Henry M. Burkhalter         President and Vice Chairman of the
----------------------------------      Board
        Henry M. Burkhalter

      /s/ Sean E. Reilly               Chief Executive Officer and Director
----------------------------------     (Principal Executive Officer)
            Sean E. Reilly

      /s/ Henry G. Schopfer, III       Executive Vice President and Chief
----------------------------------     Financial Officer (Principal
        Henry G. Schopfer, III         Financial Officer)

                  *                    Vice President and Controller
----------------------------------     (Princiapl Accounting Officer)
           Michael C. Ellis

                  *                    Director
----------------------------------
           William K. Luby

                  *                    Director
----------------------------------
          Arnold L. Chavkin

                  *                    Director
----------------------------------
           Daniel L. Shimer

                  *                    Director
----------------------------------
          J. R. Holland, Jr.

                  *                    Director
----------------------------------
       William J. Van Devender



*By:        /s/ Sean E. Reilly
    -----------------------------------
                Sean E. Reilly
          Agent and Attorney-in-Fact


                                                                SCHEDULE  II
                                Wireless One, Inc.
                      Valuation and Qualifying Accounts
                  Years Ended December 31, 1994, 1995 and 1996

                                   Balance at     Charged to
                                  Beginning of    Costs and                Balance at
       Description                   Period       Expenses    Deductions  end of period
--------------------------------  ------------  ------------  ----------  -------------
         1996
Deducted in balance sheet from
  subscriber receivables:
Allowance for doubtful accounts      73,641        371,349      152,371       292,619
                                  ---------     ----------    ---------   -----------

Deducted in balance sheet from
  leased license investment:
Amortization of leased license
  investment                        548,283      2,275,375            -     2,833,658
                                  ---------     ----------    ---------   -----------

Deducted in balance sheet from
  other assets: Amortization
  of debt issuance costs            163,926        904,304            -     1,068,230
                                  ---------     ----------    ---------   -----------

         1995
Deducted in balance sheet from
  subscriber receivables:
Allowance for doubtful accounts       4,000        196,281      126,640        73,641
                                  ---------     ----------    ---------   -----------

Deducted in balance sheet from
  leased license investment:
Amortization of leased license
  investment                        230,902        317,381            -       548,283
                                  ---------     ----------    ---------   -----------

Deducted in balance sheet from
  other assets: Amortization
  of debt issuance costs                  -        163,926            -       163,926
                                  ---------     ----------    ---------   -----------

         1994
Deducted in balance sheet from
  subscriber receivables:
Allowance for doubtful accounts           -         54,605       50,608         4,000
                                  ---------     ----------    ---------   -----------

Deducted in balance sheet from
  leased license investment:
Amortization of leased license
  investment                          4,116        226,786            -       230,902
                                  ---------     ----------    ---------   -----------

Deducted in balance sheet from
  other assets: Amortization
  of debt issuance costs                  -              -            -             -
                                  ---------     ----------    ---------   -----------



                                EXHIBIT INDEX


Exhibit No.                      Description                          Page

  2.1      TruVision Merger Agreement among the Registrant,
             TruVision and Wireless One MergerSub, Inc., dated
             April 25, 1996(1)
  3.1(i)   Amended and Restated Certificate of Incorporation
             of the Registrant(2)
  3.1(ii)  Bylaws of the Registrant(2)
  4.1      Indenture between the Registrant and United States
             Trust Company of New York, as Trustee, dated
             October 24, 1995(3)
  4.2      Escrow and Disbursement Agreement between the
             Registrant and Bankers Trust Corporation, Escrow Agent, dated October 24, 1995(3)
  4.3      Supplemental Indenture between the Registrant and
             United States Trust Company of New York, as trustee, dated July 26, 1996(4)
  4.4      Warrant Agreement between the Registrant and United
             States Trust Company of New York, as Warrant Agent, dated October 24, 1995(3)
  4.5      Indenture between the Registrant and United States
             Trust Company of New York as Trustee, dated August
             12, 1996(4)
  4.6      Warrant Agreement between the Registrant and United
             States Trust Company of New York, as Warrant Agent, dated August 12, 1996(4)
  5.1      Opinion of Kirkland & Ellis (including the consent of
             such firm) as to the validity of the securities being offered(1)
  8.1      Opinion of Kirkland & Ellis as to certain tax matters(1)
 10.1      1995 Long-Term Performance Incentive Plan of the
             Registrant(3)
 10.2      1996 Director's Stock Option Plan of the
             Registrant(4)
 10.3      Warrant Agreement between the Registrant and GKM
             (including form of warrant certificate) dated
             October 18, 1995(3)
 10.4      Amended and Restated Registration Rights Agreement
             among the Registrant, Heartland and certain stockholders dated July 29, 1996(4)
 10.5      Amended and Restated Stockholders Agreement among
             the Registrant and certain stockholders dated July
             29, 1996(4), as amended by Amendment dated
             September 17, 1996
 10.6      Standard forms of MDS License Agreement of the
             Registrant(2)
 10.7      Standard forms of ITFS License Agreement of the
             Registrant(2)
 10.8      Form of Employment Agreement between the Registrant
             and certain executive officers(1)
 10.9      Acquisition and Market Escrow Agreement among the
             parties to Exhibit 2.1 dated July 29, 1996(1)
 11.1      Statement regarding computation of per share
             earnings*
 12.1      Statement regarding computation of ratios of
             earnings to fixed charges*
 23.1      Consent of Kirkland & Ellis (included in Exhibit
             5.1)(1)
 23.2      Consent of KPMG Peat Marwick LLP*
 23.3      Consent of Arthur Andersen LLP*
 24.1      Powers of Attorney (Included on Signature Page)(4)
 24.2      Power of Attorney of Henry G. Schopfer, III*

______________________
      (1)   Previously filed.
      (2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (Registration Number 33-94942) as declared effective by the Commission on October 18, 1995.
      (3) Incorporated herein by reference from the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995.
      (4) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (Registration Number 333-12449) as declared effective by the Commission on October 18, 1996.
      (5) Incorporated by reference from the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration Number 333-12449) as declared effective by the Commission on October 21, 1991.
       *    Filed herewith.